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RBS Rogers Enhanced ETNs Holiday Schedule

BUILDING TOMORROW™

The amount payable at maturity or upon early repurchase or redemption by The Royal Bank of Scotland plc of any RBS Rogers Enhanced ETNs, will be equal to the daily redemption value of the ETNs with respect to the applicable valuation date. The table below lists days that are scheduled exchange holidays for the NYSE Arca and the Relevant Commodities Exchanges in 2012, and indicates which days would not be valuation dates and which days would be valuation dates with partially postponed valuation for futures contracts trading on exchanges that were not open for trading on those valuation dates. An updated list will be posted from time to time at www.rbs.com/etnus. Holidays were taken from publicly available information published by the exchanges, and should be checked for current information. For more information relating to the calculation of the daily redemption value and this chart, please see pages PS-65 through PS-70 of the pricing supplement for the ETNs.

Exchange Holidays

				Relevant Commodities Exchanges						
				Major Commodities Exchanges						
Holiday	Date (2012)	Result	NYSE Arca	U.S. CBOT, CME, COMEX, NYMEX, KCBT, MGEX, ICE US	LME	ICE EU	NYSE Liffe	TOCOM	BMD
New Year's Day	January 2	NV	X	X	X	X	X	X	X
Exchange Holiday	January 3	PP						X	
Coming of Age Day	January 9	PP						X	
Martin Luther King, Jr. Day	January 16	NV	X	X					
Chinese New Year	January 23	PP							X
Chinese New Year	January 24	PP							X
Federal Territory Day	February 1	PP							X
Birthday of Prophet Muhammad	February 5	PP							X
Thaipusam	February 7	PP							X
Presidents Day	February 20	NV	X	X					
Vernal Equinox	March 20	PP						X	
Good Friday	April 6	NV	X	X	X	X	X		
Easter Monday	April 9	NV			X		X		
Yang di-Pertuan Agong	April 11	PP							X
Japan Holiday	April 30	PP						X	
Workers' Day	May 1	NV							X
Constitution Memorial Day	May 3	PP						X	
Greenery Day	May 4	PP						X	
Children's Day-Wesak Day	May 5	PP							X

NV means not a Valuation Date

PP means Postponement – Valuation Date for which determination of closing price is postponed for one or more underlying futures contracts.

"**BMD**" means Bursa Malaysia Derivatives Berhad.
"**CBOT**" means the Board of Trade of the City of Chicago Inc.
"**CME**" means the Chicago Mercantile Exchange, Inc.
"**COMEX**" means the Commodity Exchange Inc., New York.
"**ICE EU**" means ICE Futures Europe.
"**ICE US**" means ICE Futures U.S., Inc.
"**KCBT**" means the Board of Trade of Kansas City, Missouri, Inc.
"**LME**" means The London Metal Exchange Limited.
"**MGEX**" means the Minneapolis Grain Exchange.
"**NYMEX**" means the New York Mercantile Exchange.
"**NYSE Liffe**" means the European derivatives market of NYSE Euronext.
"**TOCOM**" means the Tokyo Commodity Exchange.

IMPORTANT INFORMATION: The Royal Bank of Scotland plc (RBS plc) and The Royal Bank of Scotland Group plc (together, the RBS Entities) have filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC) for the offering of RBS ETNs to which this communication may relate. Before you invest in any RBS ETNs, you should read the relevant prospectus in such registration statement and other documents that have been filed with the SEC for more complete information about the RBS Entities and offerings. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, RBS plc, RBS Securities Inc. or any dealer participating in the relevant offering will arrange to send you the relevant prospectus and pricing supplements if you request by calling 1-855-RBS-ETPS (toll-free).

To find out more
Contact Pacer Financial
at **855-727-3877** or visit
www.rbs.com/etnUS

Exchange Holidays, Continued									
				Relevant Commodities Exchanges					
				Major Commodities Exchanges					
Holiday	Date (2012)	Result	NYSE Arca	U.S. CBOT, CME, COMEX, NYMEX, KCBT, MGEX, ICE US	LME	ICE EU	NYSE Liffe	TOCOM	BMD
Early May Bank Holiday	May 7	NV			X				
Memorial Day	May 28	NV	X	X					
King's Birthday	June 2	PP							X
Spring Bank Holiday	June 4	NV			X				
Queen's Diamond Jubilee	June 5	NV			X				
Independence Day	July 4	NV	X	X					
Ocean Day	July 16	PP						X	
Hari Raya Pusasa (Eid-ul-Fitri)	August 19	PP							X
Hari Raya Pusasa (Eid-ul-Fitri)	August 20	PP							X
Summer Bank Holiday	August 27	NV			X				
National Day	August 31	PP							X
Labor Day	September 3	NV	X	X					
Malaysia Day	September 16	PP							X
Respect for the Aged Day	September 17	PP						X	
Health and Sports Day	October 8	PP						X	
Hari Raya Haji (Eid-ul-Adha)	October 26	PP							X
Deepavali	November 13	PP							X
Awal Muharram (maal Hijrah)	November 15	PP							X
Thanksgiving Day	November 22	NV	X	X					
Labor Thanksgiving Day	November 23	PP						X	
Christmas Eve	December 24	PP						X	
Christmas Day	December 25	NV	X	X	X	X	X		X
Boxing Day	December 26	NV			X		X		
Exchange Holiday	December 31	PP						X	

News Release

RBS

RBS PLC LAUNCHES FIVE RBS ROGERS ENHANCED EXCHANGE TRADED NOTES

Stamford, CT, November 15, 2012

RBS Securities Inc. (RBSSI) today announced the launch of five exchange traded products in its growing suite of exchange traded notes (ETNs). The RBS Rogers Enhanced Commodity Exchange Traded Notes will be issued by The Royal Bank of Scotland plc (RBS plc) and will be listed on the NYSE Arca, Inc.

"We are pleased to announce the launch of the five RBS Rogers Enhanced ETNs which feature the combined experience of RBS and Wall Street investor Jim Rogers," said Thomas Haines, Head of North American Custom Indices and Listed Products. "We believe these new ETNs offer investors a unique opportunity to get exposure to the innovative RICI Enhanced℠ Indices."

The following are the new RBS Rogers ETNs and their exchange ticker symbols.

- RBS Rogers Enhanced Commodity ETN (RGRC)
- RBS Rogers Agriculture ETN (RGRA)
- RBS Rogers Enhanced Energy ETN (RGRE)
- RBS Rogers Enhanced Industrial Metals ETN (RGRI)
- RBS Rogers Enhanced Precious Metals ETN (RGRP)

The RBS Rogers ETNs track specific RICI Enhanced℠ Indices, each of which are rules-based commodity indices that provide exposure to certain commodities in the futures market. The RICI Enhanced℠ Indices, developed by RBS and Wall Street investor Jim Rogers in October 2007, attempt to track price changes for commodities in one or all of the following sectors, depending on the particular index being tracked: energy, industrial metals, precious metals and agriculture.

The RBS Rogers ETNs are designed for investors who seek exposure to indices that provide commodity exposure on the basis of expected economic global demand. The Indices provide exposure to futures contracts with varying maturities and seek to maximize returns when there are significant price differences between near-dated and future-dated

commodity contracts. A special rollover calendar is defined for each commodity to address certain conditions such as term structure, seasonality and liquidity.

Payment on the ETNs is linked to the performance of the applicable RICI Enhanced[SM] Index, less an investor fee that is deducted at an annualized rate of 0.95%. Investors have the right to require RBS plc to repurchase the ETNs on a daily basis, subject to a minimum repurchase requirement. RBS plc, at its sole discretion, may also redeem the ETNs at any time prior to maturity.

The final pricing supplement can be found on the SEC website at:

http://www.sec.gov/Archives/edgar/data/729153/000095010312005697/dp33796_424b5-rici.htm

-Ends-

Ed Canaday
Public Relations Manager
Telephone: + 1 203.897.1425
Mobile: + 1 203.595.1349
Email: ed.canaday@rbs.com

RBS Markets & International Banking (M&IB)

RBS Markets & International Banking (M&IB) is a leading banking partner to major corporations, financial institutions, government and public sector clients around the world. M&IB provides an extensive range of products and services in debt financing, global markets, risk management, investor products, financial advisory and transaction services. The division focuses on long-term client relationships and excellence in product execution underpinned by global insight, local knowledge and a prudent and sustainable banking model to meet the evolving market and regulatory backdrop. Committed to serving clients' needs internationally, M&IB has on-the-ground operations in 38 countries.

The Royal Bank of Scotland Group (RBS)

The RBS Group is a large international banking and financial services company. Headquartered in Edinburgh, the Group operates in the United Kingdom, Europe, the Middle East, the Americas and Asia, serving over 30 million customers worldwide. The Group provides a wide range of products and services to personal, commercial and large corporate and institutional customers through its two principal subsidiaries, The Royal Bank of Scotland and NatWest, as well as through a number of other well-known brands including Citizens, Charter One, Ulster Bank, Coutts, Direct Line.

RBS plc and The Royal Bank of Scotland Group plc (RBS Group) have filed a registration statement (including a prospectus) with the U.S. Securities and Exchange Commission (SEC) for the offering of RBS ETNs to which this communication relates. Before you invest in any RBS ETNs, you should read the prospectus in that registration statement and other documents that have been filed by RBS plc and RBS Group with the SEC for more complete information about RBS plc and RBS Group, and the offering. You may get these documents for free by visiting EDGAR on the SEC's web site at www.sec.gov. Alternatively, RBS plc, RBS Securities Inc. (RBSSI) or any dealer participating in the offering will arrange to send you the prospectus and the pricing supplement at no charge if you request it by calling 1-855-RBS-ETPS (toll-free).

The RBS ETNs are not sponsored, endorsed, sold or promoted by Beeland Interests Inc. ("Beeland Interests"), James B. Rogers, Jr. or Diapason Commodities Management SA ("Diapason"). Neither Beeland Interests, James B. Rogers, Jr. nor Diapason makes any representation or warranty, express or implied, nor accepts any responsibility, regarding the accuracy or completeness of this document, or the advisability of investing in securities or commodities generally, or in the RBS ETNs or in futures particularly. "Jim Rogers", "James Beeland Rogers, Jr.", "Rogers", "Rogers International Commodity Index", "RICI", "RICI Enhanced", and the names of all other RICI Enhanced[SM] Indices mentioned herein are trademarks, service marks and/or registered marks of Beeland Interests, Inc., which is owned and controlled by James Beeland Rogers, Jr., and are used subject to license. The personal names and likeness of Jim Rogers/James Beeland Rogers, Jr. are owned and licensed by James Beeland Rogers, Jr.

NEITHER BEELAND INTERESTS NOR DIAPASON, NOR ANY OF THEIR RESPECTIVE AFFILIATES OR AGENTS, GUARANTEES THE ACCURACY AND/OR THE COMPLETENESS OF THE ROGERS INTERNATIONAL COMMODITY

INDEX ("RICI"), THE RICI ENHANCED, ANY SUB-INDEX THEREOF, OR ANY DATA INCLUDED THEREIN. SUCH PERSON SHALL NOT HAVE ANY LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN AND MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY OWNERS OF THE RBS ETNS, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE RICI, THE RICI ENHANCED, ANY SUB-INDEX THEREOF, ANY DATA INCLUDED THEREIN OR THE RBS ETNS. NEITHER BEELAND INTERESTS NOR DIAPASON, NOR ANY OF THEIR RESPECTIVE AFFILIATESOR AGENTS, MAKES ANY EXPRESS OR IMPLIED WARRANTIES, AND EACH EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE RICI, THE RICI ENHANCED, ANY SUB INDEX THEREOF, OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL BEELAND INTERESTS, DIAPASON OR ANY OF THEIR RESPECTIVE AFFILIATES OR AGENTS HAVE ANY LIABILITY FOR ANY LOST PROFITS OR INDIRECT, PUNITIVE, SPECIAL, OR CONSEQUENTIAL DAMAGES OR LOSSES, EVEN IF NOTIFIED OF THE POSSIBILITY THEREOF.

NEITHER THE INDICATION THAT SECURITIES OR OTHER FINANCIAL PRODUCTS OFFERED HEREIN ARE BASED ON DATA PROVIDED BY ICE DATA LLP, NOR THE USE OF THE TRADEMARKS OF ICE DATA LLP IN CONNECTION WITH SECURITIES OR OTHER FINANCIAL PRODUCTS DERIVED FROM SUCH DATA IN ANY WAY SUGGESTS OR IMPLIES A REPRESENTATION OR OPINION BY ICE DATA OR ANY OF ITS AFFILIATES AS TO THE ATTRACTIVENESS OF INVESTMENT IN ANY SECURITIES OR OTHER FINANCIAL PRODUCTS BASED UPON OR DERIVED FROM SUCH DATA. ICE DATA IS NOT THE ISSUER OF ANY SUCH SECURITIES OR OTHER FINANCIAL PRODUCTS AND MAKES NO EXPRESS OR IMPLIED WARRANTIES WHATSOEVER, INCLUDING BUT NOT LIMITED TO, WARRANTIES OF MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE WITH RESPECT TO SUCH DATA INCLUDED OR REFLECTED THEREIN, NOR AS TO RESULTS TO BE OBTAINED BY ANY PERSON OR ANY ENTITY FROM THE USE OF THE DATA INCLUDED OR REFLECTED THEREIN.

The Indices are calculated by NYSE Arca, Inc. ("NYSE Arca"), a wholly-owned subsidiary of NYSE Euronext. The RBS ETNs, which are based on the Indices, are not issued, sponsored, endorsed, sold or promoted by NYSE Arca, and NYSE Arca makes no representation regarding the advisability of investing in such product.

NYSE ARCA MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND HEREBY EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO THE INDICES OR ANY DATA INCLUDED THEREIN. IN NO EVENT SHALL NYSE ARCA HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

News Release

RBS

RBS TRENDPILOT AND ALTERNATOR INDEX UPDATE

Stamford, CT, October 31, 2012

Due to the market disruptions resulting from Hurricane Sandy, RBS confirms the following regarding if and how index disruption events were applied to the RBS Trendpilot™ Indices and the RBS US Large Cap Alternator Index. RBS consulted with the respective index calculation agents prior to making these decisions.

RBS Oil Trendpilot™ Index

- On Friday October 26th, the RBS Oil Trendpilot™ Index (the "Index") had its 5th consecutive negative trend and as a result it was scheduled to switch from the RBS 12 Month Oil Total Return Index to the Cash Rate effective at the open of trading on the second immediate index business day following the 5th consecutive negative trend.
- Monday October 29th and Tuesday October 30th were DISRUPTED DAYS for the RBS Oil Trendpilot™ Index. On both days, the NYMEX trading floor was closed and NYSE Arca, Inc., the Index Calculation Agent, was unable to publish Index closing levels.
- Wednesday October 31st will be considered an Index business day in the absence of any additional index disruption events. As a result the RBS Oil Trendpilot™ Index will implement the switch from the RBS 12 Month Oil Total Return Index to the Cash Rate effective at the open of trading on Thursday November 1st in the absence of further index disruption events.

RBS Gold Trendpilot™ Index

- Monday October 29th and Tuesday October 30th were valid index business days for the RBS Gold Trendpilot™ Index. The LBMA PM Fixing did occur on Monday October 29th and again on Tuesday October 30th. On Monday October 29th, the CME Treasury Bill futures were open for trading from 8:20 am ET to 12pm ET which is over three hours. On Tuesday October 30th, the CME Treasury bill market was open for trading for its normal trading session.

RBS US Large Cap Trendpilot™ Index

RBS US Mid Cap Trendpilot™ Index

RBS NASDAQ-100® Trendpilot™ Index

RBS China Trendpilot™ Index

RBS US Large Cap Alternator Index

- Monday October 29th and Tuesday October 30th were index disruption days for these indices as US Equity markets were closed on Monday October 29th and Tuesday October 30th.

- Wednesday October 31st will be considered to be a valid index business day for these indices in the absence of any additional index disruption events.

-Ends-

Ed Canaday
Public Relations Manager
Telephone: + 1 203.897.1425
Mobile: + 1 203.595.1349
Email: ed.canaday@rbs.com

RBS Markets & International Banking (M&IB)

RBS Markets & International Banking (M&IB) is a leading banking partner to major corporations, financial institutions, government and public sector clients around the world. M&IB provides an extensive range of products and services in debt financing, global markets, risk management, investor products, financial advisory and transaction services. The division focuses on long-term client relationships and excellence in product execution underpinned by global insight, local knowledge and a prudent and sustainable banking model to meet the evolving market and regulatory backdrop. Committed to serving clients' needs internationally, M&IB has on-the-ground operations in 38 countries.

The Royal Bank of Scotland Group (RBS)

The RBS Group is a large international banking and financial services company. Headquartered in Edinburgh, the Group operates in the United Kingdom, Europe, the Middle East, the Americas and Asia, serving over 30 million customers worldwide. The Group provides a wide range of products and services to personal, commercial and large corporate and institutional customers through its two principal subsidiaries, The Royal Bank of Scotland and NatWest, as well as through a number of other well-known brands including Citizens, Charter One, Ulster Bank, Coutts, Direct Line.

The Royal Bank of Scotland plc, The Royal Bank of Scotland N.V., RBS Holdings N.V. and The Royal Bank of Scotland Group plc (collectively, the "RBS Entities") have fi led registration statements (including prospectuses) with the U.S. Securities and Exchange Commission (SEC) for the offering of RBS ETNs to which this communication relates. Before you invest in any RBS ETNs, you should read the prospectus in that registration statement and other documents that have been fi led by the RBS Entities with the SEC for more complete information about the RBS Entities, and the offering. You may get these documents for free by visiting EDGAR on the SEC's web site at www.sec.gov. Alternatively, the issuer, RBS Securities Inc. (RBSSI) or any dealer participating in the offering will arrange to send you the prospectus and the pricing supplement at no charge if you request it by calling 1-855-RBS-ETPS (toll-free).

RBS conducts its U.S. securities business through RBS Securities Inc., a U.S. registered broker-dealer, member of FINRA (http://www.finra.org) and SIPC (http://www.sipc.org), and an indirect wholly-owned subsidiary of The Royal Bank of Scotland plc. RBS is the marketing name for the securities business of RBS Securities Inc.

News Release

RBS

RBS PLC LAUNCHES THE RBS US LARGE CAP ALTERNATOR EXCHANGE TRADED NOTES™

Stamford, CT, September 6, 2012

RBS Securities Inc. (RBSSI) today announced the launch of the eighth exchange traded product in its growing suite of Exchange Traded Notes (ETNs). The RBS US Large Cap Alternator Exchange Traded Notes™ will be issued by The Royal Bank of Scotland plc (RBS) and will be listed on NYSE Arca, Inc. under the ticker "ALTL."

The RBS US Large Cap Alternator Exchange Traded Notes™ (NYSE Arca: ALTL) are designed for investors who seek exposure to the RBS US Large Cap Alternator Index™ (USD) (the "Index"), an index that utilizes a relative strength strategy to provide exposure to either the S&P 500® Total Return Index, the S&P 500® Low Volatility Total Return Index or the S&P 500® Equal Weight Total Return Index, depending on the relative performance of the three underlying indices based on their average historical returns.

Payment on the ETNs is linked to the performance of the Index, less an investor fee that is deducted at an annualized rate of 1.00%. Investors have the right to require RBS to repurchase the ETNs on a daily basis, subject to a minimum repurchase requirement. RBS, at its sole discretion, may also redeem the ETNs at any time prior to maturity.

"Investing in today's volatile markets is challenging. The RBS US Large Cap Alternator Exchange Traded Note™ uses a dynamic strategy to offer a straightforward solution to investing in today's markets by using a relative strength strategy designed to provide constant large cap equity exposure by alternating between three well-known S&P Indices," said Thomas Haines, Head of North American Custom Indices and Listed Products.

The final pricing supplement can be found on the SEC website at:

http://www.sec.gov/Archives/edgar/data/729153/000095010312004461/dp32531_424b5-etn.htm

-Ends-

News Release

Ed Canaday
Public Relations Manager
Telephone: + 1 203.897.1425
Mobile: + 1 203.595.1349
Email: ed.canaday@rbs.com

RBS Markets & International Banking (M&IB)

RBS Markets & International Banking (M&IB) is a leading banking partner to major corporations, financial institutions, government and public sector clients around the world. M&IB provides an extensive range of products and services in debt financing, global markets, risk management, investor products, financial advisory and transaction services. The division focuses on long-term client relationships and excellence in product execution underpinned by global insight, local knowledge and a prudent and sustainable banking model to meet the evolving market and regulatory backdrop. Committed to serving clients' needs internationally, M&IB has on-the-ground operations in 38 countries.

The Royal Bank of Scotland Group (RBS)

The RBS Group is a large international banking and financial services company. Headquartered in Edinburgh, the Group operates in the United Kingdom, Europe, the Middle East, the Americas and Asia, serving over 30 million customers worldwide. The Group provides a wide range of products and services to personal, commercial and large corporate and institutional customers through its two principal subsidiaries, The Royal Bank of Scotland and NatWest, as well as through a number of other well-known brands including Citizens, Charter One, Ulster Bank, Coutts, Direct Line.

The Royal Bank of Scotland plc (RBS plc) and The Royal Bank of Scotland Group plc (RBS Group) have filed a registration statement (including a prospectus) with the U.S. Securities and Exchange Commission (SEC) for the offering of ETNs to which this communication relates. Before you invest in any ETNs, you should read the prospectus in that registration statement and other documents that have been filed by RBS plc and RBS Group with the SEC for more complete information about RBS plc and RBS Group, and the offering. You may get these documents for free by visiting EDGAR on the SEC's web site at www.sec.gov. Alternatively, RBS plc, RBS Securities Inc. (RBSSI) or any dealer participating in the offering will arrange to send you the prospectus and the pricing supplement at no charge if you request it by calling 1-855-RBS-3877 (toll-free).

The RBS US Large Cap Alternator Index™ (USD) is the property of RBS plc (the "Index Sponsor"), which has contracted with S&P Opco, LLC, a subsidiary of S&P Dow Jones Indices LLC ("S&P Dow Jones Indices") to maintain and calculate the Index. The S&P 500® Index, S&P 500 Low Volatility Index® and S&P 500® Equal Weight Index™ (including the total return versions) are the exclusive property of S&P Dow Jones Indices and have been licensed for use by the Index Sponsor in connection with the Index. S&P Dow Jones Indices, its affiliates and their third party licensors shall have no liability for any errors or omissions in calculating the Index. S&P® is a registered trademark of Standard & Poor's Financial Services LLC ("SPFS") and Dow Jones® is a registered trademark of Dow Jones Trademark Holdings LLC ("Dow Jones"). These trademarks have been licensed to S&P Dow Jones Indices. S&P®, S&P 500®, S&P 500 Low Volatility Index®, S&P 500® Equal Weight Index™ and S&P 500® EWI™ are trademarks of SPFS and together with the "Calculated by S&P Dow Jones Indices Custom" and its related stylized mark(s) have been licensed for use by the Index Sponsor.

RBS conducts its U.S. securities business through RBS Securities Inc., a U.S. registered broker-dealer, member of FINRA (http://www.finra.org) and SIPC (http://www.sipc.org), and an indirect wholly-owned subsidiary of The Royal Bank of Scotland plc. RBS is the marketing name for the securities business of RBS Securities Inc.

News Release

RBS PLC LAUNCHES THE RBS CHINA TRENDPILOT™ EXCHANGE TRADED NOTES

Stamford, CT, April 19, 2012

RBS Securities Inc. (RBSSI) today announced the launch of the seventh exchange traded product in its growing suite of Exchange Traded Notes (ETNs). The RBS China Trendpilot™ Exchange Traded Notes will be issued by The Royal Bank of Scotland plc (RBS plc) and will be listed on NYSE Arca, Inc. under the ticker "TCHI."

The ETNs are designed for investors who seek exposure to the RBS China Trendpilot™ Index (USD) (the "Index"), which tracks either the BNY Mellon China Select ADR Total Return Index℠ (the "BNY Mellon China Select ADR TR Index℠") or the yield on a hypothetical notional investment in 3-month U.S. Treasury bills as of the most recent weekly auction (the "T-Bill Rate"), depending on the relative performance of the BNY Mellon China Select ADR TR Index℠ on a simple historical moving average basis.

Payment on the ETNs is linked to the performance of the Index, less an investor fee that is deducted at an annualized rate of 1.10% if the Index is tracking the BNY Mellon China Select ADR TR Index℠ or an annualized rate of 0.50% if the Index is tracking the T-Bill Rate. Investors have the right to require RBS plc to repurchase the ETNs on a daily basis, subject to a minimum repurchase requirement. RBS plc, at its sole discretion, may also redeem the ETNs at any time prior to maturity.

"The RBS China Trendpilot™ Exchange Traded Notes, like the other ETNs in our Trendpilot™ suite, are designed for investors who seek an objective and transparent trend-following strategy that aims to mitigate, to some extent, the volatility of investing in the BNY Mellon China Select ADR Total Return Index℠," said Michael Nelskyla, Head of Investor Products Distribution, Americas.

The constituents of the BNY Mellon China Select ADR Total Return Index℠ comprise Depositary Receipts of Chinese companies that are listed and traded on U.S. stock exchanges

News Release

The final pricing supplement can be found on the SEC website at:

http://www.sec.gov/Archives/edgar/data/729153/000095010312001943/dp29924_424b5-chinatp.htm

-Ends-

Ed Canaday
Public Relations Manager
Telephone: + 1 203.897.1425
Mobile: + 1 203.595.1349
Email: ed.canaday@rbs.com

RBS Markets & International Banking (M&IB)

RBS Markets & International Banking (M&IB) is a leading banking partner to major corporations, financial institutions, government and public sector clients around the world. M&IB provides an extensive range of products and services in debt financing, global markets, risk management, investor products, financial advisory and transaction services. The division focuses on long-term client relationships and excellence in product execution underpinned by global insight, local knowledge and a prudent and sustainable banking model to meet the evolving market and regulatory backdrop. Committed to serving clients' needs internationally, M&IB has on-the-ground operations in 38 countries.

The Royal Bank of Scotland Group (RBS)

The RBS Group is a large international banking and financial services company. Headquartered in Edinburgh, the Group operates in the United Kingdom, Europe, the Middle East, the Americas and Asia, serving over 30 million customers worldwide. The Group provides a wide range of products and services to personal, commercial and large corporate and institutional customers through its two principal subsidiaries, The Royal Bank of Scotland and NatWest, as well as through a number of other well-known brands including Citizens, Charter One, Ulster Bank, Coutts, Direct Line.

The Royal Bank of Scotland plc (RBS plc) and The Royal Bank of Scotland Group plc (RBS Group) have filed a registration statement (including a prospectus) with the U.S. Securities and Exchange Commission (SEC) for the offering of ETNs to which this communication relates. Before you invest in any ETNs, you should read the prospectus in that registration statement and other documents that have been filed by RBS plc and RBS Group with the SEC for more complete information about RBS plc and RBS Group, and the offering. You may get these documents for free by visiting EDGAR on the SEC's web site at www.sec.gov. Alternatively, RBS plc, RBS Securities Inc. (RBSSI) or any dealer participating in the offering will arrange to send you the prospectus and the pricing supplement at no charge if you request it by calling 1-855-RBS-3877.

BNY Mellon is a corporate brand of The Bank of New York Mellon Corporation and may be used as a generic term to reference the corporation as a whole or its various subsidiaries. BNY Mellon and BNY Mellon ADR Indices and BNY Mellon DR Indices are service marks owned by The Bank of New York Mellon Corporation. This information is provided for general purposes only and is not investment advice. We provide no advice nor recommendations or endorsement with respect to any company, security or products based on any index licensed by BNY Mellon, and we make no representation regarding the advisability of investing in the same. BNY Mellon's Depositary Receipt business is conducted through BNY Mellon.

BNY Mellon does not guarantee the accuracy, timeliness and/or completeness of BNY Mellon ADR Indices and BNY Mellon DR Indices, or any associated indices, or any data included therein, and BNY Mellon shall have no liability for any errors, omissions, or interruptions therein. BNY Mellon makes no express or implied warranties, and expressly disclaims all warranties of merchantability or fitness for a particular purpose or use with respect to BNY Mellon ADR Indices and BNY Mellon DR Indices or any associated indices, or any data included therein, or any materials derived from such data. Without limiting any of the foregoing, in no event shall the company have any liability for any special, punitive, indirect, or consequential damages (including lost profits), even if notified of the possibility of such damages. For the full disclaimer please see the pricing supplement relating to the notes that RBS plc and RBS Group filed with the SEC.

RBS China Trendpilot™ Index is maintained and calculated by Dow Jones Indexes, the marketing name and a licensed trademark of CME Group Index Services LLC. "Dow Jones Indexes" is a service mark of Dow Jones Trademark Holdings LLC ("Dow Jones"). The RBS China Trendpilot™ ETNs are not sponsored, endorsed, sold or promoted by CME Indexes, Dow Jones or their respective affiliates, and CME Indexes, Dow Jones and their respective affiliates make no representation regarding the advisability of investing in the RBS ETNs.

RBS conducts its U.S. securities business through RBS Securities Inc., a U.S. registered broker-dealer, member of FINRA (http://www.finra.org) and SIPC (http://www.sipc.org), and an indirect wholly-owned subsidiary of The Royal Bank of Scotland plc. RBS is the marketing name for the securities business of RBS Securities Inc.

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13 Products found

Name	Ticker	Maturity	Inception Date	Annual Investor Fees
RBS China Trendpilot™ ETN	TCHI	04/18/42	04/13/12	1.10%**
RBS Global Big Pharma ETN	DRGS	10/25/41	10/21/11	0.60%
RBS Gold Trendpilot™ ETN	TBAR	02/15/41	02/17/11	1.00%*
RBS NASDAQ-100® Trendpilot™ ETN	TNDQ	12/13/41	12/08/11	1.00%*
RBS Oil Trendpilot™ ETN	TWTI	09/13/41	09/13/11	1.10%**
RBS Rogers Enhanced Agriculture ETN	RGRA	10/29/42	10/25/12	0.95%
RBS Rogers Enhanced Commodity Index ETN	RGRC	10/29/42	10/25/12	0.95%
RBS Rogers Enhanced Energy ETN	RGRE	10/29/42	10/25/12	0.95%
RBS Rogers Enhanced Industrial Metals ETN	RGRI	10/29/42	10/25/12	0.95%
RBS Rogers Enhanced Precious Metals ETN	RGRP	10/29/42	10/25/12	0.95%
RBS US Large Cap Alternator ETN™	ALTL	09/05/42	08/30/12	1.00%
RBS US Large Cap Trendpilot™ ETN	TRND	12/07/40	12/06/10	1.00*
RBS US Mid Cap Trendpilot™ ETN	TRNM	01/25/41	01/25/11	1.00*

*With respect to the RBS Gold Trendpilot ETNs, RBS US Large Cap Trendpilot ETNs, RBS US Mid Cap Trendpilot, and RBS NASDAQ-100® Trendpilot™ ETNs, when tracking the Benchmark Index, the RBS Trendpilot ETNs will have an investor fee of 1.00% per annum. When tracking the 3-month US T-Bills, the RBS Trendpilot ETNs will have an investor fee of 0.50% per annum. Fees accrue daily.

**With respect to the RBS Oil Trendpilot ETNs and RBS China Trendpilot ETNs, when tracking the Benchmark Index, the RBS Trendpilot ETNs will have an investor fee of 1.10% per annum. When tracking the 3-month US T-Bills, the RBS Trendpilot ETNs will have an investor fee of 0.50% per annum. Fees accrue daily.

NASDAQ®, OMX®, NASDAQ OMX®, NASDAQ-100®, NASDAQ-100 Index® and NASDAQ-100® Total Return IndexSM are registered trademarks and service marks of The NASDAQ OMX Group, Inc. and are licensed for use by RBS plc.

The RBS NASDAQ-100® Trendpilot™ Index (USD) (the "Index") is the property of RBS plc. RBS plc has contracted with The NASDAQ OMX Group, Inc. (which with its affiliates and subsidiaries is referred to as the "Corporations") to calculate and maintain the Index, either directly or through a third party. Currently, the Index is calculated and maintained by Standard & Poor's ("S&P") on behalf of The NASDAQ OMX Group, Inc. S&P and the Corporations shall have no liability for any errors or omissions in calculating the Index. The RBS ETNs, which are based on the Index, have not been passed on by the Corporations or S&P as to their legality or suitability and are not sponsored, endorsed, sold or promoted by the Corporations or S&P. THE CORPORATIONS AND S&P MAKE NO WARRANTIES AND BEAR NO LIABILITY WITH RESPECT TO THE RBS ETNs.

The RBS Rogers Enhanced Commodity ETNs ("RBS ETNs") are not sponsored, endorsed, sold or promoted by Beeland Interests Inc. ("Beeland Interests"), James B. Rogers, Jr. or Diapason Commodities Management SA ("Diapason"). Neither Beeland Interests, James B. Rogers, Jr. nor Diapason makes any representation or warranty, express or implied, nor accepts any responsibility, regarding the accuracy or completeness of this document, or the advisability of investing in securities or commodities generally, or in the RBS ETNs or in futures particularly. "Jim Rogers", "James Beeland Rogers, Jr.", "Rogers", "Rogers International Commodity Index", "RICI", "RICI Enhanced", and the names of all other RICI

Enhanced^{SM} Indices mentioned herein are trademarks, service marks and/or registered marks of Beeland Interests, Inc., which is owned and controlled by James Beeland Rogers, Jr., and are used subject to license. The personal names and likeness of Jim Rogers/James Beeland Rogers, Jr. are owned and licensed by James Beeland Rogers, Jr.

NEITHER BEELAND INTERESTS NOR DIAPASON, NOR ANY OF THEIR RESPECTIVE AFFILIATES OR AGENTS, GUARANTEES THE ACCURACY AND/OR THE COMPLETENESS OF THE ROGERS INTERNATIONAL COMMODITY INDEX ("RICI"), THE RICI ENHANCED, ANY SUB-INDEX THEREOF, OR ANY DATA INCLUDED THEREIN. SUCH PERSON SHALL NOT HAVE ANY LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN AND MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY OWNERS OF THE RBS ETNS, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE RICI, THE RICI ENHANCED, ANY SUB-INDEX THEREOF, ANY DATA INCLUDED THEREIN OR THE RBS ETNS. NEITHER BEELAND INTERESTS NOR DIAPASON, NOR ANY OF THEIR RESPECTIVE AFFILIATES OR AGENTS, MAKES ANY EXPRESS OR IMPLIED WARRANTIES, AND EACH EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE RICI, THE RICI ENHANCED, ANY SUB INDEX THEREOF, OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL BEELAND INTERESTS, DIAPASON OR ANY OF THEIR RESPECTIVE AFFILIATES OR AGENTS HAVE ANY LIABILITY FOR ANY LOST PROFITS OR INDIRECT, PUNITIVE, SPECIAL, OR CONSEQUENTIAL DAMAGES OR LOSSES, EVEN IF NOTIFIED OF THE POSSIBILITY THEREOF.

NEITHER THE INDICATION THAT SECURITIES OR OTHER FINANCIAL PRODUCTS OFFERED HEREIN ARE BASED ON DATA PROVIDED BY ICE DATA LLP, NOR THE USE OF THE TRADEMARKS OF ICE DATA LLP IN CONNECTION WITH SECURITIES OR OTHER FINANCIAL PRODUCTS DERIVED FROM SUCH DATA IN ANY WAY SUGGESTS OR IMPLIES A REPRESENTATION OR OPINION BY ICE DATA OR ANY OF ITS AFFILIATES AS TO THE ATTRACTIVENESS OF INVESTMENT IN ANY SECURITIES OR OTHER FINANCIAL PRODUCTS BASED UPON OR DERIVED FROM SUCH DATA. ICE DATA IS NOT THE ISSUER OF ANY SUCH SECURITIES OR OTHER FINANCIAL PRODUCTS AND MAKES NO EXPRESS OR IMPLIED WARRANTIES WHATSOEVER, INCLUDING BUT NOT LIMITED TO, WARRANTIES OF MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE WITH RESPECT TO SUCH DATA INCLUDED OR REFLECTED THEREIN, NOR AS TO RESULTS TO BE OBTAINED BY ANY PERSON OR ANY ENTITY FROM THE USE OF THE DATA INCLUDED OR REFLECTED THEREIN.

The Royal Bank of Scotland plc (RBS plc), The Royal Bank of Scotland Group plc, The Royal Bank of Scotland N.V. (RBS N.V.) and RBS Holdings N.V. (collectively, the RBS Entities) have filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC) for the offering of RBS ETNs to which this communication may relate. Before you invest in any RBS ETNs, you should read the relevant prospectus in such registration statement and other documents that have been filed with the SEC for more complete information about the relevant RBS Entities and offerings. You may get these documents for free by visiting EDGAR on the SEC website at http://www.sec.gov/ . Alternatively, RBS N.V., RBS plc, RBS Securities Inc. or any dealer participating in the relevant offering will arrange to send you the relevant prospectus and pricing supplements if you request by calling 1-855-RBS-ETPS (toll-free).

RBS China Trendpilot™ ETN

TCHI

Product Detail

The RBS China Trendpilot™ ETNs are designed for investors who seek exposure to the RBS China Trendpilot™ Index (USD) (the "Index"). The Index utilizes a systematic trend-following strategy to provide exposure to either the BNY Mellon China Select ADR Total Return Index℠ (the "Benchmark Index") or the yield on a hypothetical notional investment in 3-month U.S. Treasury bills as of the most recent weekly auction (the "Cash Rate"), depending on the performance of the Benchmark Index on a simple historical moving average basis. If the closing level of the Benchmark Index is at or above its historical 100-Index business day simple moving average for three consecutive Index business days (i.e., a "positive trend" is established), the Index will track the return on the Benchmark Index, and will have no exposure to the Cash Rate until a negative trend occurs. Conversely, if the closing level of any Benchmark Index is below its historical 100-Index business day simple moving average for three consecutive Index business days (i.e., a "negative trend" is established), the Index will track the Cash Rate instead of the return on the Benchmark Index and will have no exposure to the Benchmark Index until the next positive trend occurs.

Product Facts

Product type	**Exchange Traded Note (ETN)**
Current RBS Trendpilot Indicator	**Benchmark Index**
Exchange name	**NYSE Arca**
Daily Redemption Value	**$ 25.2473**
Shares Outstanding	**260,000**
Issue Size (USD 000's)	**$ 6,796**
Annual Investor Fee when Tracking Cash Rate	**0.50 %**
Annual Investor Fees	**1.10%****
Annual Investor Fee when Tracking Benchmark Index	**1.10 %**
Inception Date	**04/13/12**
Maturity	**04/18/42**

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Codes

ISIN	**US78009P1509**
CUSIP	**78009P150**
Ticker	**TCHI**
Underlying	**RBS China Trendpilot Index**
Intraday Indicative Value Ticker	**TCHI.IV**

Download Prospectus (758 KB)

Download Factsheet (164 KB)

"The Annual Investor Fee" accrues on a daily basis.
"Daily Redemption Value" refers to the price per ETN at which The Royal Bank of Scotland plc shall repurchase any ETNs offered by investors for repurchase (provided that at least 20,000 ETNs are offered for repurchase) or shall redeem any ETNs called by it for redemption at its option, in each case, subject to the terms and conditions described in the pricing supplement and prospectus. The amount reflects the Daily Redemption Value at the close of the market on the prior trading day in the United States.
"Shares Outstanding" means to the number of ETN units outstanding at the close of market on the prior trading day in the United States.
"Issue Size (USD 000's)" means an amount equal to the Daily Redemption Value multiplied by Shares Outstanding.

CERTAIN RISK CONSIDERATIONS: The RBS ETNs involve risks not associated with an investment in conventional debt securities, including a possible loss of some or all of your investment. The level of the Index must increase by an amount sufficient to offset the aggregate investor fee applicable to the RBS ETNs in order for you to receive at least the principal amount of your investment back at maturity or upon early repurchase or redemption. The Index may underperform the Benchmark Index, and is expected to perform poorly in volatile markets. Liquidity of the market for RBS ETNs may vary over time. The RBS ETNs are not principal protected and do not pay interest. Any payment on the RBS ETNs is subject to the ability of The Royal Bank of Scotland plc ("**RBS plc**"), as the issuer, and The Royal Bank of Scotland Group plc ("**RBS Group**"), as the guarantor, to pay their respective obligations when they become due. You should carefully consider whether the RBS ETNs are suited to your particular circumstances before you decide to purchase them. We urge you to consult with your investment, legal, accounting, tax and other advisors with respect to any investment in the RBS ETNs.

The RBS ETNs are not suitable for all investors. You should carefully read the relevant pricing supplement and prospectus, including the more detailed explanation of the risks involved in any investment in the RBS ETNs as described in the "Risk Factors" section of the pricing supplement, before investing.

IMPORTANT INFORMATION: RBS plc and RBS Group have filed a registration statement (including a prospectus) with the U.S. Securities and Exchange Commission ("SEC") for the offering of RBS ETNs to which this communication relates. Before you invest in any RBS ETNs, you should read the prospectus in that registration statement and other documents that have been filed by RBS plc and RBS Group with the SEC for more complete information about RBS plc and RBS Group, and the offering. You may get these documents for free by visiting EDGAR on the SEC's website at www.sec.gov. Alternatively, RBS plc, RBS Securities Inc. ("RBSSI") or any dealer participating in the offering will arrange to send you the prospectus and the pricing supplement at no charge if you request it by calling 1-855-RBS-ETPS.

BNY Mellon is a corporate brand of The Bank of New York Mellon Corporation and may be used as a generic term to reference the corporation as a whole or its various subsidiaries. BNY Mellon and BNY Mellon ADR Indices and BNY Mellon DR Indices are service marks owned by The Bank of New York Mellon Corporation. This information is provided for general purposes only and is not investment advice. We provide no advice nor recommendations or endorsement with respect to any company, security or products based on any index licensed by BNY Mellon, and we make no representation regarding the advisability of investing in the same. BNY Mellon's Depositary Receipt business is conducted through BNY Mellon.

BNY Mellon does not guarantee the accuracy, timeliness and/or completeness of BNY Mellon ADR Indices and BNY Mellon DR Indices, or any associated indices, or any data included therein, and BNY Mellon shall have no liability for any errors, omissions, or interruptions therein. BNY Mellon makes no express or implied warranties, and expressly disclaims all warranties of merchantability or fitness for a particular purpose or use with respect to BNY Mellon ADR Indices and BNY Mellon DR Indices or any associated indices, or any data included therein, or any materials derived from such data. Without limiting any of the foregoing, in no event shall the company have any liability for any special, punitive, indirect, or consequential damages (including lost profits), even if notified of the possibility of such damages. For the full disclaimer please see the pricing supplement relating to the notes that RBS plc and RBC Group filed with the SEC.

RBS China Trendpilot™ Index is maintained and calculated by Dow Jones Indexes, the marketing name and a licensed trademark of CME Group Index Services LLC. "Dow Jones Indexes" is a service mark of Dow Jones Trademark Holdings LLC ("Dow Jones"). The RBS China Trendpilot™ ETNs are not sponsored, endorsed, sold or promoted by CME Indexes, Dow Jones or their respective affiliates, and CME Indexes, Dow Jones and their respective affiliates make no representation regarding the advisability of investing in the ETNs.

RBS Global Big Pharma ETN

DRGS

Product Detail

The RBS Global Big Pharma ETNs are designed for investors who seek exposure to the NYSE Arca Equal Weighted Pharmaceutical Total Return Index (the "Index"). The Index is designed to track the performance of the equity securities of a cross section of companies involved in various phases of development, production and marketing of pharmaceuticals, with the component securities represented in approximately equal dollar amounts. The Index is rebalanced quarterly at the close of trading on the third Friday of March, June, September and December.

Product Facts

Product type	**Exchange Traded Note (ETN)**
Exchange name	**NYSE Arca**
Daily Redemption Value	**$ 31.7554**
Shares Outstanding	**160,000**
Issue Size (USD 000's)	**$ 5,160**
Annual Investor Fees	**0.60%**
Inception Date	**10/21/11**
Maturity	**10/25/41**
Last Update	**2/11/2013 1:00:00 AM**

Codes

ISIN	**US78009P1350**
CUSIP	**78009P135**
Ticker	**DRGS**
Underlying	**NYSE Arca Equal Weighted Pharmaceutical Total Return Index**
Intraday Indicative Value Ticker	**DRGS.IV**

Download Prospectus (625 KB)

Download Factsheet (164 KB)

"The Annual Investor Fee" accrues on a daily basis.
"Daily Redemption Value" refers to the price per ETN at which The Royal Bank of Scotland plc shall repurchase any ETNs offered by investors for repurchase (provided that at least 20,000 ETNs are offered for repurchase) or shall redeem any ETNs called by it for redemption at its option, in each case, subject to the terms and conditions described in the pricing supplement and prospectus. The amount reflects the Daily Redemption Value at the close of the market on the prior trading day in the United States.
"Shares Outstanding" means to the number of ETN units outstanding at the close of market on the prior trading day in the United States.
"Issue Size (USD 000's)" means an amount equal to the Daily Redemption Value multiplied by Shares Outstanding.

Returns (as of market close 1/31/2013)

The returns indicated below reflect the percentage change through the end of the previous calendar month in the closing level of the Index, the daily redemption value or the ETN market price, as applicable, from the beginning of the relevant period (e.g., 1 mo., 3 mos., 6 mos. prior, as the case may be).**The Index performance information below does not include the annual investor fee or any transaction costs or expenses. None of the information below should be taken as any indication of the future performance of the Index or the ETNs.**

	1 mo.	3 mo.	6 mo.	YTD	1 Yr.	Since Inception
Index	+7.38%	+8.74%	+12.38%	+7.38%	+21.11%	+28.79%
Redemption Value	+7.33%	+8.57%	+12.04%	+7.33%	+20.39%	+27.80%
ETN Market Return	+8.15%	+7.79%	+12.01%	+20.45%	+20.59%	+27.92%

Source: Bloomberg

All Return information presented above is updated once a month and is presented as of the end of previous calendar month.

"Index" refers to the percentage change in the closing level of the Index from the month end of the relevant period (e.g., closing level of the Index from month-end, 1 mo., 3 mos., 6 mos. prior, as the case may be) through the market close at the end of the previous calendar month.

CERTAIN RISK CONSIDERATIONS: The RBS ETNs involve risks not associated with an investment in conventional debt

"Redemption Value" refers to the percentage change in the Daily Redemption Value of the RBS ETN from the month end of the relevant period (e.g., the Daily Redemption Value at month-end, 1 mo., 3 mos., 6 mos. prior, as the case may be) through the market close at the end of the previous calendar month.

"ETN Market Return" refers to the percentage change in the closing price of the RBS ETNs as reported on NYSE Arca from the month end of the relevant period (e.g., 1 mo., 3 mos., 6 mos. prior, as the case may be) through the market close at the end of the previous calendar month.

securities, including a possible loss of some or all of your investment. The level of the Index must increase by an amount sufficient to offset the aggregate investor fee applicable to the RBS ETNs in order for you to receive at least the principal amount of your investment back at maturity or upon early repurchase or redemption. Liquidity of the market for RBS ETNs may vary over time. The RBS ETNs are not principal protected and do not pay interest. Any payment on the RBS ETNs is subject to the ability of The Royal Bank of Scotland plc (RBS plc), as the issuer, and The Royal Bank of Scotland Group plc (RBS Group), as the guarantor, to pay their respective obligations when they become due. You should carefully consider whether the RBS ETNs are suited to your particular circumstances before you decide to purchase them. We urge you to consult with your investment, legal, accounting, tax and other advisors with respect to any investment in the RBS ETNs.

The RBS ETNs are not suitable for all investors. You should carefully read the relevant pricing supplement and prospectus, including the more detailed explanation of the risks involved in any investment in the RBS ETNs as described in the "Risk Factors" section of the pricing supplement, before investing.

IMPORTANT INFORMATION: RBS plc and RBS Group have each filed a registration statement (including a prospectus) with the U.S. Securities and Exchange Commission (SEC) for the offering of RBS ETNs to which this communication relates. Before you invest in any RBS ETNs, you should read the relevant prospectus in that registration statement and other documents that have been filed with the SEC for more complete information about RBS plc and RBS Group, and the offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, RBS plc, RBS Securities Inc. or any dealer participating in the offering will arrange to send you the prospectus and pricing supplement at no charge if you request it by calling 1-855-RBS-ETPS (toll free).

The NYSE Arca Equal Weighted Pharmaceutical Total Return Index℠ is a service mark of NYSE Euronext or its affiliates (NYSE Euronext) and has been licensed for use by The Royal Bank of Scotland plc and RBS Securities, Inc. (Licensees) in connection with the RBS ETNs. Neither the Licensees nor the RBS ETNs is sponsored, endorsed, sold or promoted by NYSE Euronext. NYSE Euronext makes no representations or warranties regarding the RBS ETNs or the ability of the NYSE Arca Equal Weighted Pharmaceutical Total Return IndexSM to track general stock market performance.

NYSE EURONEXT MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND HEREBY EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO THE NYSE ARCA EQUAL WEIGHTED PHARMACEUTICAL TOTAL RETURN INDEX℠ OR ANY DATA INCLUDED THEREIN. IN NO EVENT SHALL NYSE EURONEXT HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

RBS Gold Trendpilot™ ETN

TBAR

Product Detail

The RBS Gold Trendpilot™ ETNs are designed for investors who seek exposure to the RBS Gold Trendpilot™ Index (USD) (the "Index"). The Index utilizes a systematic trend-following strategy to provide exposure to either the Price of Gold Bullion (as defined below) or the yield on a hypothetical notional investment in 3-month U.S. Treasury bills (the "Cash Rate"), depending on the relative performance of the Price of Gold Bullion on a simple historical moving average basis. If the Price of Gold Bullion is at or above its historical 200-Index business day simple moving average for five consecutive Index business days (i.e., a "positive trend" is established), the Index will track the return on the Price of Gold Bullion, and will have no exposure to the Cash Rate until a negative trend occurs. Conversely, if the Price of Gold Bullion is below such average for five consecutive index business days (i.e., a "negative trend" is established), then the Index will track the Cash Rate instead of the return on the Price of Gold Bullion and will have no exposure to the Price of Gold Bullion until the next positive trend.

The "Price of Gold Bullion" on any given day means the spot price of physical gold, as measured by the afternoon gold fixing price (also known as the London Gold P.M. Fixing Price) per troy ounce of gold for delivery in London through a member of the London Bullion Market Association ("LBMA") authorized to effect such delivery, stated in U.S. dollars, as calculated by the London Gold Market Fixing Ltd. and published by the LBMA, on such day. The Price of Gold Bullion is also published on Bloomberg page "GOLDLNPM Index."

For the purposes of the Product Facts below, the Price of Gold Bullion is also referred to as the "Benchmark Index".

Product Facts

Product type	Exchange Traded Note (ETN)
Current RBS Trendpilot Indicator	Benchmark Index
Exchange name	NYSE Arca
Daily Redemption Value	$ 28.8492
Shares Outstanding	1,915,000
Issue Size (USD 000's)	$ 55,829
Annual Investor Fee when Tracking Cash Rate	0.50 %
Annual Investor Fees	1.00%*
Annual Investor Fee when Tracking Benchmark Index	1.00 %
Inception Date	02/17/11
Maturity	02/15/41

show more

Codes

ISIN	US78009L4077
CUSIP	78009L407
Ticker	TBAR
Underlying	RBS Gold Trendpilot Index
Intraday Indicative Value Ticker	TBAR.IV

Download Prospectus (2 MB)

Download Factsheet (194 KB)

"The Annual Investor Fee" accrues on a daily basis.
"Daily Redemption Value" refers to the price per ETN at which The Royal Bank of Scotland plc shall repurchase any ETNs offered by investors for repurchase (provided that at least 20,000 ETNs are offered for repurchase) or shall redeem any ETNs called by it for redemption at its option, in each case, subject to the terms and conditions described in the pricing supplement and prospectus. The amount reflects the Daily Redemption Value at the close of the market on the prior trading day in the United States.
"Shares Outstanding" means to the number of ETN units outstanding at the close of market on the prior trading day in the United States.
"Issue Size (USD 000's)" means an amount equal to the Daily Redemption Value multiplied by Shares Outstanding.
"Current RBS Trendpilot Indicator" refers to the trend of the Index. The Index will track the Price of Gold Bullion when it is in a positive trend, and will track the Cash Rate when it is in a negative trend.

Returns (as of market close 1/31/2013)

The returns indicated below reflects the percentage change through the end of the previous calendar month in the closing level of the index, the daily redemption value or the ETN market price, as applicable, from the beginning of the relevant period (e.g., 1 mo., 3 mos., 6 mos. prior, as the case may be).The Index performance information below does not include the annual investor fee or any

transaction costs or expenses. None of the information below should be taken as any indication of the future performance of the Index or the ETNs.

	1 mo.	3 mo.	6 mo.	YTD	1 Yr.	Since Inception
Index	+0.44%	-3.16%	+1.00%	+0.44%	-4.46%	+18.33%
Redemption Value	+0.34%	-3.40%	+0.53%	+0.34%	+5.20%	+16.32%
ETN Market Return	+0.28%	-3.64%	+0.59%	+0.28%	-5.09%	+16.36%

Source: Bloomberg

All Return information presented above is updated once a month and is presented as of the end of previous calendar month.

"Index" refers to the percentage change in the closing level of the Index from the month end of the relevant period (e.g., closing level of the Index from month-end, 1 mo., 3 mos., 6 mos. prior, as the case may be) through the market close at the end of the previous calendar month.

"Redemption Value" refers to the percentage change in the Daily Redemption Value of the RBS ETN from the month end of the relevant period (e.g., the Daily Redemption Value at month-end, 1 mo., 3 mos., 6 mos. prior, as the case may be) through the market close at the end of the previous calendar month.

"ETN Market Return" refers to the percentage change in the closing price of the RBS ETNs as reported on NYSE Arca from the month end of the relevant period (e.g., 1 mo., 3 mos., 6 mos. prior, as the case may be) through the market close at the end of the previous calendar month.

CERTAIN RISK CONSIDERATIONS: The RBS ETNs involve risks not associated with an investment in conventional debt securities, including a possible loss of some or all of your investment. The level of the Index must increase by an amount sufficient to offset the aggregate investor fee applicable to the RBS ETNs in order for you to receive at least the principal amount of your investment back at maturity or upon early repurchase or redemption. The Index may underperform the Benchmark Index, and is expected to perform poorly in volatile markets. **Even though the RBS ETNs are listed on the NYSE Arca, a trading market may not develop and the liquidity of the RBS ETNs may be limited and/or vary over time, as RBS plc is not required to maintain any listing of the RBS ETNs. The RBS ETNs are not principal protected and do not pay interest.** Any payment on the RBS ETNs is subject to the ability of RBS plc, as the issuer, and RBS Group plc, as the guarantor, to pay their respective obligations when they become due. You should carefully consider whether the RBS ETNs are suited to your particular circumstances before you decide to purchase them. We urge you to consult with your investment, legal, accounting, tax and other advisors with respect to any investment in the RBS ETNs. **The RBS ETNs are not suitable for all investors. You should carefully read the relevant pricing supplement and prospectus, including the more detailed explanation of the risks involved in any investment in the RBS ETNs as described in the "Risk Factors" section of the pricing supplement, before investing.**

IMPORTANT INFORMATION: The Royal Bank of Scotland plc (RBS plc) and The Royal Bank of Scotland Group plc (RBS Group) have filed a registration statement (including a prospectus) with the U.S. Securities and Exchange Commission (SEC) for the offering of RBS ETNs to which this communication relates. Before you invest in any RBS ETNs, you should read the prospectus in that registration statement and other documents that have been filed by RBS plc and RBS Group with the SEC for more complete information about RBS plc and RBS Group, and the offering. You may get these documents for free by visiting EDGAR on the SEC's web site at www.sec.gov. Alternatively, RBS plc, RBS Securities Inc. (RBSSI) or any dealer participating in the offering will arrange to send you the prospectus and the pricing supplement at no charge if you request it by calling 1-855-RBS-ETPS (toll-free).

RBS Gold Trendpilot™ Index (USD) (Index) is the property of The Royal Bank of Scotland plc, which has contracted with Standard & Poor's Financial Services LLC (S&P) to maintain and calculate the Index. S&P shall have no liability for any errors or omissions in calculating the Index. "Standard & Poor's®," "S&P®" are registered trademarks of S&P. "Calculated by S&P Custom Indices" and its related stylized mark are service marks of S&P and have been licensed for use by RBSSI and its affiliates. The RBS ETNs are not sponsored, endorsed, sold or promoted by S&P or its affiliates, and neither S&P nor its affiliates make any representation regarding the advisability of investing in the RBS ETNs.

RBS NASDAQ-100® Trendpilot™ ETN

TNDQ

Product Detail

The RBS NASDAQ-100® Trendpilot™ ETNs are designed for investors who seek exposure to the RBS NASDAQ-100® Trendpilot™ Index (USD) (the "Index"). The Index utilizes a systematic trend-following strategy to provide exposure to either the NASDAQ-100® Total Return IndexSM (the "Benchmark Index") or the yield on a hypothetical notional investment in 3-month U.S. Treasury bills (the "Cash Rate"), depending on the relative performance of the Benchmark Index on a simple historical moving average basis. If the level of the Benchmark Index is at or above its historical 100-index business day simple moving average for five consecutive index business days (i.e., a "positive trend" is established), the Index will track the return on the Benchmark Index, and will have no exposure to the Cash Rate until a negative trend occurs. Conversely, if the level of the Benchmark Index is below such average for five consecutive index business days (i.e., a "negative trend" is established), then the Index will track the Cash Rate instead of the return on the Benchmark Index and will have no exposure to the Benchmark Index until the next positive trend.

Product Facts

Product type	Exchange Traded Note (ETN)
Current RBS Trendpilot Indicator	Benchmark Index
Exchange name	NYSE Arca
Daily Redemption Value	$ 27.9724
Shares Outstanding	580,000
Issue Size (USD 000's)	$ 16,143
Annual Investor Fee when Tracking Cash Rate	0.50 %
Annual Investor Fees	1.00%*
Annual Investor Fee when Tracking Benchmark Index	1.00 %
Inception Date	12/08/11
Maturity	12/13/41

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Codes

ISIN	US78009P1434
CUSIP	78009P143
Ticker	TNDQ
Underlying	RBS NASDAQ 100 Trendpilot Index

Download Prospectus (824 KB)

Download Factsheet (171 KB)

"The Annual Investor Fee" accrues on a daily basis.
"Daily Redemption Value" refers to the price per ETN at which The Royal Bank of Scotland plc shall repurchase any ETNs offered by investors for repurchase (provided that at least 20,000 ETNs are offered for repurchase) or shall redeem any ETNs called by it for redemption at its option, in each case, subject to the terms and conditions described in the pricing supplement and prospectus. The amount reflects the Daily Redemption Value at the close of the market on the prior trading day in the United States.
"Shares Outstanding" means to the number of ETN units outstanding at the close of market on the prior trading day in the United States.
"Issue Size (USD 000's)" means an amount equal to the Daily Redemption Value multiplied by Shares Outstanding.
"Current RBS Trendpilot Indicator" refers to the trend of the Index. The Index will track the Benchmark Index when it is in a positive trend, and will track the Cash Rate when it is in a negative trend.

Returns (as of market close 1/31/2013)

The returns indicated below reflect the percentage change through the end of the previous calendar month in the closing level of the index, the daily redemption value or the ETN market price, as applicable, from the beginning of the relevant period (e.g., 1 mo., 3 mos., 6 mos. prior, as the case may be).The **index performance information below does not include the annual investor fee or any transaction costs or expenses. None of the information below should be taken as any indication of the future performance of the index or the ETNs.**

	1 mo.	3 mo.	6 mo.	YTD	1 Yr.	Since Inception
Index	+0.15%	+0.98%	-0.93%	+0.15%	+2.68%	+11.08%
Redemption Value	+0.08%	+0.82%	-1.32%	+0.08%	+1.86%	+10.03%

	1 mo.	3 mo.	6 mo.	YTD	1 Yr.	Since Inception
ETN Market Return	+0.07%	+1.59%	-1.33%	+0.07%	+1.96%	+10.12%

Source: Bloomberg

All Return Information presented above is updated once a month and is presented as of the end of previous calendar month.

"Index" refers to the percentage change in the closing level of the Index from the month end of the relevant period (e.g., closing level of the Index from month-end, 1 mo., 3 mos., 6 mos. prior, as the case may be) through the market close at the end of the previous calendar month.

"Redemption Value" refers to the percentage change in the Daily Redemption Value of the RBS ETN from the month end of the relevant period (e.g., the Daily Redemption Value at month-end, 1 mo., 3 mos., 6 mos. prior, as the case may be) through the market close at the end of the previous calendar month.

"ETN Market Return" refers to the percentage change in the closing price of the RBS ETNs as reported on NYSE Arca from the month end of the relevant period (e.g., 1 mo., 3 mos., 6 mos. prior, as the case may be) through the market close at the end of the previous calendar month.

CERTAIN RISK CONSIDERATIONS: The RBS ETNs involve risks not associated with an investment in conventional debt securities, including a possible loss of some or all of your investment. The level of the Index must increase by an amount sufficient to offset the aggregate investor fee applicable to the RBS ETNs in order for you to receive at least the principal amount of your investment back at maturity or upon early repurchase or redemption. The Index may underperform the Benchmark Index, and is expected to perform poorly in volatile markets. Liquidity of the market for RBS ETNs may vary over time. The RBS ETNs are not principal protected and do not pay interest. Any payment on the RBS ETNs is subject to the ability of The Royal Bank of Scotland plc, as the issuer, and The Royal Bank of Scotland Group plc, as the guarantor, to pay their respective obligations when they become due. You should carefully consider whether the RBS ETNs are suited to your particular circumstances before you decide to purchase them. We urge you to consult with your investment, legal, accounting, tax and other advisors with respect to any investment in the RBS ETNs.

The RBS ETNs are not suitable for all investors. You should carefully read the relevant pricing supplement and prospectus, including the more detailed explanation of the risks involved in any investment in the RBS ETNs as described in the "Risk Factors" section of the pricing supplement, before investing.

IMPORTANT INFORMATION: The Royal Bank of Scotland plc (RBS plc) and The Royal Bank of Scotland Group plc (RBS Group) have filed a registration statement (including a prospectus) with the U.S. Securities and Exchange Commission (SEC) for the offering of RBS ETNs to which this communication relates. Before you invest in any RBS ETNs, you should read the prospectus in that registration statement and other documents that have been filed by RBS plc and RBS Group with the SEC for more complete information about RBS plc and RBS Group, and the offering. You may get these documents for free by visiting EDGAR on the SEC's web site at www.sec.gov. Alternatively, RBS plc, RBS Securities Inc. (RBSSI) or any dealer participating in the offering will arrange to send you the prospectus and the pricing supplement at no charge if you request it by calling 1-855-RBS-ETPS (toll free).

The Index is the property of RBS plc. RBS plc has contracted with The NASDAQ OMX Group, Inc. (which with its affiliates and subsidiaries is referred to as the "Corporations") to calculate and maintain the Index, either directly or through a third party. Currently, the Index is calculated and maintained by Standard & Poor's ("S&P") on behalf of The NASDAQ OMX Group, Inc. S&P and the Corporations shall have no liability for any errors or omissions in calculating the Index. The RBS ETNs, which are based on the Index, have not been passed on by the Corporations or S&P as to their legality or suitability and are not sponsored, endorsed, sold or promoted by the Corporations or S&P. THE CORPORATIONS AND S&P MAKE NO WARRANTIES AND BEAR NO LIABILITY WITH RESPECT TO THE RBS ETNs.

RBS Oil Trendpilot™ ETN

TWTI

Product Detail

The RBS Oil Trendpilot™ ETNs are designed for investors who seek exposure to the RBS Oil Trendpilot™ Index (USD) (the "Index"). The Index utilizes a systematic trend-following strategy to provide exposure to either the RBS 12-Month Oil Total Return Index (USD) (the "Benchmark Index", as described below) or the yield on a hypothetical notional investment in 3-month U.S. Treasury bills (the "Cash Rate"), depending on the relative performance of the Benchmark Index on a simple historical moving average basis. If the closing level of the Benchmark Index is at or above its historical 100-Index business day simple moving average for five consecutive Index business days (i.e., a "positive trend" is established), the Index will track the return on the Benchmark Index, and will have no exposure to the Cash Rate until two Index business days after a negative trend occurs. Conversely, if the closing level of the Benchmark Index is below such average for five consecutive Index business days (i.e., a "negative trend" is established) then the Index will track the Cash Rate and will have no exposure to the Benchmark Index until two Index business days after the next positive trend occurs.

The Benchmark Index utilizes a rules-based methodology to provide exposure to a hypothetical notional investment in a series of twelve (12) light sweet crude oil (WTI) futures contracts that are traded on the New York Mercantile Exchange ("NYMEX"). The twelve (12) futures contracts comprising the Benchmark Index on any given day will be the futures contract scheduled to expire in the immediately following calendar month and futures contracts scheduled to expire in each of the eleven months thereafter. The Benchmark Index is rebalanced on a monthly basis so that each of the twelve (12) futures contracts is equally weighted upon each rebalancing.

Product Facts

Product type	Exchange Traded Note (ETN)
Current RBS Trendpilot Indicator	Benchmark Index
Exchange name	NYSE Arca
Daily Redemption Value	$ 23.9340
Shares Outstanding	320,000
Issue Size (USD 000's)	$ 7,679
Annual Investor Fee when Tracking Cash Rate	0.50 %
Annual Investor Fees	1.10%**
Annual Investor Fee when Tracking Benchmark Index	1.10 %
Inception Date	09/13/11
Maturity	09/13/41

show more

Codes

ISIN	US78009P1277
CUSIP	78009P127
Ticker	TWTI
Underlying	RBS Oil Trendpilot Index
Intraday Indicative Value Ticker	TWTI.IV

Download Prospectus (867 KB)

Download Factsheet (154 KB)

"The Annual Investor Fee" accrues on a daily basis.
"Daily Redemption Value" refers to the price per ETN at which The Royal Bank of Scotland plc shall repurchase any ETNs offered by investors for repurchase (provided that at least 20,000 ETNs are offered for repurchase) or shall redeem any ETNs called by it for redemption at its option, in each case, subject to the terms and conditions described in the pricing supplement and prospectus. The amount reflects the Daily Redemption Value at the close of the market on the prior trading day in the United States.
"Shares Outstanding" means to the number of ETN units outstanding at the close of market on the prior trading day in the United States.
"Issue Size (USD 000's)" means an amount equal to the Daily Redemption Value multiplied by Shares Outstanding.
"Current RBS Trendpilot Indicator" refers to the trend of the Index. The Index will track the Benchmark Index when it is in a positive trend, and will track the Cash Rate when it is in a negative trend.

Returns (as of market close 1/31/2013)

The returns indicated below reflect the percentage change through the end of the previous calendar month in the closing level of the index, the daily redemption value or the ETN market price, as applicable, from the beginning of the relevant period (e.g., 1 mo., 3 mos., 6 mos. prior, as the case may be). **The Index performance information below does not include the annual investor fee or any transaction costs or expenses. None of the information below should be taken as any indication of the future performance of the Index or the ETNs.**

	1 mo.	3 mo.	6 mo.	YTD	1 Yr.	Since Inception
Index	+4.00%	+4.01%	-6.18%	+4.00%	-8.07%	-3.28%
Redemption Value	+3.92%	+3.95%	-6.61%	+3.92%	-8.84%	-4.38%
ETN Market Return	+4.04%	+3.94%	-5.90%	+4.04%	-8.77%	-4.32%

Source: Bloomberg

All Return Information presented above is updated once a month and is presented as of the end of previous calendar month.

"Index" refers to the percentage change in the closing level of the Index from the month end of the relevant period (e.g., closing level of the Index from month-end, 1 mo., 3 mos., 6 mos. prior, as the case may be) through the market close at the end of the previous calendar month.

"Redemption Value" refers to the percentage change in the Daily Redemption Value of the RBS ETN from the month end of the relevant period (e.g., the Daily Redemption Value at month-end, 1 mo., 3 mos., 6 mos. prior, as the case may be) through the market close at the end of the previous calendar month.

"ETN Market Return" refers to the percentage change in the closing price of the RBS ETNs as reported on NYSE Arca from the month end of the relevant period (e.g., 1 mo., 3 mos., 6 mos. prior, as the case may be) through the market close at the end of the previous calendar month.

CERTAIN RISK CONSIDERATIONS: The RBS ETNs involve risks not associated with an investment in conventional debt securities, including a possible loss of some or all of your investment. The level of the Index must increase by an amount sufficient to offset the aggregate investor fee applicable to the RBS ETNs in order for you to receive at least the principal amount of your investment back at maturity or upon early repurchase or redemption. The RBS ETNs and the Index do not provide exposure to spot prices of crude oil and, consequently, may not be representative of an investment that provides exposure to crude oil. The Index may underperform the Benchmark Index, and is expected to perform poorly in volatile markets. Liquidity of the market for RBS ETNs may vary over time. The RBS ETNs are not principal protected and do not pay interest. Any payment on the RBS ETNs is subject to the ability of The Royal Bank of Scotland plc (RBS plc), as the issuer, and The Royal Bank of Scotland Group plc (RBS Group), as the guarantor, to pay their respective obligations when they become due. You should carefully consider whether the RBS ETNs are suited to your particular circumstances before you decide to purchase them. We urge you to consult with your investment, legal, accounting, tax and other advisors with respect to any investment in the RBS ETNs.

The RBS ETNs are not suitable for all investors. You should carefully read the relevant pricing supplement and prospectus, including the more detailed explanation of the risks involved in any investment in the RBS ETNs as described in the "Risk Factors" section of the pricing supplement, before investing.

IMPORTANT INFORMATION: RBS plc and RBS Group have each filed a registration statement (including a prospectus) with the U.S. Securities and Exchange Commission (SEC) for the offering of RBS ETNs to which this communication relates. Before you invest in any RBS ETNs, you should read the relevant prospectus in that registration statement and other documents that have been filed with the SEC for more complete information about RBS plc and RBS Group, and the offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, RBS plc, RBS Securities Inc. or any dealer participating in the offering will arrange to send you the prospectus and pricing supplement at no charge if you request it by calling 1-855-RBS-ETPS (toll free).

The Index and the Benchmark Index are the property of RBS plc. The Index and the Benchmark Index are calculated by NYSE Arca, a wholly-owned subsidiary of NYSE Euronext. The RBS ETNs, which track the Index and may track the Benchmark Index, are not issued, sponsored, endorsed, sold or promoted by NYSE Arca, and NYSE Arca makes no representation regarding the advisability of investing in the securities.

NYSE ARCA MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND HEREBY EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO THE INDEX OR BENCHMARK INDEX OR ANY DATA INCLUDED THEREIN. IN NO EVENT SHALL NYSE ARCA HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

RBS Rogers Enhanced Agriculture ETN

RGRA

Product Detail

The RBS Rogers Enhanced Agriculture Exchange Traded Notes ("**RBS ETNs**") track the RICI Enhanced [SM] Agriculture Total Return Index (the "**Index**") which provides exposure to 20 commodities in the agriculture commodity futures market, plus the rate of interest that could be earned on cash collateral invested in Treasury Bills. The Index, designed in cooperation with prominent stock market and commodities investor Jim Rogers and RBS, attempts to track price changes for agriculture commodities.

The RBS ETNs are designed to provide commodity exposure on the basis of expected economic global demand. By investing in futures contracts with varying maturities, the Index seeks to maximize returns when there are significant price differences between near-dated and future-dated commodity contracts. This is unlike many commodity-linked investments in the market today which invest solely in front month contracts. A special rollover calendar defines specific selection criteria for each commodity contract, including term structure, seasonality and liquidity.

The individual commodity weightings are determined on the basis of the expected economic global demand for each commodity and are reset to their target weights on a semi-annual basis. Jim Rogers and the Index Committee annually review and adjust, as necessary, the composition of the Index.

Product Facts

Product type	Exchange Traded Note (ETN)
Exchange name	NYSE Arca
Daily Redemption Value	$ 23.5357
Shares Outstanding	440,000
Issue Size (USD 000's)	$ 10,657
Annual Investor Fees	0.95%
Inception Date	10/26/12
Maturity	10/29/42
Last Update	2/11/2013 1:00:00 AM

Codes

ISIN	US78009P1848
CUSIP	78009P184
Ticker	RGRA
Underlying	RICI Enhanced Agriculture Index

Download Prospectus (2 MB)

Download Factsheet (159 KB)

"**The Annual Investor Fee**" accrues on a daily basis.

"**Daily Redemption Value**" refers to the price per ETN at which The Royal Bank of Scotland plc shall repurchase any ETNs offered by investors for repurchase (provided that at least 20,000 ETNs are offered for repurchase) or shall redeem any ETNs called by it for redemption at its option, in each case, subject to the terms and conditions described in the pricing supplement and prospectus. The amount reflects the Daily Redemption Value at the close of the market on the prior trading day in the United States.

"**Shares Outstanding**" means to the number of ETN units outstanding at the close of market on the prior trading day in the United States.

"**Issue Size (USD 000's)**" means an amount equal to the Daily Redemption Value multiplied by Shares Outstanding.

Returns (as of market close 1/31/2013).

The returns indicated below reflects the percentage change through the end of the previous calendar month in the closing level of the index, the daily redemption value or the ETN market price, as applicable, from the beginning of the relevant period (e.g., 1 mo., 3 mos., 6 mos. prior, as the case may be). **The Index performance information below does not include the annual investor fee or any transaction costs or expenses. None of the information below should be taken as any indication of the future performance of the Index or the ETNs.**

	1 mo.	3 mo.	6 mo.	YTD	1 Yr.	Since Inception
Index	+1.05	-2.57%	-6.73%	+1.05%	+0.35%	-2.90%
Redemption Value	N/A	N/A	N/A	N/A	N/A	N/A
ETN Market Return	N/A	N/A	N/A	N/A	N/A	N/A

Source: Bloomberg

All Return Information presented above is updated once a month and is presented as of the end of previous calendar month.

"Index" refers to the percentage change in the closing level of the Index from the month end of the relevant period (e.g., closing level of the Index from month-end, 1 mo., 3 mos., 6 mos. prior, as the case may be) through the market close at the end of the previous calendar month.

"Redemption Value" refers to the percentage change in the Daily Redemption Value of the RBS ETN from the month end of the relevant period (e.g., the Daily Redemption Value at month-end, 1 mo., 3 mos., 6 mos. prior, as the case may be) through the market close at the end of the previous calendar month.

"ETN Market Return" refers to the percentage change in the closing price of the RBS ETNs as reported on NYSE Arca from the month end of the relevant period (e.g., 1 mo., 3 mos., 6 mos. prior, as the case may be) through the market close at the end of the previous calendar month.

CERTAIN RISK CONSIDERATIONS: The RBS ETNs involve risks not associated with an investment in conventional debt securities, including a possible loss of some or all of your investment. The level of the Index must increase by an amount sufficient to offset the aggregate investor fee applicable to the RBS ETNs in order for you to receive at least the principal amount of your investment back at maturity or upon early repurchase or redemption. The RBS ETNs and the Index do not provide exposure to spot prices of the relevant commodities and, consequently, may not be representative of an investment that provides exposure to the spot prices of the relevant commodities or buying and holding the relevant commodities. The prices of commodities are volatile and are affected by numerous factors. The Index may include futures contracts on non-U.S. exchanges and trading on such exchanges may be subject to different and greater risks than trading on U.S. exchanges. **Even though the RBS ETNs are listed on the NYSE Arca, a trading market may not develop and the liquidity of the RBS ETNs may be limited and/or vary over time, as RBS plc is not required to maintain any listing of the RBS ETNs. The RBS ETNs are not principal protected and do not pay interest.** Any payment on the RBS ETNs is subject to the ability of RBS plc, as the issuer, and RBS Group, as the guarantor, to pay their respective obligations when they become due. You should carefully consider whether the RBS ETNs are suited to your particular circumstances before you decide to purchase them. We urge you to consult with your investment, legal, accounting, tax and other advisors with respect to any investment in the RBS ETNs.

The RBS ETNs are not suitable for all investors. You should carefully read the relevant pricing supplement and prospectus, including the more detailed explanation of the risks involved in any investment in the RBS ETNs as described in the "Risk Factors" section of the pricing supplement, before investing.

IMPORTANT INFORMATION: RBS plc and RBS Group have filed a registration statement (including a prospectus) with the U.S. Securities and Exchange Commission (SEC) for the offering of RBS ETNs to which this communication relates. Before you invest in any RBS ETNs, you should read the prospectus in that registration statement and other documents that have been filed by RBS plc and RBS Group with the SEC for more complete information about RBS plc and RBS Group, and the offering. You may get these documents for free by visiting EDGAR on the SEC's web site at www.sec.gov. Alternatively, RBS plc, RBS Securities Inc. (RBSSI) or any dealer participating in the offering will arrange to send you the prospectus and the pricing supplement at no charge if you request it by calling 1-855-RBS-ETPS (toll-free).

The RBS ETNs are not sponsored, endorsed, sold or promoted by Beeland Interests Inc. ("Beeland Interests"), James B. Rogers, Jr. or Diapason Commodities Management SA ("Diapason"). Neither Beeland Interests, James B. Rogers, Jr. nor Diapason makes any representation or warranty, express or implied, nor accepts any responsibility, regarding the accuracy or completeness of this document, or the advisability of investing in securities or commodities generally, or in the RBS ETNs or in futures particularly. "Jim Rogers", "James Beeland Rogers, Jr.", "Rogers", "Rogers International Commodity Index", "RICI", "RICI Enhanced", and the names of all other RICI Enhanced℠ Indices mentioned herein are trademarks, service marks and/or registered marks of Beeland Interests, Inc., which is owned and controlled by James Beeland Rogers, Jr., and are used subject to license. The personal names and likeness of Jim Rogers/James Beeland Rogers, Jr. are owned and licensed by James Beeland Rogers, Jr.

NEITHER BEELAND INTERESTS NOR DIAPASON, NOR ANY OF THEIR RESPECTIVE AFFILIATES OR AGENTS, GUARANTEES THE ACCURACY AND/OR THE COMPLETENESS OF THE ROGERS INTERNATIONAL COMMODITY INDEX ("RICI"), THE RICI ENHANCED, ANY SUB-INDEX THEREOF, OR ANY DATA INCLUDED THEREIN. SUCH PERSON SHALL NOT HAVE ANY LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN AND MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY OWNERS OF THE RBS ETNS, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE RICI, THE RICI ENHANCED, ANY SUB-INDEX THEREOF, ANY DATA INCLUDED THEREIN OR THE RBS ETNS. NEITHER BEELAND INTERESTS NOR DIAPASON, NOR ANY OF THEIR RESPECTIVE AFFILIATES OR AGENTS, MAKES ANY EXPRESS OR IMPLIED WARRANTIES, AND EACH EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE RICI, THE RICI ENHANCED, ANY SUB INDEX THEREOF, OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL BEELAND INTERESTS, DIAPASON OR ANY OF THEIR RESPECTIVE AFFILIATES OR AGENTS HAVE ANY LIABILITY FOR ANY LOST PROFITS OR INDIRECT, PUNITIVE, SPECIAL, OR CONSEQUENTIAL DAMAGES OR LOSSES, EVEN IF NOTIFIED OF THE POSSIBILITY THEREOF.

NEITHER THE INDICATION THAT SECURITIES OR OTHER FINANCIAL PRODUCTS OFFERED HEREIN ARE BASED ON DATA PROVIDED BY ICE DATA LLP, NOR THE USE OF THE TRADEMARKS OF ICE DATA LLP IN CONNECTION WITH SECURITIES OR OTHER FINANCIAL PRODUCTS DERIVED FROM SUCH DATA IN ANY WAY SUGGESTS OR IMPLIES A REPRESENTATION OR OPINION BY ICE DATA OR ANY OF ITS AFFILIATES AS TO THE ATTRACTIVENESS OF INVESTMENT IN ANY SECURITIES OR OTHER FINANCIAL PRODUCTS BASED UPON OR DERIVED FROM SUCH DATA. ICE DATA IS NOT THE ISSUER OF ANY SUCH SECURITIES OR OTHER FINANCIAL PRODUCTS AND MAKES NO EXPRESS OR IMPLIED WARRANTIES WHATSOEVER, INCLUDING BUT NOT LIMITED TO, WARRANTIES OF MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE WITH RESPECT TO SUCH DATA INCLUDED OR REFLECTED THEREIN, NOR AS TO RESULTS TO BE OBTAINED BY ANY PERSON OR ANY ENTITY FROM THE USE OF THE DATA INCLUDED OR REFLECTED THEREIN.

The Index is calculated by NYSE Arca, Inc. ("NYSE Arca"), a wholly-owned subsidiary of NYSE Euronext. The RBS ETNs, which are based on the Index, are not issued, sponsored, endorsed, sold or promoted by NYSE Arca, and NYSE Arca makes no representation regarding the advisability of investing in such product.

NYSE ARCA MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND HEREBY EXPRESSLY DISCLAIMS ALL

WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO THE INDEX OR ANY DATA INCLUDED THEREIN. IN NO EVENT SHALL NYSE ARCA HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

RBS Rogers Enhanced Commodity Index ETN

RGRC

Product Detail

The RBS Rogers Enhanced Commodity Index Exchange Traded Notes ("RBS ETNs") track the RICI Enhanced SM Commodity Total Return Index (the "Index") which provides exposure to 36 commodities in the futures market, plus the rate of interest that could be earned on cash collateral invested in Treasury Bills. The Index, designed in cooperation with prominent stock market and commodities investor Jim Rogers and RBS, attempts to track price changes for individual commodities in the energy, industrial metals, precious metals and agriculture sectors.

The RBS ETNs are designed to provide commodity exposure on the basis of expected economic global demand. By investing in futures contracts with varying maturities, the Index seeks to maximize returns when there are significant price differences between near-dated and future-dated commodity contracts. This is unlike many commodity-linked investments in the market today which invest solely in front month contracts. A special rollover calendar defines specific selection criteria for each commodity contract, including term structure, seasonality and liquidity.

The individual commodity weightings are determined on the basis of the expected economic global demand for each commodity and are reset to their target weights on a semi-annual basis. Jim Rogers and the Index Committee annually review and adjust, as necessary, the composition of the Index.

Product Facts

Product type	Exchange Traded Note (ETN)
Exchange name	NYSE Arca
Daily Redemption Value	$ 25.2292
Shares Outstanding	160,000
Issue Size (USD 000's)	$ 4,080
Annual Investor Fees	0.95%
Inception Date	10/25/12
Maturity	10/29/42
Last Update	2/11/2013 1:00:00 AM

Codes

ISIN	US78009P1764
CUSIP	78009P176
Ticker	RGRC
Underlying	RICI Enhanced Index

Download Prospectus (2 MB)

Download Factsheet (164 KB)

"The Annual Investor Fee" accrues on a daily basis.

"Daily Redemption Value" refers to the price per ETN at which The Royal Bank of Scotland plc shall repurchase any ETNs offered by investors for repurchase (provided that at least 20,000 ETNs are offered for repurchase) or shall redeem any ETNs called by it for redemption at its option, in each case, subject to the terms and conditions described in the pricing supplement and prospectus. The amount reflects the Daily Redemption Value at the close of the market on the prior trading day in the United States.

"Shares Outstanding" means to the number of ETN units outstanding at the close of market on the prior trading day in the United States.

"Issue Size (USD 000's)" means an amount equal to the Daily Redemption Value multiplied by Shares Outstanding.

Returns (as of market close 1/31/2013).

The returns indicated below reflects the percentage change through the end of the previous calendar month in the closing level of the index, the daily redemption value or the ETN market price, as applicable, from the beginning of the relevant period (e.g., 1 mo., 3 mos., 6 mos. prior, as the case may be). **The Index performance information below does not include the annual investor fee or any transaction costs or expenses. None of the information below should be taken as any indication of the future performance of the Index or the ETNs.**

	1 mo.	3 mo.	6 mo.	YTD	1 Yr.	Since Inception
Index	+2.38%	+1.85%	+1.87%	+2.38%	+1.05%	+1.81%
Redemption Value	N/A	N/A	N/A	N/A	N/A	N/A
ETN Market Return	N/A	N/A	N/A	N/A	N/A	N/A

Source: Bloomberg

All Return Information presented above is updated once a month and is presented as of the end of previous calendar month.

"Index" refers to the percentage change in the closing level of the Index from the month end of the relevant period (e.g., closing level of the Index from month-end, 1 mo., 3 mos., 6 mos. prior, as the case may be) through the market close at the end of the previous calendar month.

"Redemption Value" refers to the percentage change in the Daily Redemption Value of the RBS ETN from the month end of the relevant period (e.g., the Daily Redemption Value at month-end, 1 mo., 3 mos., 6 mos. prior, as the case may be) through the market close at the end of the previous calendar month.

"ETN Market Return" refers to the percentage change in the closing price of the RBS ETNs as reported on NYSE Arca from the month end of the relevant period (e.g., 1 mo., 3 mos., 6 mos. prior, as the case may be) through the market close at the end of the previous calendar month.

CERTAIN RISK CONSIDERATIONS: The RBS ETNs involve risks not associated with an investment in conventional debt securities, including a possible loss of some or all of your investment. The level of the Index must increase by an amount sufficient to offset the aggregate investor fee applicable to the RBS ETNs in order for you to receive at least the principal amount of your investment back at maturity or upon early repurchase or redemption. The RBS ETNs and the Index do not provide exposure to spot prices of the relevant commodities and, consequently, may not be representative of an investment that provides exposure to the spot prices of the relevant commodities or buying and holding the relevant commodities. The prices of commodities are volatile and are affected by numerous factors. The Index may include futures contracts on non-U.S. exchanges and trading on such exchanges may be subject to different and greater risks than trading on U.S. exchanges. **Even though the RBS ETNs are listed on the NYSE Arca, a trading market may not develop and the liquidity of the RBS ETNs may be limited and/or vary over time, as RBS plc is not required to maintain any listing of the RBS ETNs. The RBS ETNs are not principal protected and do not pay interest.** Any payment on the RBS ETNs is subject to the ability of RBS plc, as the issuer, and RBS Group, as the guarantor, to pay their respective obligations when they become due. You should carefully consider whether the RBS ETNs are suited to your particular circumstances before you decide to purchase them. We urge you to consult with your investment, legal, accounting, tax and other advisors with respect to any investment in the RBS ETNs.

The RBS ETNs are not suitable for all investors. You should carefully read the relevant pricing supplement and prospectus, including the more detailed explanation of the risks involved in any investment in the RBS ETNs as described in the "Risk Factors" section of the pricing supplement, before investing.

IMPORTANT INFORMATION: RBS plc and RBS Group have filed a registration statement (including a prospectus) with the U.S. Securities and Exchange Commission (SEC) for the offering of RBS ETNs to which this communication relates. Before you invest in any RBS ETNs, you should read the prospectus in that registration statement and other documents that have been filed by RBS plc and RBS Group with the SEC for more complete information about RBS plc and RBS Group, and the offering. You may get these documents for free by visiting EDGAR on the SEC's web site at www.sec.gov. Alternatively, RBS plc, RBS Securities Inc. (RBSSI) or any dealer participating in the offering will arrange to send you the prospectus and the pricing supplement at no charge if you request it by calling 1-855-RBS-ETPS (toll-free).

The RBS ETNs are not sponsored, endorsed, sold or promoted by Beeland Interests Inc. ("Beeland Interests"), James B. Rogers, Jr. or Diapason Commodities Management SA ("Diapason"). Neither Beeland Interests, James B. Rogers, Jr. nor Diapason makes any representation or warranty, express or implied, nor accepts any responsibility, regarding the accuracy or completeness of this document, or the advisability of investing in securities or commodities generally, or in the RBS ETNs or in futures particularly. "Jim Rogers", "James Beeland Rogers, Jr.", "Rogers", "Rogers International Commodity Index", "RICI", "RICI Enhanced", and the names of all other RICI Enhanced[SM] Indices mentioned herein are trademarks, service marks and/or registered marks of Beeland Interests, Inc., which is owned and controlled by James Beeland Rogers, Jr., and are used subject to license. The personal names and likeness of Jim Rogers/James Beeland Rogers, Jr. are owned and licensed by James Beeland Rogers, Jr.

NEITHER BEELAND INTERESTS NOR DIAPASON, NOR ANY OF THEIR RESPECTIVE AFFILIATES OR AGENTS, GUARANTEES THE ACCURACY AND/OR THE COMPLETENESS OF THE ROGERS INTERNATIONAL COMMODITY INDEX ("RICI"), THE RICI ENHANCED, ANY SUB-INDEX THEREOF, OR ANY DATA INCLUDED THEREIN. SUCH PERSON SHALL NOT HAVE ANY LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN AND MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY OWNERS OF THE RBS ETNS, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE RICI, THE RICI ENHANCED, ANY SUB-INDEX THEREOF, ANY DATA INCLUDED THEREIN OR THE RBS ETNS. NEITHER BEELAND INTERESTS NOR DIAPASON, NOR ANY OF THEIR RESPECTIVE AFFILIATES OR AGENTS, MAKES ANY EXPRESS OR IMPLIED WARRANTIES, AND EACH EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE RICI, THE RICI ENHANCED, ANY SUB INDEX THEREOF, OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL BEELAND INTERESTS, DIAPASON OR ANY OF THEIR RESPECTIVE AFFILIATES OR AGENTS HAVE ANY LIABILITY FOR ANY LOST PROFITS OR INDIRECT, PUNITIVE, SPECIAL, OR CONSEQUENTIAL DAMAGES OR LOSSES, EVEN IF NOTIFIED OF THE POSSIBILITY THEREOF.

NEITHER THE INDICATION THAT SECURITIES OR OTHER FINANCIAL PRODUCTS OFFERED HEREIN ARE BASED ON DATA PROVIDED BY ICE DATA LLP, NOR THE USE OF THE TRADEMARKS OF ICE DATA LLP IN CONNECTION WITH SECURITIES OR OTHER FINANCIAL PRODUCTS DERIVED FROM SUCH DATA IN ANY WAY SUGGESTS OR IMPLIES A REPRESENTATION OR OPINION BY ICE DATA OR ANY OF ITS AFFILIATES AS TO THE ATTRACTIVENESS OF INVESTMENT IN ANY SECURITIES OR OTHER FINANCIAL PRODUCTS BASED UPON OR DERIVED FROM SUCH DATA. ICE DATA IS NOT THE ISSUER OF ANY SUCH SECURITIES OR OTHER FINANCIAL PRODUCTS AND MAKES NO EXPRESS OR IMPLIED WARRANTIES WHATSOEVER, INCLUDING BUT NOT LIMITED TO, WARRANTIES OF MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE WITH RESPECT TO SUCH DATA INCLUDED OR REFLECTED THEREIN, NOR AS TO RESULTS TO BE OBTAINED BY ANY PERSON OR ANY ENTITY FROM THE USE OF THE DATA INCLUDED OR REFLECTED THEREIN.

The Index is calculated by NYSE Arca, Inc. ("NYSE Arca"), a wholly-owned subsidiary of NYSE Euronext. The RBS ETNs, which are based on the Index, are not issued, sponsored, endorsed, sold or promoted by NYSE Arca, and NYSE Arca makes no representation regarding the advisability of investing in such product.

NYSE ARCA MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND HEREBY EXPRESSLY DISCLAIMS ALL

WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO THE INDEX OR ANY DATA INCLUDED THEREIN. IN NO EVENT SHALL NYSE ARCA HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

RBS Rogers Enhanced Energy ETN

RGRE

Product Detail

The RBS Rogers Enhanced Energy Exchange Traded Notes ("**RBS ETNs**") track the RICI Enhanced [SM] Energy Total Return Index (the "**Index**") which provides exposure to 6 commodities in the oil and gas commodity futures market, plus the rate of interest that could be earned on cash collateral invested in Treasury Bills. The Index, designed in cooperation with prominent stock market and commodities investor Jim Rogers and RBS, attempts to track price changes for energy commodities.

The RBS ETNs are designed to provide commodity exposure on the basis of expected economic global demand. By investing in futures contracts with varying maturities, the Index seeks to maximize returns when there are significant price differences between near-dated and future-dated commodity contracts. This is unlike many commodity-linked investments in the market today which invest solely in front month contracts. A special rollover calendar defines specific selection criteria for each commodity contract, including term structure, seasonality and liquidity.

The individual commodity weightings are determined on the basis of the expected economic global demand for each commodity and are reset to their target weights on a semi-annual basis. Jim Rogers and the Index Committee annually review and adjust, as necessary, the composition of the Index.

Product Facts

Product type	Exchange Traded Note (ETN)
Exchange name	NYSE Arca
Daily Redemption Value	$ 26.2500
Shares Outstanding	160,000
Issue Size (USD 000's)	$ 4,175
Annual Investor Fees	0.95%
Inception Date	10/25/12
Maturity	10/29/42
Last Update	2/11/2013 1:00:00 AM

Codes

ISIN	US78009P1921
CUSIP	78009P192
Ticker	RGRE
Underlying	RICI Enhanced Energy Index

Download Prospectus (2 MB)

Download Factsheet (152 KB)

"**The Annual Investor Fee**" accrues on a daily basis.

"**Daily Redemption Value**" refers to the price per ETN at which The Royal Bank of Scotland plc shall repurchase any ETNs offered by investors for repurchase (provided that at least 20,000 ETNs are offered for repurchase) or shall redeem any ETNs called by it for redemption at its option, in each case, subject to the terms and conditions described in the pricing supplement and prospectus. The amount reflects the Daily Redemption Value at the close of the market on the prior trading day in the United States.

"**Shares Outstanding**" means to the number of ETN units outstanding at the close of market on the prior trading day in the United States.

"**Issue Size (USD 000's)**" means an amount equal to the Daily Redemption Value multiplied by Shares Outstanding.

Returns (as of market close 1/31/2013).

The returns indicated below reflects the percentage change through the end of the previous calendar month in the closing level of the index, the daily redemption value or the ETN market price, as applicable, from the beginning of the relevant period (e.g., 1 mo., 3 mos., 6 mos. prior, as the case may be). **The Index performance information below does not include the annual investor fee or any transaction costs or expenses. None of the information below should be taken as any indication of the future performance of the Index or the ETNs.**

	1 mo.	3 mo.	6 mo.	YTD	1 Yr.	Since Inception
Index	+3.71%	+3.77%	+5.08%	+3.71%	+3.75%	+4.20%
Redemption Value	N/A	N/A	N/A	N/A	N/A	N/A
ETN Market Return	N/A	N/A	N/A	N/A	N/A	N/A

Source: Bloomberg

All Return Information presented above is updated once a month and is presented as of the end of previous calendar month.

"Index" refers to the percentage change in the closing level of the Index from the month end of the relevant period (e.g., closing level of the Index from month-end, 1 mo., 3 mos., 6 mos. prior, as the case may be) through the market close at the end of the previous calendar month.

"Redemption Value" refers to the percentage change in the Daily Redemption Value of the RBS ETN from the month end of the relevant period (e.g., the Daily Redemption Value at month-end, 1 mo., 3 mos., 6 mos. prior, as the case may be) through the market close at the end of the previous calendar month.

"ETN Market Return" refers to the percentage change in the closing price of the RBS ETNs as reported on NYSE Arca from the month end of the relevant period (e.g., 1 mo., 3 mos., 6 mos. prior, as the case may be) through the market close at the end of the previous calendar month.

CERTAIN RISK CONSIDERATIONS: The RBS ETNs involve risks not associated with an investment in conventional debt securities, including a possible loss of some or all of your investment. The level of the Index must increase by an amount sufficient to offset the aggregate investor fee applicable to the RBS ETNs in order for you to receive at least the principal amount of your investment back at maturity or upon early repurchase or redemption. The RBS ETNs and the Index do not provide exposure to spot prices of the relevant commodities and, consequently, may not be representative of an investment that provides exposure to the spot prices of the relevant commodities or buying and holding the relevant commodities. The prices of commodities are volatile and are affected by numerous factors. The Index may include futures contracts on non-U.S. exchanges and trading on such exchanges may be subject to different and greater risks than trading on U.S. exchanges. **Even though the RBS ETNs are listed on the NYSE Arca, a trading market may not develop and the liquidity of the RBS ETNs may be limited and/or vary over time, as RBS plc is not required to maintain any listing of the RBS ETNs. The RBS ETNs are not principal protected and do not pay interest.** Any payment on the RBS ETNs is subject to the ability of RBS plc, as the issuer, and RBS Group, as the guarantor, to pay their respective obligations when they become due. You should carefully consider whether the RBS ETNs are suited to your particular circumstances before you decide to purchase them. We urge you to consult with your investment, legal, accounting, tax and other advisors with respect to any investment in the RBS ETNs.

The RBS ETNs are not suitable for all investors. You should carefully read the relevant pricing supplement and prospectus, including the more detailed explanation of the risks involved in any investment in the RBS ETNs as described in the "Risk Factors" section of the pricing supplement, before investing.

IMPORTANT INFORMATION: RBS plc and RBS Group have filed a registration statement (including a prospectus) with the U.S. Securities and Exchange Commission (SEC) for the offering of RBS ETNs to which this communication relates. Before you invest in any RBS ETNs, you should read the prospectus in that registration statement and other documents that have been filed by RBS plc and RBS Group with the SEC for more complete information about RBS plc and RBS Group, and the offering. You may get these documents for free by visiting EDGAR on the SEC's web site at www.sec.gov. Alternatively, RBS plc, RBS Securities Inc. (RBSSI) or any dealer participating in the offering will arrange to send you the prospectus and the pricing supplement at no charge if you request it by calling 1-855-RBS-ETPS (toll-free).

The RBS ETNs are not sponsored, endorsed, sold or promoted by Beeland Interests Inc. ("Beeland Interests"), James B. Rogers, Jr. or Diapason Commodities Management SA ("Diapason"). Neither Beeland Interests, James B. Rogers, Jr. nor Diapason makes any representation or warranty, express or implied, nor accepts any responsibility, regarding the accuracy or completeness of this document, or the advisability of investing in securities or commodities generally, or in the RBS ETNs or in futures particularly. "Jim Rogers", "James Beeland Rogers, Jr.", "Rogers", "Rogers International Commodity Index", "RICI", "RICI Enhanced", and the names of all other RICI Enhanced[SM] Indices mentioned herein are trademarks, service marks and/or registered marks of Beeland Interests, Inc., which is owned and controlled by James Beeland Rogers, Jr., and are used subject to license. The personal names and likeness of Jim Rogers/James Beeland Rogers, Jr. are owned and licensed by James Beeland Rogers, Jr.

NEITHER BEELAND INTERESTS NOR DIAPASON, NOR ANY OF THEIR RESPECTIVE AFFILIATES OR AGENTS, GUARANTEES THE ACCURACY AND/OR THE COMPLETENESS OF THE ROGERS INTERNATIONAL COMMODITY INDEX ("RICI"), THE RICI ENHANCED, ANY SUB-INDEX THEREOF, OR ANY DATA INCLUDED THEREIN. SUCH PERSON SHALL NOT HAVE ANY LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN AND MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY OWNERS OF THE RBS ETNS, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE RICI, THE RICI ENHANCED, ANY SUB-INDEX THEREOF, ANY DATA INCLUDED THEREIN OR THE RBS ETNS. NEITHER BEELAND INTERESTS NOR DIAPASON, NOR ANY OF THEIR RESPECTIVE AFFILIATES OR AGENTS, MAKES ANY EXPRESS OR IMPLIED WARRANTIES, AND EACH EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE RICI, THE RICI ENHANCED, ANY SUB INDEX THEREOF, OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL BEELAND INTERESTS, DIAPASON OR ANY OF THEIR RESPECTIVE AFFILIATES OR AGENTS HAVE ANY LIABILITY FOR ANY LOST PROFITS OR INDIRECT, PUNITIVE, SPECIAL, OR CONSEQUENTIAL DAMAGES OR LOSSES, EVEN IF NOTIFIED OF THE POSSIBILITY THEREOF.

NEITHER THE INDICATION THAT SECURITIES OR OTHER FINANCIAL PRODUCTS OFFERED HEREIN ARE BASED ON DATA PROVIDED BY ICE DATA LLP, NOR THE USE OF THE TRADEMARKS OF ICE DATA LLP IN CONNECTION WITH SECURITIES OR OTHER FINANCIAL PRODUCTS DERIVED FROM SUCH DATA IN ANY WAY SUGGESTS OR IMPLIES A REPRESENTATION OR OPINION BY ICE DATA OR ANY OF ITS AFFILIATES AS TO THE ATTRACTIVENESS OF INVESTMENT IN ANY SECURITIES OR OTHER FINANCIAL PRODUCTS BASED UPON OR DERIVED FROM SUCH DATA. ICE DATA IS NOT THE ISSUER OF ANY SUCH SECURITIES OR OTHER FINANCIAL PRODUCTS AND MAKES NO EXPRESS OR IMPLIED WARRANTIES WHATSOEVER, INCLUDING BUT NOT LIMITED TO, WARRANTIES OF MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE WITH RESPECT TO SUCH DATA INCLUDED OR REFLECTED THEREIN, NOR AS TO RESULTS TO BE OBTAINED BY ANY PERSON OR ANY ENTITY FROM THE USE OF THE DATA INCLUDED OR REFLECTED THEREIN.

The Index is calculated by NYSE Arca, Inc. ("NYSE Arca"), a wholly-owned subsidiary of NYSE Euronext. The RBS ETNs, which are based on the Index, are not issued, sponsored, endorsed, sold or promoted by NYSE Arca, and NYSE Arca makes no representation regarding the advisability of investing in such product.

NYSE ARCA MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND HEREBY EXPRESSLY DISCLAIMS ALL

WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO THE INDEX OR ANY DATA INCLUDED THEREIN. IN NO EVENT SHALL NYSE ARCA HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

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RBS Rogers Enhanced Industrial Metals ETN

RGRI

Product Detail

The RBS Rogers Enhanced Industrial Metals Exchange Traded Notes ("RBS ETNs") track the RICI Enhanced SM Industrial Metals Total Return Index (the "Index") which provides exposure to 6 commodities in the industrial metals futures market, plus the rate of interest that could be earned on cash collateral invested in Treasury Bills. The Index, designed in cooperation with prominent stock market and commodities investor Jim Rogers and RBS, attempts to track price changes for industrial metals commodities.

The RBS ETNs are designed to provide commodity exposure on the basis of expected economic global demand. By investing in futures contracts with varying maturities, the Index seeks to maximize returns when there are significant price differences between near-dated and future-dated commodity contracts. This is unlike many commodity-linked investments in the market today which invest solely in front month contracts. A special rollover calendar defines specific selection criteria for each commodity contract, including term structure, seasonality and liquidity.

The individual commodity weightings are determined on the basis of the expected economic global demand for each commodity and are reset to their target weights on a semi-annual basis. Jim Rogers and the Index Committee annually review and adjust, as necessary, the composition of the Index.

Product Facts

Product type	Exchange Traded Note (ETN)
Exchange name	NYSE Arca
Daily Redemption Value	$ 27.2236
Shares Outstanding	280,000
Issue Size (USD 000's)	$ 7,720
Annual Investor Fees	0.95%
Inception Date	10/25/12
Maturity	10/29/42
Last Update	2/11/2013 1:00:00 AM

Codes

ISIN	US78009P2184
CUSIP	78009P218
Ticker	RGRI
Underlying	RICI Enhanced Industrial Metals Index

Download Prospectus (2 MB)

Download Factsheet (157 KB)

"**The Annual Investor Fee**" accrues on a daily basis.

"**Daily Redemption Value**" refers to the price per ETN at which The Royal Bank of Scotland plc shall repurchase any ETNs offered by investors for repurchase (provided that at least 20,000 ETNs are offered for repurchase) or shall redeem any ETNs called by it for redemption at its option, in each case, subject to the terms and conditions described in the pricing supplement and prospectus. The amount reflects the Daily Redemption Value at the close of the market on the prior trading day in the United States.

"**Shares Outstanding**" means to the number of ETN units outstanding at the close of market on the prior trading day in the United States.

"**Issue Size (USD 000's)**" means an amount equal to the Daily Redemption Value multiplied by Shares Outstanding.

Returns (as of market close 1/31/2013).

The returns indicated below reflects the percentage change through the end of the previous calendar month in the closing level of the index, the daily redemption value or the ETN market price, as applicable, from the beginning of the relevant period (e.g., 1 mo., 3 mos., 6 mos. prior, as the case may be). **The index performance information below does not include the annual investor fee or any transaction costs or expenses. None of the information below should be taken as any indication of the future performance of the index or the ETNs.**

	1 mo.	3 mo.	6 mo.	YTD	1 Yr.	Since Inception
Index	+2.03%	+9.48%	+12.11%	+2.03%	-3.94%	+9.09%
Redemption Value	N/A	N/A	N/A	N/A	N/A	N/A
ETN Market Return	N/A	N/A	N/A	N/A	N/A	N/A

Source: Bloomberg

All Return information presented above is updated once a month and is presented as of the end of previous calendar month.

"Index" refers to the percentage change in the closing level of the Index from the month end of the relevant period (e.g., closing level of the Index from month-end, 1 mo., 3 mos., 6 mos. prior, as the case may be) through the market close at the end of the previous calendar month.

"Redemption Value" refers to the percentage change in the Daily Redemption Value of the RBS ETN from the month end of the relevant period (e.g., the Daily Redemption Value at month-end, 1 mo., 3 mos., 6 mos. prior, as the case may be) through the market close at the end of the previous calendar month.

"ETN Market Return" refers to the percentage change in the closing price of the RBS ETNs as reported on NYSE Arca from the month end of the relevant period (e.g., 1 mo., 3 mos., 6 mos. prior, as the case may be) through the market close at the end of the previous calendar month.

CERTAIN RISK CONSIDERATIONS: The RBS ETNs involve risks not associated with an investment in conventional debt securities, including a possible loss of some or all of your investment. The level of the Index must increase by an amount sufficient to offset the aggregate investor fee applicable to the RBS ETNs in order for you to receive at least the principal amount of your investment back at maturity or upon early repurchase or redemption. The RBS ETNs and the Index do not provide exposure to spot prices of the relevant commodities and, consequently, may not be representative of an investment that provides exposure to the spot prices of the relevant commodities or buying and holding the relevant commodities. The prices of commodities are volatile and are affected by numerous factors. The Index may include futures contracts on non-U.S. exchanges and trading on such exchanges may be subject to different and greater risks than trading on U.S. exchanges. **Even though the RBS ETNs are listed on the NYSE Arca, a trading market may not develop and the liquidity of the RBS ETNs may be limited and/or vary over time, as RBS plc is not required to maintain any listing of the RBS ETNs. The RBS ETNs are not principal protected and do not pay interest.** Any payment on the RBS ETNs is subject to the ability of RBS plc, as the issuer, and RBS Group, as the guarantor, to pay their respective obligations when they become due. You should carefully consider whether the RBS ETNs are suited to your particular circumstances before you decide to purchase them. We urge you to consult with your investment, legal, accounting, tax and other advisors with respect to any investment in the RBS ETNs.

The RBS ETNs are not suitable for all investors. You should carefully read the relevant pricing supplement and prospectus, including the more detailed explanation of the risks involved in any investment in the RBS ETNs as described in the "Risk Factors" section of the pricing supplement, before investing.

IMPORTANT INFORMATION: RBS plc and RBS Group have filed a registration statement (including a prospectus) with the U.S. Securities and Exchange Commission (SEC) for the offering of RBS ETNs to which this communication relates. Before you invest in any RBS ETNs, you should read the prospectus in that registration statement and other documents that have been filed by RBS plc and RBS Group with the SEC for more complete information about RBS plc and RBS Group, and the offering. You may get these documents for free by visiting EDGAR on the SEC's web site at www.sec.gov. Alternatively, RBS plc, RBS Securities Inc. (RBSSI) or any dealer participating in the offering will arrange to send you the prospectus and the pricing supplement at no charge if you request it by calling 1-855-RBS-ETPS (toll-free).

The RBS ETNs are not sponsored, endorsed, sold or promoted by Beeland Interests Inc. ("Beeland Interests"), James B. Rogers, Jr. or Diapason Commodities Management SA ("Diapason"). Neither Beeland Interests, James B. Rogers, Jr. nor Diapason makes any representation or warranty, express or implied, nor accepts any responsibility, regarding the accuracy or completeness of this document, or the advisability of investing in securities or commodities generally, or in the RBS ETNs or in futures particularly. "Jim Rogers", "James Beeland Rogers, Jr.", "Rogers", "Rogers International Commodity Index", "RICI", "RICI Enhanced", and the names of all other RICI Enhanced^{SM} Indices mentioned herein are trademarks, service marks and/or registered marks of Beeland Interests, Inc., which is owned and controlled by James Beeland Rogers, Jr., and are used subject to license. The personal names and likeness of Jim Rogers/James Beeland Rogers, Jr. are owned and licensed by James Beeland Rogers, Jr.

NEITHER BEELAND INTERESTS NOR DIAPASON, NOR ANY OF THEIR RESPECTIVE AFFILIATES OR AGENTS, GUARANTEES THE ACCURACY AND/OR THE COMPLETENESS OF THE ROGERS INTERNATIONAL COMMODITY INDEX ("RICI"), THE RICI ENHANCED, ANY SUB-INDEX THEREOF, OR ANY DATA INCLUDED THEREIN. SUCH PERSON SHALL NOT HAVE ANY LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN AND MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY OWNERS OF THE RBS ETNS, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE RICI, THE RICI ENHANCED, ANY SUB-INDEX THEREOF, ANY DATA INCLUDED THEREIN OR THE RBS ETNS. NEITHER BEELAND INTERESTS NOR DIAPASON, NOR ANY OF THEIR RESPECTIVE AFFILIATES OR AGENTS, MAKES ANY EXPRESS OR IMPLIED WARRANTIES, AND EACH EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE RICI, THE RICI ENHANCED, ANY SUB INDEX THEREOF, OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL BEELAND INTERESTS, DIAPASON OR ANY OF THEIR RESPECTIVE AFFILIATES OR AGENTS HAVE ANY LIABILITY FOR ANY LOST PROFITS OR INDIRECT, PUNITIVE, SPECIAL, OR CONSEQUENTIAL DAMAGES OR LOSSES, EVEN IF NOTIFIED OF THE POSSIBILITY THEREOF.

NEITHER THE INDICATION THAT SECURITIES OR OTHER FINANCIAL PRODUCTS OFFERED HEREIN ARE BASED ON DATA PROVIDED BY ICE DATA LLP, NOR THE USE OF THE TRADEMARKS OF ICE DATA LLP IN CONNECTION WITH SECURITIES OR OTHER FINANCIAL PRODUCTS DERIVED FROM SUCH DATA IN ANY WAY SUGGESTS OR IMPLIES A REPRESENTATION OR OPINION BY ICE DATA OR ANY OF ITS AFFILIATES AS TO THE ATTRACTIVENESS OF INVESTMENT IN ANY SECURITIES OR OTHER FINANCIAL PRODUCTS BASED UPON OR DERIVED FROM SUCH DATA. ICE DATA IS NOT THE ISSUER OF ANY SUCH SECURITIES OR OTHER FINANCIAL PRODUCTS AND MAKES NO EXPRESS OR IMPLIED WARRANTIES WHATSOEVER, INCLUDING BUT NOT LIMITED TO, WARRANTIES OF MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE WITH RESPECT TO SUCH DATA INCLUDED OR REFLECTED THEREIN, NOR AS TO RESULTS TO BE OBTAINED BY ANY PERSON OR ANY ENTITY FROM THE USE OF THE DATA INCLUDED OR REFLECTED THEREIN

The Index is calculated by NYSE Arca, Inc. ("NYSE Arca"), a wholly-owned subsidiary of NYSE Euronext. The RBS ETNs, which are based on the Index, are not issued, sponsored, endorsed, sold or promoted by NYSE Arca, and NYSE Arca makes no representation regarding the advisability of investing in such product.

NYSE ARCA MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND HEREBY EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO THE INDEX OR ANY DATA INCLUDED THEREIN. IN NO EVENT SHALL NYSE ARCA HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

RBS Rogers Enhanced Precious Metals ETN

RGRP

Product Detail

The RBS Rogers Enhanced Precious Metals Exchange Traded Notes ("RBS ETNs") track the RICI Enhanced SM Precious Metals Total Return Index (the "Index") which provides exposure to 4 commodities in the precious metals futures market, plus the rate of interest that could be earned on cash collateral invested in Treasury Bills. The Index, designed in cooperation with prominent stock market and commodities investor Jim Rogers and RBS, attempts to track price changes for precious metals commodities.

The RBS ETNs are designed to provide commodity exposure on the basis of expected economic global demand. By investing in futures contracts with varying maturities, the Index seeks to maximize returns when there are significant price differences between near-dated and future-dated commodity contracts. This is unlike many commodity-linked investments in the market today which invest solely in front month contracts. A special rollover calendar defines specific selection criteria for each commodity contract, including term structure, seasonality and liquidity.

The individual commodity weightings are determined on the basis of the expected economic global demand for each commodity and are reset to their target weights on a semi-annual basis. Jim Rogers and the Index Committee annually review and adjust, as necessary, the composition of the Index.

Product Facts

Product type	Exchange Traded Note (ETN)
Exchange name	NYSE Arca
Daily Redemption Value	$ 25.1873
Shares Outstanding	160,000
Issue Size (USD 000's)	$ 4,084
Annual Investor Fees	0.95%
Inception Date	10/25/12
Maturity	10/29/42
Last Update	2/11/2013 1:00:00 AM

Codes

ISIN	US78009P2002
CUSIP	78009P200
Ticker	RGRP
Underlying	RICI Enhanced Precious Metals Index

Download Prospectus (2 MB)

Download Factsheet (156 KB)

"The Annual Investor Fee" accrues on a daily basis.

"Daily Redemption Value" refers to the price per ETN at which The Royal Bank of Scotland plc shall repurchase any ETNs offered by investors for repurchase (provided that at least 20,000 ETNs are offered for repurchase) or shall redeem any ETNs called by it for redemption at its option, in each case, subject to the terms and conditions described in the pricing supplement and prospectus. The amount reflects the Daily Redemption Value at the close of the market on the prior trading day in the United States.

"Shares Outstanding" means to the number of ETN units outstanding at the close of market on the prior trading day in the United States.

"Issue Size (USD 000's)" means an amount equal to the Daily Redemption Value multiplied by Shares Outstanding.

Returns (as of market close 1/31/2013).

The returns indicated below reflects the percentage change through the end of the previous calendar month in the closing level of the index, the daily redemption value or the ETN market price, as applicable, from the beginning of the relevant period (e.g., 1 mo., 3 mos., 6 mos. prior, as the case may be). **The Index performance information below does not include the annual investor fee or any transaction costs or expenses. None of the information below should be taken as any indication of the future performance of the Index or the ETNs.**

	1 mo.	3 mo.	6 mo.	YTD	1 Yr.	Since Inception
Index	+2.29%	+1.77%	+9.58%	+2.29%	-2.73%	+1.34%
Redemption Value	N/A	N/A	N/A	N/A	N/A	N/A
ETN Market Return	N/A	N/A	N/A	N/A	N/A	N/A

Source: Bloomberg

All Return Information presented above is updated once a month and is presented as of the end of previous calendar month.

"Index" refers to the percentage change in the closing level of the Index from the month end of the relevant period (e.g., closing level of the Index from month-end, 1 mo., 3 mos., 6 mos. prior, as the case may be) through the market close at the end of the previous calendar month.

"Redemption Value" refers to the percentage change in the Daily Redemption Value of the RBS ETN from the month end of the relevant period (e.g., the Daily Redemption Value at month-end, 1 mo., 3 mos., 6 mos. prior, as the case may be) through the market close at the end of the previous calendar month.

"ETN Market Return" refers to the percentage change in the closing price of the RBS ETNs as reported on NYSE Arca from the month end of the relevant period (e.g., 1 mo., 3 mos., 6 mos. prior, as the case may be) through the market close at the end of the previous calendar month.

CERTAIN RISK CONSIDERATIONS: The RBS ETNs involve risks not associated with an investment in conventional debt securities, including a possible loss of some or all of your investment. The level of the Index must increase by an amount sufficient to offset the aggregate investor fee applicable to the RBS ETNs in order for you to receive at least the principal amount of your investment back at maturity or upon early repurchase or redemption. The RBS ETNs and the Index do not provide exposure to spot prices of the relevant commodities and, consequently, may not be representative of an investment that provides exposure to the spot prices of the relevant commodities or buying and holding the relevant commodities. The prices of commodities are volatile and are affected by numerous factors. The Index may include futures contracts on non-U.S. exchanges and trading on such exchanges may be subject to different and greater risks than trading on U.S. exchanges. **Even though the RBS ETNs are listed on the NYSE Arca, a trading market may not develop and the liquidity of the RBS ETNs may be limited and/or vary over time, as RBS plc is not required to maintain any listing of the RBS ETNs. The RBS ETNs are not principal protected and do not pay interest.** Any payment on the RBS ETNs is subject to the ability of RBS plc, as the issuer, and RBS Group, as the guarantor, to pay their respective obligations when they become due. You should carefully consider whether the RBS ETNs are suited to your particular circumstances before you decide to purchase them. We urge you to consult with your investment, legal, accounting, tax and other advisors with respect to any investment in the RBS ETNs.

The RBS ETNs are not suitable for all investors. You should carefully read the relevant pricing supplement and prospectus, including the more detailed explanation of the risks involved in any investment in the RBS ETNs as described in the "Risk Factors" section of the pricing supplement, before investing.

IMPORTANT INFORMATION: RBS plc and RBS Group have filed a registration statement (including a prospectus) with the U.S. Securities and Exchange Commission (SEC) for the offering of RBS ETNs to which this communication relates. Before you invest in any RBS ETNs, you should read the prospectus in that registration statement and other documents that have been filed by RBS plc and RBS Group with the SEC for more complete information about RBS plc and RBS Group, and the offering. You may get these documents for free by visiting EDGAR on the SEC's web site at www.sec.gov. Alternatively, RBS plc, RBS Securities Inc. (RBSSI) or any dealer participating in the offering will arrange to send you the prospectus and the pricing supplement at no charge if you request it by calling 1-855-RBS-ETPS (toll-free).

The RBS ETNs are not sponsored, endorsed, sold or promoted by Beeland Interests Inc. ("Beeland Interests"), James B. Rogers, Jr. or Diapason Commodities Management SA ("Diapason"). Neither Beeland Interests, James B. Rogers, Jr. nor Diapason makes any representation or warranty, express or implied, nor accepts any responsibility, regarding the accuracy or completeness of this document, or the advisability of investing in securities or commodities generally, or in the RBS ETNs or in futures particularly. "Jim Rogers", "James Beeland Rogers, Jr.", "Rogers", "Rogers International Commodity Index", "RICI", "RICI Enhanced", and the names of all other RICI Enhanced℠ Indices mentioned herein are trademarks, service marks and/or registered marks of Beeland Interests, Inc., which is owned and controlled by James Beeland Rogers, Jr., and are used subject to license. The personal names and likeness of Jim Rogers/James Beeland Rogers, Jr. are owned and licensed by James Beeland Rogers, Jr.

NEITHER BEELAND INTERESTS NOR DIAPASON, NOR ANY OF THEIR RESPECTIVE AFFILIATES OR AGENTS, GUARANTEES THE ACCURACY AND/OR THE COMPLETENESS OF THE ROGERS INTERNATIONAL COMMODITY INDEX ("RICI"), THE RICI ENHANCED, ANY SUB-INDEX THEREOF, OR ANY DATA INCLUDED THEREIN. SUCH PERSON SHALL NOT HAVE ANY LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN AND MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY OWNERS OF THE RBS ETNS, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE RICI, THE RICI ENHANCED, ANY SUB-INDEX THEREOF, ANY DATA INCLUDED THEREIN OR THE RBS ETNS. NEITHER BEELAND INTERESTS NOR DIAPASON, NOR ANY OF THEIR RESPECTIVE AFFILIATES OR AGENTS, MAKES ANY EXPRESS OR IMPLIED WARRANTIES, AND EACH EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE RICI, THE RICI ENHANCED, ANY SUB INDEX THEREOF, OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL BEELAND INTERESTS, DIAPASON OR ANY OF THEIR RESPECTIVE AFFILIATES OR AGENTS HAVE ANY LIABILITY FOR ANY LOST PROFITS OR INDIRECT, PUNITIVE, SPECIAL, OR CONSEQUENTIAL DAMAGES OR LOSSES, EVEN IF NOTIFIED OF THE POSSIBILITY THEREOF.

NEITHER THE INDICATION THAT SECURITIES OR OTHER FINANCIAL PRODUCTS OFFERED HEREIN ARE BASED ON DATA PROVIDED BY ICE DATA LLP, NOR THE USE OF THE TRADEMARKS OF ICE DATA LLP IN CONNECTION WITH SECURITIES OR OTHER FINANCIAL PRODUCTS DERIVED FROM SUCH DATA IN ANY WAY SUGGESTS OR IMPLIES A REPRESENTATION OR OPINION BY ICE DATA OR ANY OF ITS AFFILIATES AS TO THE ATTRACTIVENESS OF INVESTMENT IN ANY SECURITIES OR OTHER FINANCIAL PRODUCTS BASED UPON OR DERIVED FROM SUCH DATA. ICE DATA IS NOT THE ISSUER OF ANY SUCH SECURITIES OR OTHER FINANCIAL PRODUCTS AND MAKES NO EXPRESS OR IMPLIED WARRANTIES WHATSOEVER, INCLUDING BUT NOT LIMITED TO, WARRANTIES OF MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE WITH RESPECT TO SUCH DATA INCLUDED OR REFLECTED THEREIN, NOR AS TO RESULTS TO BE OBTAINED BY ANY PERSON OR ANY ENTITY FROM THE USE OF THE DATA INCLUDED OR REFLECTED THEREIN

The Index is calculated by NYSE Arca, Inc. ("NYSE Arca"), a wholly-owned subsidiary of NYSE Euronext. The RBS ETNs, which are based on the Index, are not issued, sponsored, endorsed, sold or promoted by NYSE Arca, and NYSE Arca makes no representation regarding the advisability of investing in such product.

NYSE ARCA MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND HEREBY EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO THE INDEX OR ANY DATA INCLUDED THEREIN. IN NO EVENT SHALL NYSE ARCA HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

RBS US Large Cap Alternator ETN™

ALTL

Product Detail

The RBS US Large Cap Alternator ETNs™ are designed for investors who seek exposure to the RBS US Large Cap Alternator Index™ (USD) (the "Index"). The Index utilizes a systematic relative strength strategy to provide exposure to either the S&P 500® Total Return Index, the S&P 500® Low Volatility Total Return Index or the S&P 500® Equal Weight Total Return Index (each, an "Underlying Index"), depending at any given time on the relative performance of the Underlying Indices as measured by their Relative Strength Scores. A "Relative Strength Score" is assigned to each Underlying Index on the last Index business day of each calendar month that is not a disrupted day (a "determination date") and is the simple average of the returns of that Underlying Index for the prior one-month, three-month, six-month, nine-month and twelve-month periods. The Index will track the return of the Underlying Index with the highest Relative Strength Score on any determination date, but not the other two Underlying Indices, for the following month.

Product Facts

Product type	Exchange Traded Note (ETN)
Underlying Index Reference	S&P 500 Equal Weight
Exchange name	NYSE Arca
Daily Redemption Value	$ 28.0907
Shares Outstanding	160,000
Issue Size (USD 000's)	$ 4,473
Annual Investor Fee when Tracking Cash Rate	1.00 %
Annual Investor Fees	1.00%
Inception Date	08/30/12
Maturity	09/05/42
Last Update	2/11/2013 1:00:00 AM

Codes

ISIN	US78009P1681
CUSIP	78009P168
Ticker	ALTL
Underlying	RBS US Large Cap Alternator Index

Download Prospectus (769 KB)

Download Factsheet (237 KB)

"The Annual Investor Fee" accrues on a daily basis.
"Daily Redemption Value" refers to the price per ETN at which The Royal Bank of Scotland plc shall repurchase any ETNs offered by investors for repurchase (provided that at least 20,000 ETNs are offered for repurchase) or shall redeem any ETNs called by it for redemption at its option, in each case, subject to the terms and conditions described in the pricing supplement and prospectus. The amount reflects the Daily Redemption Value at the close of the market on the prior trading day in the United States.
"Shares Outstanding" means to the number of ETN units outstanding at the close of market on the prior trading day in the United States.
"Issue Size (USD 000's)" means an amount equal to the Daily Redemption Value multiplied by Shares Outstanding.
"Underlying Index Reference" refers to which Underlying Index had the highest Relative Strength Score on the most recent determination date, and therefore, which Underlying Index the Index is currently tracking.

CERTAIN RISK CONSIDERATIONS: The RBS ETNs involve risks not associated with an investment in conventional debt securities, including a possible loss of some or all of your investment. The level of the Index must increase by an amount sufficient to offset the aggregate investor fee applicable to the RBS ETNs in order for you to receive at least the principal amount of your investment back at maturity or upon early repurchase or redemption. The Index may underperform the S&P 500® Index or any Underlying Index. Even though the RBS ETNs are listed on the NYSE Arca, a trading market may not develop and the liquidity of the RBS ETNs may be limited and/or vary over time, as The Royal Bank of Scotland plc ("RBS plc") is not required to maintain any listing of the RBS ETNs. The RBS ETNs are not principal protected and do not pay interest. Any payment on the RBS ETNs is subject to the ability of RBS plc, as the issuer, and The Royal Bank of Scotland Group plc ("RBS Group"), as the guarantor, to pay their respective obligations when they become due. You should carefully consider whether the RBS ETNs are suited to your particular circumstances before you decide to purchase them. We urge you to consult with your investment, legal, accounting, tax and other advisors with respect to any investment in the RBS ETNs.

The RBS ETNs are not suitable for all investors. You should carefully read the relevant pricing supplement and prospectus, including the more detailed explanation of the risks involved in any investment in the RBS ETNs as described in the "Risk Factors" section of the pricing supplement, before investing.

IMPORTANT INFORMATION: RBS plc and RBS Group have filed a registration statement (including a prospectus) with the U.S. Securities and Exchange Commission ("SEC") for the offering of RBS ETNs to which this communication relates. Before you invest in any RBS ETNs, you should read the prospectus in that registration statement and other documents that have been filed by RBS plc and RBS Group with the SEC for more complete information about RBS plc and RBS Group, and the offering. You may get these documents for free by visiting EDGAR on the SEC's website at www.sec.gov. Alternatively, RBS plc, RBS Securities Inc. ("RBSSI") or any dealer participating in the offering will arrange to send you the prospectus and the pricing supplement at no charge if you request it by calling 1-855-RBS-ETPS (toll-free).

The RBS US Large Cap Alternator Index™ (USD) is the property of RBS plc (the "Index Sponsor"), which has contracted with S&P Opco, LLC, a subsidiary of S&P Dow Jones Indices LLC ("S&P Dow Jones Indices") to maintain and calculate the Index. The S&P 500® Index, S&P 500 Low Volatility Index® and S&P 500® Equal Weight Index™ (including the total return versions) are the exclusive property of S&P Dow Jones Indices and have been licensed for use by the Index Sponsor in connection with the Index. S&P Dow Jones Indices, its affiliates and their third party licensors shall have no liability for any errors or omissions in calculating the Index. S&P® is a registered trademark of Standard & Poor's Financial Services LLC ("SPFS") and Dow Jones® is a registered trademark of Dow Jones Trademark Holdings LLC ("Dow Jones"). These trademarks have been licensed to S&P Dow Jones Indices. S&P®, S&P 500®, S&P 500 Low Volatility Index®, S&P 500® Equal Weight Index™ and S&P 500® EWI™ are trademarks of SPFS and together with the "Calculated by S&P Dow Jones Indices Custom" and its related stylized mark(s) have been licensed for use by the Index Sponsor.

RBS US Large Cap Trendpilot™ ETN

TRND

Product Detail

The RBS US Large Cap Trendpilot™ ETNs are designed for investors who seek exposure to the RBS US Large Cap Trendpilot™ Index (USD) (the "Index"). The Index utilizes a systematic trend-following strategy to provide exposure to either the S&P 500® Total Return Index (the "Benchmark Index") or the yield on a hypothetical notional investment in 3-month U.S. Treasury bills (the "Cash Rate"), depending on the relative performance of the Benchmark Index on a simple historical moving average basis. If the level of the Benchmark Index is at or above its historical 200-Index business day simple moving average for five consecutive Index business days (i.e., a "positive trend" is established), the Index will track the return on the Benchmark Index, and will have no exposure to the Cash Rate until a negative trend occurs. Conversely, if the level of the Benchmark Index is below such average for five consecutive Index business days (i.e., a "negative trend" is established), then the Index will track the Cash Rate instead of the return on the Benchmark Index and will have no exposure to the Benchmark Index until the next positive trend.

Product Facts

Product type	Exchange Traded Note (ETN)
Current RBS Trendpilot Indicator	Benchmark Index
Exchange name	NYSE Arca
Daily Redemption Value	$ 29.4176
Shares Outstanding	3,804,000
Issue Size (USD 000's)	$ 106,878
Annual Investor Fee when Tracking Cash Rate	0.50 %
Annual Investor Fees	1.00*
Annual Investor Fee when Tracking Benchmark Index	1.00 %
Inception Date	12/06/10
Maturity	12/07/40

show more

Codes

ISIN	US78009L3087
CUSIP	78009L308
Ticker	TRND
Underlying	RBS US Large Cap Trendpilot Index
Intraday Indicative Value Ticker	TRND.IV

Download Prospectus (2 MB)

Download Factsheet (196 KB)

"The Annual Investor Fee" accrues on a daily basis.
"Daily Redemption Value" refers to the price per ETN at which The Royal Bank of Scotland plc shall repurchase any ETNs offered by investors for repurchase (provided that at least 20,000 ETNs are offered for repurchase) or shall redeem any ETNs called by it for redemption at its option, in each case, subject to the terms and conditions described in the pricing supplement and prospectus. The amount reflects the Daily Redemption Value at the close of the market on the prior trading day in the United States.
"Shares Outstanding" means to the number of ETN units outstanding at the close of market on the prior trading day in the United States.
"Issue Size (USD 000's)" means an amount equal to the Daily Redemption Value multiplied by Shares Outstanding.
"Current RBS Trendpilot Indicator" refers to the trend of the Index. The Index will track the Benchmark Index when it is in a positive trend, and will track the Cash Rate when it is in a negative trend.

Returns (as of market close 1/31/2013).

The returns indicated below reflects the percentage change through the end of the previous calendar month in the closing level of the index, the daily redemption value or the ETN market price, as applicable, from the beginning of the relevant period (e.g., 1 mo., 3 mos., 6 mos. prior, as the case may be). **The Index performance information below does not include the annual investor fee or any transaction costs or expenses. None of the information below should be taken as any indication of the future performance of the Index or the ETNs.**

	1 mo.	3 mo.	6 mo.	YTD	1 Yr.	Since Inception
Index	+5.18%	+6.76%	+9.91%	+5.18%	+16.78%	+18.45%
Redemption Value	+5.09%	+6.49%	+9.36%	+5.09%	+15.61%	+16.15%

	1 mo.	3 mo.	6 mo.	YTD	1 Yr.	Since Inception
ETN Market Return	+5.02%	+6.63%	+9.69%	+5.02%	+15.80%	+16.36%

Source: Bloomberg

All Return Information presented above is updated once a month and is presented as of the end of previous calendar month.

"Index" refers to the percentage change in the closing level of the Index from the month end of the relevant period (e.g., closing level of the Index from month-end, 1 mo., 3 mos., 6 mos. prior, as the case may be) through the market close at the end of the previous calendar month.

"Redemption Value" refers to the percentage change in the Daily Redemption Value of the RBS ETN from the month end of the relevant period (e.g., the Daily Redemption Value at month-end, 1 mo., 3 mos., 6 mos. prior, as the case may be) through the market close at the end of the previous calendar month.

"ETN Market Return" refers to the percentage change in the closing price of the RBS ETNs as reported on NYSE Arca from the month end of the relevant period (e.g., 1 mo., 3 mos., 6 mos. prior, as the case may be) through the market close at the end of the previous calendar month.

CERTAIN RISK CONSIDERATIONS: The RBS ETNs involve risks not associated with an investment in conventional debt securities, including a possible loss of some or all of your investment. The level of the Index must increase by an amount sufficient to offset the aggregate investor fee applicable to the RBS ETNs in order for you to receive at least the principal amount of your investment back at maturity or upon early repurchase or redemption. The Index may underperform the Benchmark Index, and is expected to perform poorly in volatile markets. **Even though the RBS ETNs are listed on the NYSE Arca, a trading market may not develop and the liquidity of the RBS ETNs may be limited and/or vary over time, as RBS plc is not required to maintain any listing of the RBS ETNs. The RBS ETNs are not principal protected and do not pay interest.** Any payment on the RBS ETNs is subject to the ability of RBS plc, as the issuer, and RBS Group plc, as the guarantor, to pay their respective obligations when they become due. You should carefully consider whether the RBS ETNs are suited to your particular circumstances before you decide to purchase them. We urge you to consult with your investment, legal, accounting, tax and other advisors with respect to any investment in the RBS ETNs. **The RBS ETNs are not suitable for all investors. You should carefully read the relevant pricing supplement and prospectus, including the more detailed explanation of the risks involved in any investment in the RBS ETNs as described in the "Risk Factors" section of the pricing supplement, before investing.**

IMPORTANT INFORMATION: The Royal Bank of Scotland plc (RBS plc) and The Royal Bank of Scotland Group plc (RBS Group) have filed a registration statement (including a prospectus) with the U.S. Securities and Exchange Commission (SEC) for the offering of RBS ETNs to which this communication relates. Before you invest in any RBS ETNs, you should read the prospectus in that registration statement and other documents that have been filed by RBS plc and RBS Group with the SEC for more complete information about RBS plc and RBS Group, and the offering. You may get these documents for free by visiting EDGAR on the SEC's web site at www.sec.gov. Alternatively, RBS plc, RBS Securities Inc. (RBSSI) or any dealer participating in the offering will arrange to send you the prospectus and the pricing supplement at no charge if you request it by calling 1-855-RBS-ETPS (toll-free).

RBS US Large Cap Trendpilot™ Index (USD) (Index) is the property of The Royal Bank of Scotland plc, which has contracted with Standard & Poor's Financial Services LLC (S&P) to maintain and calculate the Index. The S&P 500® Index is the exclusive property of S&P and has been licensed for use by RBSSI and its affiliates in connection with the Index. S&P shall have no liability for any errors or omissions in calculating the Index. "Standard & Poor's®," "S&P®" and "S&P 500®" are registered trademarks of S&P. "Calculated by S&P Custom Indices" and its related stylized mark are service marks of S&P and have been licensed for use by RBSSI and its affiliates. The RBS ETNs are not sponsored, endorsed, sold or promoted by S&P or its affiliates, and neither S&P nor its affiliates make any representation regarding the advisability of investing in the RBS ETNs.

RBS US Mid Cap Trendpilot™ ETN

TRNM

Product Detail

The RBS US Mid Cap Trendpilot™ ETNs are designed for investors who seek exposure to the RBS US Mid Cap Trendpilot™ Index (USD) (the "Index"). The Index utilizes a systematic trend-following strategy to provide exposure to either the S&P MidCap 400® Total Return Index (the "Benchmark Index") or the yield on a hypothetical notional investment in 3-month U.S. Treasury bills (the "Cash Rate"), depending on the relative performance of the Benchmark Index on a simple historical moving average basis. If the level of the Benchmark Index is at or above its historical 200-Index business day simple moving average for five consecutive Index business days (i.e., a "positive trend" is established), the Index will track the return on the Benchmark Index, and will have no exposure to the Cash Rate until a negative trend occurs. Conversely, if the level of the Benchmark Index is below such average for five consecutive index business days (i.e., a "negative trend" is established), then the Index will track the Cash Rate instead of the return on the Benchmark Index and will have no exposure to the Benchmark Index until the next positive trend.

Product Facts

Product type	Exchange Traded Note (ETN)
Current RBS Trendpilot Indicator	Benchmark Index
Exchange name	NYSE Arca
Daily Redemption Value	$ 26.8877
Shares Outstanding	1,530,000
Issue Size (USD 000's)	$ 36,652
Annual Investor Fee when Tracking Cash Rate	0.50 %
Annual Investor Fees	1.00*
Annual Investor Fee when Tracking Benchmark Index	1.00 %
Inception Date	01/25/11
Maturity	01/25/41

show more

Codes

ISIN	US78009L2097
CUSIP	78009L209
Ticker	TRNM
Underlying	RBS US Mid Cap Trendpilot Index
Intraday Indicative Value Ticker	TRNM.IV

Download Prospectus (883 KB)

Download Factsheet (200 KB)

"The Annual Investor Fee" accrues on a daily basis.
"Daily Redemption Value" refers to the price per ETN at which The Royal Bank of Scotland plc shall repurchase any ETNs offered by investors for repurchase (provided that at least 20,000 ETNs are offered for repurchase) or shall redeem any ETNs called by it for redemption at its option, in each case, subject to the terms and conditions described in the pricing supplement and prospectus. The amount reflects the Daily Redemption Value at the close of the market on the prior trading day in the United States.
"Shares Outstanding" means to the number of ETN units outstanding at the close of market on the prior trading day in the United States.
"Issue Size (USD 000's)" means an amount equal to the Daily Redemption Value multiplied by Shares Outstanding.
"Current RBS Trendpilot Indicator" refers to the trend of the Index. The Index will track the Benchmark Index when it is in a positive trend, and will track the Cash Rate when it is in a negative trend.

Returns (as of market close 1/31/2013)

The returns indicated below reflects the percentage change through the end of the previous calendar month in the closing level of the index, the daily redemption value or the ETN market price, as applicable, from the beginning of the relevant period (e.g., 1 mo., 3 mos., 6 mos. prior, as the case may be). **The index performance information below does not include the annual investor fee or any transaction costs or expenses. None of the information below should be taken as any indication of the future performance of the Index or the ETNs.**

	1 mo.	3 mo.	6 mo.	YTD	1 Yr.	Since Inception
Index	+7.22%	+11.98%	+17.19%	+7.22%	+18.56%	+8.15%
Redemption Value	+7.13%	+11.70%	+16.60%	+7.13%	+17.37%	+6.22%

	1 mo.	3 mo.	6 mo.	YTD	1 Yr.	Since Inception
ETN Market Return	+7.43%	+12.42%	+16.50%	+7.43%	+17.48%	+6.48%

Source: Bloomberg

All Return information presented above is updated once a month and is presented as of the end of previous calendar month.

"Index" refers to the percentage change in the closing level of the Index from the month end of the relevant period (e.g., closing level of the Index from month-end, 1 mo., 3 mos., 6 mos. prior, as the case may be) through the market close at the end of the previous calendar month.

"Redemption Value" refers to the percentage change in the Daily Redemption Value of the RBS ETN from the month end of the relevant period (e.g., the Daily Redemption Value at month-end, 1 mo., 3 mos., 6 mos. prior, as the case may be) through the market close at the end of the previous calendar month.

"ETN Market Return" refers to the percentage change in the closing price of the RBS ETNs as reported on NYSE Arca from the month end of the relevant period (e.g., 1 mo., 3 mos., 6 mos. prior, as the case may be) through the market close at the end of the previous calendar month.

CERTAIN RISK CONSIDERATIONS: The RBS ETNs involve risks not associated with an investment in conventional debt securities, including a possible loss of some or all of your investment. The level of the Index must increase by an amount sufficient to offset the aggregate investor fee applicable to the RBS ETNs in order for you to receive at least the principal amount of your investment back at maturity or upon early repurchase or redemption. The Index may underperform the Benchmark Index, and is expected to perform poorly in volatile markets. **Even though the RBS ETNs are listed on the NYSE Arca, a trading market may not develop and the liquidity of the RBS ETNs may be limited and/or vary over time, as RBS plc is not required to maintain any listing of the RBS ETNs. The RBS ETNs are not principal protected and do not pay interest.** Any payment on the RBS ETNs is subject to the ability of RBS plc, as the issuer, and RBS Group plc, as the guarantor, to pay their respective obligations when they become due. You should carefully consider whether the RBS ETNs are suited to your particular circumstances before you decide to purchase them. We urge you to consult with your investment, legal, accounting, tax and other advisors with respect to any investment in the RBS ETNs. **The RBS ETNs are not suitable for all investors. You should carefully read the relevant pricing supplement and prospectus, including the more detailed explanation of the risks involved in any investment in the RBS ETNs as described in the "Risk Factors" section of the pricing supplement, before investing.**

IMPORTANT INFORMATION: The Royal Bank of Scotland plc (RBS plc) and The Royal Bank of Scotland Group plc (RBS Group) have filed a registration statement (including a prospectus) with the U.S. Securities and Exchange Commission (SEC) for the offering of RBS ETNs to which this communication relates. Before you invest in any RBS ETNs, you should read the prospectus in that registration statement and other documents that have been filed by RBS plc and RBS Group with the SEC for more complete information about RBS plc and RBS Group, and the offering. You may get these documents for free by visiting EDGAR on the SEC's web site at www.sec.gov. Alternatively, RBS plc, RBS Securities Inc. (RBSSI) or any dealer participating in the offering will arrange to send you the prospectus and the pricing supplement at no charge if you request it by calling 1-855-RBS-ETPS (toll-free).

RBS US Mid Cap Trendpilot™ Index (USD) (Index) is the property of The Royal Bank of Scotland plc, which has contracted with Standard & Poor's Financial Services LLC (S&P) to maintain and calculate the Index. The S&P MidCap 400® Index is the exclusive property of S&P and has been licensed for use by RBSSI and its affiliates in connection with the Index. S&P shall have no liability for any errors or omissions in calculating the Index. "Standard & Poor's®," "S&P®" and "S&P MidCap 400®" are registered trademarks of S&P. "Calculated by S&P Custom Indices" and its related stylized mark are service marks of S&P and have been licensed for use by RBSSI and its affiliates. The RBS ETNs are not sponsored, endorsed, sold or promoted by S&P or its affiliates, and neither S&P nor its affiliates make any representation regarding the advisability of investing in the RBS ETNs.

What are RBS Exchange Traded Notes?

RBS Exchange Traded notes (ETNs) are unsecured and senior obligations of the relevant issuing RBS entity (the Issuer), which is The Royal Bank of Scotland plc (RBS plc). RBS ETNs issued by RBS plc are fully and unconditionally guaranteed by The Royal Bank of Scotland Group plc (RBS Group). Any payments on the RBS ETNs when they become due at maturity or upon early repurchase or redemption are dependent on the ability of the relevant Issuer to pay. The returns on the RBS ETNs track the performance of an underlying market measure(s). RBS ETNs are registered with the Securities and Exchange Commission (SEC) under the Securities Act of 1933, and are listed on a U.S. securities exchange.

To download a PDF copy of the FAQs, click here

	RBS ETNs	ETFs	Mutual Funds
Type of Security	The securities are unsecured and senior obligations of the relevant Issuer. Securities are registered under the Securities Act of 1933.	Equity securities of the issuer. Securities are registered under the Securities Act of 1933 and issuer is registered under the Investment Company Act of 1940.	Equity securities of the issuer. Securities are registered under the Securities Act of 1933 and issuer is registered under the Investment Company Act of 1940.
Legal Structure and Ownership	Unsecured and senior obligations of the relevant Issuer with no rights to any specified pool of assets. Not FDIC insured.	Equity ownership in the investment company. Not FDIC insured.	Equity ownership in the investment company. Not FDIC insured.
Investor Fees	Annual investor fees apply. Fee amount depends on the ETN and will be disclosed in the applicable pricing supplement and prospectus filed with the SEC. Brokerage commissions will apply when ETNs are bought or sold.	Investors bear management fees and operating expenses, which will vary by ETF. Brokerage commissions will apply when ETF shares are bought or sold.	Investors bear management fees and operating expenses, which will vary by mutual fund. Investors may also pay or bear sales loads (front-end or deferred), redemption fees, account fees, purchase fees and/or distribution and service fees.
Primary Risk	Issuer credit risk and market risk.	Tracking error and market risk.	Market risk and, in the case of index mutual funds, tracking error.
Liquidity – Exchange	Securities may be sold on an exchange intraday at market price.	Securities may be sold on an exchange intraday at market price.	No exchange liquidity.
Liquidity – Repurchase/ Redemption	ETNs are repurchasable daily via broker-dealers at a specified repurchase price, subject to minimum size requirements. We may charge a repurchase fee in connection with certain ETNs.	Retail investors may not redeem. Only broker-dealers that agree to act as "authorized participants" (APs) of the ETF may redeem. ETF shares are redeemable daily by APs at the net asset value (NAV), calculated as of the close of business, subject to minimum size requirements. APs must pay transaction fees in order to redeem.	Redeemable daily at the net asset value (NAV) of the mutual fund calculated as of the close of business. Certain investor fees may be payable upon redemption.
Distributions	Most ETNs do not pay periodic distributions. We may make periodic distributions on certain ETNs and some ETNs may track indices which index levels reflect reinvestment of dividends, if any, distributed by the underlying companies.	Yes (dividends/distributions by underlying portfolio securities held by the ETF).	Yes (dividends/distributions by underlying portfolio securities held by the mutual fund).
Maturity	Typically 10-30 years.	Unlimited.	Unlimited.
Short Sales	Available subject to SEC rules.	Available subject to SEC rules.	No.
Voting Rights	No, except for changes to the terms of the ETN.	Yes.	Yes.
Tax	Depends on the underlying market measure(s), coupon payments, if any, and when the ETN is sold, redeemed or matures, among other factors.	Depends on the assets held by the ETF, distributions by the ETF and when the ETF shares are sold or redeemed, among other factors.	Depends on the assets held by the mutual funds, distributions by the mutual fund and when the mutual fund shares are sold or redeemed, among other factors.

The Royal Bank of Scotland plc (RBS plc), The Royal Bank of Scotland Group plc, The Royal Bank of Scotland N.V. (RBS N.V.), RBS Holdings N.V. (collectively, the RBS Entities) have each filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC) for the offering of RBS ETNs to which this communication may relate. Before you invest in any RBS ETNs, you should read the relevant prospectus in such registration statement and other documents that have been filed with the SEC for more complete information about the relevant RBS Entities and offerings. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov . Alternatively, RBS N.V., RBS plc, RBS Securities Inc. or any dealer participating in the relevant offering will arrange to send you the relevant prospectus and pricing supplements if you request by calling 1-855-RBS-ETPS (toll-free).

Frequently Asked Questions

What are RBS Exchange Traded Notes?

RBS Exchange Traded Notes (RBS ETNs) are unsecured and senior obligations of either The Royal Bank of Scotland N.V. (RBS N.V.) or The Royal Bank of Scotland plc (RBS plc). RBS ETNs are fully and unconditionally guaranteed by RBS Holdings N.V. (RBS Holdings) or The Royal Bank of Scotland Group plc (RBS Group), respectively. Any payment on the RBS ETNs is subject to the ability of the applicable issuer and guarantor to pay their respective obligations as they become due.

To find out more
Call toll free
855-RBS-ETPS or visit
www.rbs.com/etnUS

How do RBS ETNs differ from ETFs and Mutual Funds?

RBS ETNs, ETFs and mutual funds are all SEC-registered securities. However, there are key differences among RBS ETNs, ETFs and mutual funds.

	RBS ETNs	ETFs	Mutual Funds
Type of Security	The securities are unsecured and senior obligations of the relevant issuer. Securities are registered under the Securities Act of 1933.	Equity securities of the issuer. Securities are registered under the Securities Act of 1933 and issuer is registered under the Investment Company Act of 1940.	Equity securities of the issuer. Securities are registered under the Securities Act of 1933 and issuer is registered under the Investment Company Act of 1940.
Legal Structure and Ownership	Unsecured and senior obligations of the relevant issuer with no rights to any specified pool of assets. Not FDIC insured.	Equity ownership in the investment company. Not FDIC insured.	Equity ownership in the investment company. Not FDIC insured.
Investor Fees	Annual investor fees apply. Fee amount depends on the ETN and will be disclosed in the applicable pricing supplement and prospectus filed with the SEC. Brokerage commissions will apply when ETNs are bought or sold.	Investors bear management fees and operating expenses, which will vary by ETF. Brokerage commissions will apply when ETF shares are bought or sold.	Investors bear management fees and operating expenses, which will vary by mutual fund. Investors may also pay or bear sales loads (front-end or deferred), redemption fees, account fees, purchase fees and/or distribution and service fees.
Primary Risk	Issuer credit risk and market risk.	Tracking error and market risk.	Market risk and, in the case of index mutual funds, tracking error.
Liquidity – Exchange	Securities may be sold on an exchange intraday at market price.	Securities may be sold on an exchange intraday at market price.	No exchange liquidity.
Liquidity – Repurchase/ Redemption	ETNs are repurchasable daily via broker-dealers at a specified repurchase price, subject to minimum size requirements. We may charge a repurchase fee in connection with certain ETNs.	Retail investors may not redeem. Only broker-dealers that agree to act as "authorized participants" (APs) of the ETF may redeem. ETF shares are redeemable daily by APs at the net asset value (NAV), calculated as of the close of business, subject to minimum size requirements. APs must pay transaction fees in order to redeem.	Redeemable daily at the net asset value (NAV) of the mutual fund calculated as of the close of business. Certain investor fees may be payable upon redemption.

Table continues on page 2

RBS

	RBS ETNs	ETFs	Mutual Funds
Distributions	Most ETNs do not pay periodic distributions. We may make periodic distributions on certain ETNs and some ETNs may track indices which index levels reflect reinvestment of dividends, if any, distributed by the underlying companies.	Yes (dividends/distributions by underlying portfolio securities held by the ETF).	Yes (dividends/distributions by underlying portfolio securities held by the mutual fund).
Maturity	Typically 10-30 years.	Unlimited.	Unlimited.
Short Sales	Available subject to SEC rules.	Available subject to SEC rules.	No.
Voting Rights	No, except for changes to the terms of the ETN.	Yes.	Yes.
Tax	Depends on the underlying market measure(s), coupon payments, if any, and when the ETN is sold, redeemed or matures, among other factors.	Depends on the assets held by the ETF, distributions by the ETF and when the ETF shares are sold or redeemed, among other factors.	Depends on the assets held by the mutual funds, distributions by the mutual fund and when the mutual fund shares are sold or redeemed, among other factors.

What are some of the market measures to which an RBS ETN can be linked?

- The return on RBS ETNs is based on the performance of underlying market measure(s) across various asset classes such as equity or commodity indices and commodities, which are described in the pricing supplement and prospectus applicable to your RBS ETN.

How do I buy an RBS ETN?

- RBS ETNs are listed and traded on a U.S. securities exchange (currently, NYSE Arca) and can be bought and sold during trading hours, in a similar manner to buying or selling publicly traded stocks.
- RBS ETNs can be purchased through your broker, financial advisor or an online trading platform.

What happens if I buy and hold an RBS ETN to its maturity?

- The applicable issuer will pay you an amount in cash equal to the daily redemption value of your RBS ETN on the applicable valuation date.
- The daily redemption value on the applicable valuation date will depend on the performance of the underlying market measure(s) to which the RBS ETN is linked, less applicable investor fees.
- Payments are subject to the applicable issuer's (and in the case of the guarantee, the applicable guarantor's) ability to pay.

Can I offer my RBS ETNs for repurchase by the issuer before their maturity date?

- If you own a minimum amount of a specific RBS ETN, you can offer to have your RBS ETNs repurchased by the applicable issuer at the daily redemption value through your broker, provided that your broker offers the minimum repurchase amount for that RBS ETN.

The pricing supplement for a specific RBS ETN contains the repurchase procedures for your broker to follow.

What is the daily redemption value of an RBS ETN?

- The daily redemption value of an RBS ETN is the amount that would be payable by the applicable issuer to the investor if the RBS ETN was repurchased or redeemed by that issuer and that date was the applicable valuation date.
- The daily redemption value for an RBS ETN will depend on the performance of the underlying market measure(s) to which the RBS ETN is linked, less applicable investor fees.
- The daily redemption value for each outstanding RBS ETN will be published on www.rbs.com/etnUS.

Can an RBS ETN trade at a premium or discount to its daily redemption value or indicative value?

- If you sell RBS ETNs in the secondary market you will receive the market price of the RBS ETNs, which may be more or less than the stated face amount, the indicative value or the daily redemption value of your RBS ETNs, and which may be more or less than what you paid for them.
- For example, the issuer may decide to issue and sell additional RBS ETNs from time to time at a price that is higher or lower than the stated face amount, based on the indicative value of the RBS ETNs at that time.
- The applicable issuer is under no obligation to issue or sell additional RBS ETNs, and if that issuer does sell additional RBS ETNs, that issuer may stop selling additional RBS ETNs for any reason. This could materially and adversely affect the price and liquidity of the RBS ETNs in the secondary market.
- The RBS ETNs may trade at a premium if the applicable issuer suspends the issuance of additional RBS ETNs. Paying a premium price over the indicative value of the RBS ETNs could lead to significant losses.
- Events such as a credit rating downgrade of the applicable issuer or guarantor may adversely impact the market price of an RBS ETN, causing it to trade at a discount to its daily redemption value or indicative value.

What is the tax treatment of an investment in an RBS ETN?

- We expect to treat the RBS ETNs for U.S. federal income tax purposes as prepaid financial contracts that are not debt. If this treatment is respected, subject to any special considerations described in the applicable pricing supplement (e.g., for ETNs with coupon payments and ETNs linked to currencies):
  - you should not recognize taxable income or loss prior to the maturity or disposition of your RBS ETNs;
  - your gain or loss on the RBS ETNs should be capital gain or loss; and
  - 1099s, not K-1s, would be the tax reporting forms received.
- However, there is significant uncertainty about the tax treatment of investments like the RBS ETNs. The Internal Revenue Service may take the position, either on audit or by publishing generally applicable guidance, that you must recognize taxable income during the period you hold RBS ETNs, even though you receive no cash, and/or that your gain must be taxed as ordinary income instead of capital gain. You should consult your tax adviser regarding U.S. Federal tax consequences of an investment in the ETNs (including possible alternative treatments) as well as tax consequences arising under the laws of any state, local or non –U.S. taxing jurisdiction.

What are some of the key risks to investing in RBS ETNs?

The applicable pricing supplement and prospectus for your RBS ETNs will describe material risks related to an investment in RBS ETNs. These risks include the following:

Credit risk of the relevant issuer and guarantor

- RBS ETNs are unsecured and unsubordinated obligations of RBS N.V. or RBS plc, as the case may be, and are fully and unconditionally guaranteed by RBS Holdings or RBS Group, respectively. If the applicable issuer fails to make any required payments on the RBS ETNs, your receipt of such payments will depend on the ability of the applicable guarantor to pay its obligations as they become due.
- In addition, unlike ordinary debt securities, the RBS ETNs are not principal protected and do not pay interest. The RBS ETNs are not bank deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation, the Deposit Insurance Fund or any other government agency.

Market risk

- The return on an RBS ETN will depend on the performance of the underlying market measure(s) to which the RBS ETN is linked. You may lose all or a significant amount of your investment in the RBS ETNs if the level(s) of the underlying market measure(s) were to decrease substantially.

Investor fees

- The daily redemption value is the amount payable at maturity or upon early repurchase or redemption of your RBS ETNs and is reduced by the aggregate investor fee applicable to your RBS ETNs.
- As a result, the level of the underlying market measure(s) to which your RBS ETNs are linked must increase by an amount sufficient to offset the aggregate investor fee in order for you to receive at least the face amount of your investment at maturity or upon early repurchase or redemption.
- If the level(s) of the underlying market measures(s) were to decrease or not increase sufficiently, you would receive less, and possibly significantly less, than your initial investment at maturity or upon early repurchase or redemption.

Liquidity risk

- Even though RBS ETNs are expected to be listed on a U.S. securities exchange, there is no guarantee that the listing will be maintained or that a secondary market will develop. The applicable issuer is not required to maintain any listing of RBS ETNs on any securities exchange.

Restrictions on your ability to offer RBS ETNs for repurchase by the relevant Issuer

- Through your broker, you may offer RBS ETNs for repurchase by the applicable issuer, subject to certain restrictions and procedures described in the applicable pricing supplement.

Call risk

The applicable issuer also has the right to redeem your RBS ETNs, in its sole discretion. If the applicable issuer elects to redeem your RBS ETNs, you may not be able to reinvest your proceeds in a comparable investment.

Uncertain tax treatment

Significant aspects of the U.S. federal income tax treatment of the RBS ETNs are uncertain, and the Internal Revenue Service or a court might not agree with the intended tax consequences described in the applicable pricing supplement.

What are the differences among the trading price or market price, the indicative value and the daily redemption value of an RBS ETN?

Term	What does it mean?	Trading Information	How determined?
Trading price or market price	The price at which you can buy or sell RBS ETNs in the secondary market. * The market price of an RBS ETN will depend on the supply and demand for that RBS ETN, as well as various other factors, including market conditions and the applicable issuer's and guarantor's actual or perceived creditworthiness.	The "best bid" and the "best offer" are published continuously during regular exchange hours on the NYSE Arca	Trading generally occurs on the NYSE Arca at a price between the current "best bid" and "best offer." The "best bid" is the lowest price at which an investor is offering to sell RBS ETNs. (Our obligation to repurchase RBS ETNs at the daily redemption value is intended to induce arbitrageurs[1] to counteract any trading of the RBS ETNs at a price lower than their indicative value, but there can be no assurance that arbitrageurs[1] will do so.) The "best offer" is the highest price at which an investor is offering to purchase RBS ETNs. (To the extent we stand ready to issue and sell additional RBS ETNs at their indicative value or daily redemption value, we expect arbitrageurs[1] will be induced to counteract any trading of the RBS ETNs at a price higher than their indicative value, but there can be no assurance that arbitrageurs[1] will do so. If we were to suspend the issuance of additional RBS ETNs, the RBS ETNs might trade at a premium to their indicative value.)
Intraday "indicative value"	An intraday "indicative value" is meant to approximate the intrinsic economic value of the RBS ETNs. The indicative value will generally not be the same as the daily redemption value, because the indicative value fluctuates with the level(s) of the underlying market measure(s) and is not calculated at the same time as the daily redemption value (except at the close on the applicable valuation date).	During regular exchange hours on the NYSE Arca (and published every 15 seconds)	The "indicative value" of the RBS ETNs at any given time equals: • the daily redemption value on the immediately preceding valuation date, multiplied by • the index factor at such time, multiplied by • the fee factor for the day on which it is calculated. The "index factor" and "fee factor" are terms defined in the applicable pricing supplement for a particular RBS ETN.
Daily redemption value	The price we will pay holders at maturity upon early repurchase or upon redemption of the RBS ETNs. *The daily redemption value of an RBS ETN is calculated by RBS Securities Inc., as calculation agent, based on the performance of the underlying market measure(s), reduced by applicable fees, as specified in the table above	Daily on www.rbs.com/etnus	The daily redemption value is determined using the same formula as the indicative value, but it is calculated as of the close on the applicable valuation date. The applicable valuation date occurs at least one day after you confirm your offer to us to repurchase or we deliver a notice to redeem.

Arbitrageurs - One who profits from the differences in price when the same, or extremely similar, security, currency, or commodity traded on two or more markets. The arbitrageur profits by simultaneously purchasing and selling these securities to take dvantage of pricing differentials (spreads) created by market conditions.

www.rbs.com/etnUS

he issuer, RBS N.V. and its guarantor, RBS Holdings, and the issuer, RBS plc and its guarantor RBS Group have filed eparate registration statements (including prospectuses) with the U.S. Securities and Exchange Commission (SEC) for ie offering of RBS ETNs to which this communication may relate. Before you invest in any RBS ETNs, you should read the elevant prospectus in the registration statement and other documents that have been filed with the SEC for more complete formation about the relevant RBS entities and offering. You may get these documents for free by visiting EDGAR on the EC website at www.sec.gov. Alternatively, the relevant issuer, RBS Securities Inc. or any dealer participating in the offering ill arrange to send you the relevant prospectus and pricing supplement at no charge if you request by calling 1-855-RBS-TPS (toll free).

ated June 27, 2012

What are some of the market measures to which an RBS ETN can be linked?

The return on RBS ETNs may track underlying market measures across various asset classes, such as equity or commodity indices, bond futures indices, and currencies. The underlying market measure(s) to which your ETN is linked will be described in the pricing supplement and prospectus applicable to your RBS ETN.

How do I buy or sell an RBS ETN?

What happens if I buy and hold an RBS ETN to its maturity?

Can I offer my RBS ETNs for repurchase by the relevant issuer before their maturity date?

What is the redemption value of an RBS ETN?

What is the difference between the market price of an RBS ETN and its redemption value?

Can an RBS ETN trade at a premium or discount to its redemption value?

What is the tax treatment of an investment in an RBS ETN?

What are some of the key risks to investing in RBS ETNs?

What else should I consider?

The Royal Bank of Scotland plc (RBS plc), The Royal Bank of Scotland Group plc, The Royal Bank of Scotland N.V. (RBS N.V.), RBS Holdings N.V. (collectively, the RBS Entities) have each filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC) for the offering of RBS ETNs to which this communication may relate. Before you invest in any RBS ETNs, you should read the relevant prospectus in such registration statement and other documents that have been filed with the SEC for more complete information about the relevant RBS Entities and offerings. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov . Alternatively, RBS N.V., RBS plc, RBS Securities Inc. or any dealer participating in the relevant offering will arrange to send you the relevant prospectus and pricing supplements if you request by calling 1-855-RBS-ETPS (toll-free).

What are some of the market measures to which an RBS ETN can be linked?

How do I buy or sell an RBS ETN?

RBS ETNs are listed and traded on a U.S. securities exchange, and can be bought and sold during trading hours. You can buy RBS ETNs through your broker, your financial advisor or an online trading platform. If an active secondary market develops, we expect that most purchases and sales of RBS ETNs will occur in the secondary market during trading hours, in the same way as you would buy or sell stocks.

What happens if I buy and hold an RBS ETN to its maturity?

Can I offer my RBS ETNs for repurchase by the relevant Issuer before their maturity date?

What is the redemption value of an RBS ETN?

What is the difference between the market price of an RBS ETN and its redemption value?

Can an RBS ETN trade at a premium or discount to its redemption value?

What is the tax treatment of an investment in an RBS ETN?

What are some of the key risks to investing in RBS ETNs?

What else should I consider?

The Royal Bank of Scotland plc (RBS plc), The Royal Bank of Scotland Group plc, The Royal Bank of Scotland N.V. (RBS N.V.), RBS Holdings N.V. (collectively, the RBS Entities) have each filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC) for the offering of RBS ETNs to which this communication may relate. Before you invest in any RBS ETNs, you should read the relevant prospectus in such registration statement and other documents that have been filed with the SEC for more complete information about the relevant RBS Entities and offerings. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov . Alternatively, RBS N.V., RBS plc, RBS Securities Inc. or any dealer participating in the relevant offering will arrange to send you the relevant prospectus and pricing supplements if you request by calling 1-855-RBS-ETPS (toll-free).

Exchange Traded Notes **Frequently Asked Questions**

What are some of the market measures to which an RBS ETN can be linked?

How do I buy or sell an RBS ETN?

What happens if I buy and hold an RBS ETN to its maturity?

If you own an RBS ETN on its maturity date, the relevant Issuer will pay you an amount in cash equal to the redemption value of your ETN. The redemption value of an ETN will depend on the performance of the underlying market measure (s) to which the ETN is linked, less the applicable investor fees. Any payment at maturity of the ETNs is subject to the ability of the relevant Issuer and, in the case of the guarantee, the applicable guarantor, to satisfy their obligations when due.

Can I offer my RBS ETNs for repurchase by the relevant Issuer before their maturity date?

What is the redemption value of an RBS ETN?

What is the difference between the market price of an RBS ETN and its redemption value?

Can an RBS ETN trade at a premium or discount to its redemption value?

What is the tax treatment of an investment in an RBS ETN?

What are some of the key risks to investing in RBS ETNs?

What else should I consider?

The Royal Bank of Scotland plc (RBS plc), The Royal Bank of Scotland Group plc, The Royal Bank of Scotland N.V. (RBS N.V.), RBS Holdings N.V. (collectively, the RBS Entities) have each filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC) for the offering of RBS ETNs to which this communication may relate. Before you invest in any RBS ETNs, you should read the relevant prospectus in such registration statement and other documents that have been filed with the SEC for more complete information about the relevant RBS Entities and offerings. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, RBS N.V., RBS plc, RBS Securities Inc. or any dealer participating in the relevant offering will arrange to send you the relevant prospectus and pricing supplements if you request by calling 1-855-RBS-ETPS (toll-free).

What are some of the market measures to which an RBS ETN can be linked?

How do I buy or sell an RBS ETN?

What happens if I buy and hold an RBS ETN to its maturity?

Can I offer my RBS ETNs for repurchase by the relevant Issuer before their maturity date?

If you own a minimum amount of a specific RBS ETN, you can offer to have your ETNs repurchased by the relevant Issuer at the redemption value through your broker, provided that your broker offers at least a minimum amount for repurchase. This minimum amount, and the procedures that your broker will have to follow in order to have ETNs repurchased by the relevant Issuer, will be stated in the pricing supplement and prospectus related to your ETNs.

What is the redemption value of an RBS ETN?

What is the difference between the market price of an RBS ETN and its redemption value?

Can an RBS ETN trade at a premium or discount to its redemption value?

What is the tax treatment of an investment in an RBS ETN?

What are some of the key risks to investing in RBS ETNs?

What else should I consider?

The Royal Bank of Scotland plc (RBS plc), The Royal Bank of Scotland Group plc, The Royal Bank of Scotland N.V. (RBS N.V.), RBS Holdings N.V. (collectively, the RBS Entities) have each filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC) for the offering of RBS ETNs to which this communication may relate. Before you invest in any RBS ETNs, you should read the relevant prospectus in such registration statement and other documents that have been filed with the SEC for more complete information about the relevant RBS Entities and offerings. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, RBS N.V., RBS plc, RBS Securities Inc. or any dealer participating in the relevant offering will arrange to send you the relevant prospectus and pricing supplements if you request by calling 1-855-RBS-ETPS (toll-free).

What are some of the market measures to which an RBS ETN can be linked?

How do I buy or sell an RBS ETN?

What happens if I buy and hold an RBS ETN to its maturity?

Can I offer my RBS ETNs for repurchase by the relevant Issuer before their maturity date?

What is the redemption value of an RBS ETN?

The redemption value of an RBS ETN means the amount that would be payable by the relevant Issuer to the investor if the ETN were to be repurchased or redeemed by such Issuer either prior to or on the maturity date. The redemption value for an RBS ETN on any given day will depend on the performance of the underlying market measure(s) which the ETN tracks, less the applicable investor fee and repurchase fee. The applicable pricing supplement and prospectus describe how this amount is determined for the relevant RBS ETNs. The daily redemption value for each outstanding RBS ETN will be published on www.rbs.com/etnUS. Information contained on that website is not incorporated by reference in, and should not be considered a part of, this document.

What is the difference between the market price of an RBS ETN and its redemption value?

Can an RBS ETN trade at a premium or discount to its redemption value?

What is the tax treatment of an investment in an RBS ETN?

What are some of the key risks to investing in RBS ETNs?

What else should I consider?

The Royal Bank of Scotland plc (RBS plc), The Royal Bank of Scotland Group plc, The Royal Bank of Scotland N.V. (RBS N.V.), RBS Holdings N.V. (collectively, the RBS Entities) have each filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC) for the offering of RBS ETNs to which this communication may relate. Before you invest in any RBS ETNs, you should read the relevant prospectus in such registration statement and other documents that have been filed with the SEC for more complete information about the relevant RBS Entities and offerings. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov . Alternatively, RBS N.V., RBS plc, RBS Securities Inc. or any dealer participating in the relevant offering will arrange to send you the relevant prospectus and pricing supplements if you request by calling 1-855-RBS-ETPS (toll-free).

What are some of the market measures to which an RBS ETN can be linked?

How do I buy or sell an RBS ETN?

What happens if I buy and hold an RBS ETN to its maturity?

Can I offer my RBS ETNs for repurchase by the relevant issuer before their maturity date?

What is the redemption value of an RBS ETN?

What is the difference between the market price of an RBS ETN and its redemption value?

The market price of an RBS ETN is the bid or ask price for that ETN as quoted on the relevant U.S. securities exchange on which the ETN is listed. As with stocks, the market price of an ETN will depend on the supply and demand for that ETN, as well various other factors, including market conditions and the issuer's actual or perceived creditworthiness. The redemption value of an RBS ETN, however, is calculated by RBS Securities Inc., as calculation agent, based on the performance of the underlying market measure(s), reduced by the applicable investor fee, in accordance with a pre-determined formula. The redemption value will not fluctuate based on the supply or demand for the RBS ETNs as traded on the U.S. securities exchange, nor will it fluctuate in response to any changes in the issuer's credit ratings. However, because the redemption value depends on the performance of the underlying market measure(s), which can fluctuate based on market conditions, changes in market conditions may have an impact on the redemption values of the RBS ETNs.

Can an RBS ETN trade at a premium or discount to its redemption value?

What is the tax treatment of an investment in an RBS ETN?

What are some of the key risks to investing in RBS ETNs?

What else should I consider?

The Royal Bank of Scotland plc (RBS plc), The Royal Bank of Scotland Group plc, The Royal Bank of Scotland N.V. (RBS N.V.), RBS Holdings N.V. (collectively, the RBS Entities) have each filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC) for the offering of RBS ETNs to which this communication may relate. Before you invest in any RBS ETNs, you should read the relevant prospectus in such registration statement and other documents that have been filed with the SEC for more complete information about the relevant RBS Entities and offerings. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov . Alternatively, RBS N.V., RBS plc, RBS Securities Inc. or any dealer participating in the relevant offering will arrange to send you the relevant prospectus and pricing supplements if you request by calling 1-855-RBS-ETPS (toll-free).

What are some of the market measures to which an RBS ETN can be linked?

How do I buy or sell an RBS ETN?

What happens if I buy and hold an RBS ETN to its maturity?

Can I offer my RBS ETNs for repurchase by the relevant issuer before their maturity date?

What is the redemption value of an RBS ETN?

What is the difference between the market price of an RBS ETN and its redemption value?

Can an RBS ETN trade at a premium or discount to its redemption value?

Yes. Yes. The market price for an RBS ETN may, at any time, be higher or lower than its redemption value for various reasons. For example, market or other factors could potentially prevent the relevant Issuer from issuing additional securities of existing RBS ETNs, which may result in increased demand for those ETNs, causing those ETNs to trade at a premium in the secondary market. Conversely, events such as an issuer credit rating downgrade may adversely impact the market price of RBS ETNs, causing it to trade at a discount to their redemption value. The daily repurchase feature described above is intended to induce arbitrageurs to counteract any trading of the RBS ETNs at a discount to their indicative value. However, we cannot assure you that arbitrageurs will use the repurchase feature in this manner.

What is the tax treatment of an investment in an RBS ETN?

What are some of the key risks to investing in RBS ETNs?

What else should I consider?

The Royal Bank of Scotland plc (RBS plc), The Royal Bank of Scotland Group plc, The Royal Bank of Scotland N.V. (RBS N.V.), RBS Holdings N.V. (collectively, the RBS Entities) have each filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC) for the offering of RBS ETNs to which this communication may relate. Before you invest in any RBS ETNs, you should read the relevant prospectus in such registration statement and other documents that have been filed with the SEC for more complete information about the relevant RBS Entities and offerings. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov . Alternatively, RBS N.V., RBS plc, RBS Securities Inc. or any dealer participating in the relevant offering will arrange to send you the relevant prospectus and pricing supplements if you request by calling 1-855-RBS-ETPS (toll-free).

What are some of the market measures to which an RBS ETN can be linked?

How do I buy or sell an RBS ETN?

What happens if I buy and hold an RBS ETN to its maturity?

Can I offer my RBS ETNs for repurchase by the relevant Issuer before their maturity date?

What is the redemption value of an RBS ETN?

What is the difference between the market price of an RBS ETN and its redemption value?

Can an RBS ETN trade at a premium or discount to its redemption value?

What is the tax treatment of an investment in an RBS ETN?

You should review carefully the section in the applicable pricing supplement entitled "U.S. Federal Income Tax Consequences."

What are some of the key risks to investing in RBS ETNs?

What else should I consider?

The Royal Bank of Scotland plc (RBS plc), The Royal Bank of Scotland Group plc, The Royal Bank of Scotland N.V. (RBS N.V.), RBS Holdings N.V. (collectively, the RBS Entities) have each filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC) for the offering of RBS ETNs to which this communication may relate. Before you invest in any RBS ETNs, you should read the relevant prospectus in such registration statement and other documents that have been filed with the SEC for more complete information about the relevant RBS Entities and offerings. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov . Alternatively, RBS N.V., RBS plc, RBS Securities Inc. or any dealer participating in the relevant offering will arrange to send you the relevant prospectus and pricing supplements if you request by calling 1-855-RBS-ETPS (toll-free).

The applicable pricing supplement and prospectus for your RBS ETNs will describe material risks related to an investment in RBS ETNs. These risks include the following:

- *Credit risk of the issuer.* All payments on RBS ETNs will depend on the ability of the relevant Issuer to pay its obligations when due. RBS ETNs issued by RBS N.V. and RBS plc are also fully and unconditionally guaranteed by RBS Holdings and RBS Group, respectively. As such, if the relevant Issuer fails to make any required payments on the ETNs, your receipt of such payments will depend on the ability of the applicable guarantor to pay its obligations. RBS ETNs do not guarantee any return to you of the principal invested. RBS ETNs are not FDIC insured.

- *Market Risk.* The return on an RBS ETN will depend on the performance of the underlying market measure(s) which it tracks. The underlying market measure(s) may perform poorly, resulting in a negative impact on the RBS ETN and may result in a loss to the investor.

- *Investor Fee.* The amount payable at maturity or upon early repurchase or redemption of your ETNs is reduced by the aggregate investor fee applicable to your ETNs. As a result, the level of the underlying market measure(s) to which your ETNs are linked must increase by an amount sufficient to offset such in order for you to receive at least the face amount of your investment at maturity or upon early repurchase or redemption. If the level of the underlying market measure(s) decreases or does not increase sufficiently, you will receive less, and possibly significantly less, than the face amount of your investment at maturity or upon early repurchase or redemption.

- *Liquidity risk.* Even though RBS ETNs are expected to be listed on a U.S. securities exchange, there is no guarantee that the listing will be maintained or that a secondary market will develop. The relevant Issuer is not required to maintain any listing of RBS ETNs on any securities exchange.

- *Restrictions. on your ability to offer RBS ETNs for repurchase by the Issuer.* Through your broker, you may offer RBS ETNs for repurchase by the relevant Issuer only if minimum amounts are offered and certain procedures described in the applicable pricing supplement are followed.

- *Call risk.* The relevant Issuer also has the right to redeem your ETNs at its option. If the relevant Issuer elects to repurchase your ETNs at its option, you may not be able to reinvest the proceeds that you receive in another investment comparable to the RBS ETNs.

- *Uncertain tax treatment* Significant aspects of the U.S. federal income tax treatment of the ETNs are uncertain, and the Internal Revenue Service or a court might not agree with the tax consequences described in the applicable pricing supplement.

What else should I consider?

visiting EDGAR on the SEC website at www.sec.gov . Alternatively, RBS N.V., RBS plc, RBS Securities Inc. or any dealer participating in the relevant offering will arrange to send you the relevant prospectus and pricing supplements if you request by calling 1-855-RBS-ETPS (toll-free).

Exchange Traded Notes **Frequently Asked Questions**

What are some of the market measures to which an RBS ETN can be linked?

How do I buy or sell an RBS ETN?

What happens if I buy and hold an RBS ETN to its maturity?

Can I offer my RBS ETNs for repurchase by the relevant Issuer before their maturity date?

What is the redemption value of an RBS ETN?

What is the difference between the market price of an RBS ETN and its redemption value?

Can an RBS ETN trade at a premium or discount to its redemption value?

What is the tax treatment of an investment in an RBS ETN?

What are some of the key risks to investing in RBS ETNs?

What else should I consider?

RBS ETNs are not suitable for all investors. Before buying an RBS ETN, you should carefully read the applicable pricing supplement and prospectus, which contains a description of the material terms of the RBS ETNs, including risks that you should consider. You should not buy any RBS ETNs if you are not willing to risk losing some or all of your investment, if you want an income stream, or if you are unwilling to be exposed to fluctuations in the market price of your ETNs and the performance of the underlying market measure which your ETN tracks.

The Royal Bank of Scotland plc (RBS plc), The Royal Bank of Scotland Group plc, The Royal Bank of Scotland N.V. (RBS N.V.), RBS Holdings N.V. (collectively, the RBS Entities) have each filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC) for the offering of RBS ETNs to which this communication may relate. Before you invest in any RBS ETNs, you should read the relevant prospectus in such registration statement and other documents that have been filed with the SEC for more complete information about the relevant RBS Entities and offerings. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov . Alternatively, RBS N.V., RBS plc, RBS Securities Inc. or any dealer participating in the relevant offering will arrange to send you the relevant prospectus and pricing supplements if you request by calling 1-855-RBS-ETPS (toll-free).

Contact Form for Registered Investment Advisers and Broker-Dealers to Receive Further Information about the RBS Trendpilot ETNs:

If you are a Registered Investment Adviser or Broker-Dealer and are interested in receiving further information about the RBS Trendpilot ETNs from a Pacer Financial, Inc., our marketing intermediary, please provide us your contact information below.

Name:*

Firm Name:*

E-Mail address:*

Mailing Address:*

Phone Number:*

☐ **Check here to confirm that you are a registered adviser or broker-dealer***

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The Royal Bank of Scotland plc (RBS plc), The Royal Bank of Scotland Group plc, The Royal Bank of Scotland N.V. (RBS N.V.), RBS Holdings N.V. (collectively, the RBS Entities) have each filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC) for the offering of RBS ETNs to which this communication may relate. Before you invest in any RBS ETNs, you should read the relevant prospectus in such registration statement and other documents that have been filed with the SEC for more complete information about the relevant RBS Entities and offerings. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov . Alternatively, RBS N.V., RBS plc, RBS Securities Inc. or any dealer participating in the relevant offering will arrange to send you the relevant prospectus and pricing supplements if you request by calling 1-855 -RBS-ETPS (toll-free).

Telephone

Individual Investors

RBS ETNs are listed and traded on a U.S. securities exchange, and can be bought and sold during trading hours. You can get more information about RBS ETNs through your broker, your financial advisor or an online trading platform.

Financial Professionals

For more information on the RBS Trendpilot™ ETNs please contact: 855.RBS.ETPS

The Royal Bank of Scotland plc (RBS plc), The Royal Bank of Scotland Group plc, The Royal Bank of Scotland N.V. (RBS N.V.), RBS Holdings N.V. (collectively, the RBS Entities) have each filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC) for the offering of RBS ETNs to which this communication may relate. Before you invest in any RBS ETNs, you should read the relevant prospectus in such registration statement and other documents that have been filed with the SEC for more complete information about the relevant RBS Entities and offerings. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov . Alternatively, RBS N.V., RBS plc, RBS Securities Inc. or any dealer participating in the relevant offering will arrange to send you the relevant prospectus and pricing supplements if you request by calling 1-855-RBS-ETPS (toll-free).

About Us

Founded in 1727, The Royal Bank of Scotland Group plc (RBS Group) is the holding company of a large global banking and financial services group, headquartered in Edinburgh. Globally, RBS Group has a diversified customer base and provides a wide range of products and services to personal, commercial and large corporate and institutional customers.

The Royal Bank of Scotland plc (RBS plc), The Royal Bank of Scotland N.V. (RBS N.V.) and Citizens Financial Group, Inc. are subsidiaries of RBS Group. RBS Securities Inc., a U.S. registered broker-dealer, member of the Financial Industry Regulatory Authority (FINRA) and the Securities Investor Protection Corporation (SIPC), is an indirect wholly-owned subsidiary of RBS plc and an affiliate of RBS N.V.

The Royal Bank of Scotland plc (RBS plc), The Royal Bank of Scotland Group plc, The Royal Bank of Scotland N.V. (RBS N.V.) and RBS Holdings N.V. (collectively, the RBS Entities) have filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC) for the offering of RBS ETNs to which this communication may relate. Before you invest in any RBS ETNs, you should read the relevant prospectus in such registration statement and other documents that have been filed with the SEC for more complete information about the relevant RBS Entities and offerings. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov . Alternatively, RBS N.V., RBS plc, RBS Securities Inc. or any dealer participating in the relevant offering will arrange to send you the relevant prospectus and pricing supplements if you request by calling 1-866-747-4332 (toll-free).



RBS Americas Headquarters
600 Washington Boulevard
Stamford, CT 06901

Investor Products Factsheet

BUILDING TOMORROW™


RBS®

Investor Products Facts-at-a-Glance

RBS®



Investor Products

The Investor Products group within the RBS Markets & International Banking division delivers multi-asset investment solutions for both retail and institutional investors. RBS products are offered across a wide range of structures and risk-return profiles that are designed to cater to investors with varying investment objectives, risk tolerance and time horizons.

Our History

Founded in 1727, The Royal Bank of Scotland Group plc (RBS Group) is the holding company of a large global banking and financial services group, headquartered in Edinburgh. Globally, RBS Group has a diversified customer base and provides a wide range of products and services to personal, commercial and large corporate and institutional customers.

The Royal Bank of Scotland plc (RBS plc) and RBS Citizens Financial Group, Inc. are subsidiaries of RBS Group.

Our Products

We offer innovative products designed to provide investors access to particular investment strategies, indices and themes; we also offer customer-driven solutions. RBS products are not Federal Deposit Insurance Corporation (FDIC)-insured or government guaranteed.

- Corporate Notes
- Exchange Traded Notes (ETNs)
- Structured Notes
- OTC derivatives

Our products enable investors to diversify their investment portfolio across multiple asset classes such as:

- Equities
- Equity Indices
- Interest rates
- Inflation
- Commodities
- Hybrids and multi-asset solutions
- Foreign Exchange
- Other market measures

Issuer Details

You can find additional details about RBS Group (SEC file no. 1-10306) through information it files with the Securities and Exchange Commission (SEC) at www.sec.gov, which you should read before investing in RBS products.

Issuer Long-Term Senior, Unsecured Credit Ratings
As of January 11, 2013

	S&P	Moody's	Fitch
RBS plc*	A	A3	A
RBS Group**	A-	Baa1	A

* Issuer of RBS products and subsidiary of RBS Group.

** Issuer of RBS products and guarantor of RBS products issued by RBS plc.

A credit rating is not a recommendation to buy, sell or hold securities. Credit ratings may be subject to revision or withdrawal at any time by the assigning rating organization, and each rating should be evaluated independently of any other rating.

About Issuer Credit Ratings

An issuer credit rating reflects the assigning rating agency's opinion of the issuer's creditworthiness (i.e., the issuer's ability to pay on its obligations when they become due). It is not the rating of any RBS product issued by RBS Group or RBS plc.

An issuer credit rating has no bearing on how much you may be entitled to be paid on an RBS product or what your return on investment may be. Your return on investment will depend on the terms of the particular RBS product that you buy and how that product performs. An issuer credit rating does not enhance the performance or potential return on any RBS product. If a product or its underlying asset underperforms, your investment may result in a loss, which may be significant, regardless of RBS' issuer credit ratings.

RBS Group Selected Key Financials
Risk Asset Ratio

At December 31

	2011	2010	2009
Core Tier 1	10.6%	10.7%	11.0%
Tier 1	13.0%	12.9%	14.1%

At September 30

	2012	2011
Core Tier 1	11.1%	11.3%
Tier 1	13.4%	13.8%

About RBS Group

RBS Group is the issuer of certain RBS products, and the guarantor of the obligations of RBS plc as the issuer under certain RBS products. The prospectus will specify if the RBS Group guarantee applies to your RBS products.

For additional information on key financials and financial statements of RBS Group see RBS Group 2011 Annual Report on Form 20-F as restated on Form 6-K filed on August 10, 2012 and RBS Group Q3 2012 Results (Form 6-K) filed on November 9, 2012.

CERTAIN RISK CONSIDERATIONS: An investment in RBS products involves risks, including market risk, liquidity risk, and a possible loss of some or all of your investment. Some RBS products do not pay coupons. Any payment on RBS products will be subject to the ability of the relevant RBS issuer and guarantor, if any, to pay their respective obligations when they become due. You should carefully consider whether the RBS products are suited to your particular circumstances before you buy them. We urge you to consult with your investment, legal, accounting, tax and other advisors with respect to any investment in RBS products. You should carefully read the relevant prospectus for the RBS product, including the "Risk Factors" section in the prospectus, before investing.

IMPORTANT NOTICE: RBS plc and RBS Group have filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC) for offerings to which this communication may relate. Before you invest, you should read the relevant prospectus in such registration statement and other documents that have been filed with the SEC for more complete information about RBS plc and RBS Group and offerings. You may get these documents without cost by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the issuer any underwriter or any dealer participating in the relevant offering will arrange to send you the relevant prospectus and pricing supplements if you request by calling toll free (855) 727-3877.

Selected Group Key Performance Indicators

The Group's businesses and performance are affected by local and global economic conditions and perceptions of those conditions and future economic prospects. As a result of the global economic and financial crisis that began in 2008 and the changed global economic outlook, the Group is engaged in a financial and core business restructuring which is focused on achieving appropriate risk-adjusted returns under these changed circumstances, reducing reliance on wholesale funding and lowering exposure to capital-intensive businesses. A key part of this restructuring is the program announced in February 2009 to run-down and sell the Group's non-core assets and businesses and the continued review of the Group's portfolio to identify further disposals of certain non-core assets and businesses. This balance sheet reduction program continues alongside the disposals under the State Aid restructuring plan approved by the European Commission. As part of its core business restructuring, in January 2012 the Group announced changes to its wholesale banking operations, including the reorganization of its wholesale businesses and the exit and downsizing of selected existing activities (including cash equities, corporate banking, equity capital markets, and mergers and acquisitions).

The following table sets forth selected key financial information of the Group. Investors should read the following information together with the RBS Group's 2011 Annual Report on Form 20-F as restated on Form 6-K filed on August 10, 2012, the Results as of and for the three months ended March 31, 2012 on Form 6-K filed on May 11, 2012, the Interim Results as of and for the six months ended June 30, 2012 on Form 6-K filed on August 8, 2012 and the Results as of and for the nine months ended September 30, 2012 on Form 6-K filed on November 9, 2012. References to 'Group' are to RBS Group and its subsidiaries.

	2009	2010	2011	Q1 2012	Q2 2012	Q3 2012
Loan: deposit ratio[1]	132%	118%	108%	106%	104%	102%
Leverage ratio[2]	Not published	Not published	16.9x	16.3x	15.6x	15.4x
Tier 1 capital ratio	14.1%	12.9%	13.0%	13.2%	13.4%	13.4%
Core Tier 1 capital ratio	11.0%	10.7%	10.6%	10.8%	11.1%	11.1%
Return on average ordinary and B shareholders' equity[3]	(7.2%)	(0.7%)	(2.9%)	Not published	Not published	Not published
Cost: income ratio[4]	52%	57%	62%	Not published	Not published	Not published
Total direct exposure (GIIPS) (£m)[5]	Not published	£69,147	£59,154	£56,645	£52,958	£49,472
Direct sovereign bond exposure (GIIPS) (£m)[6]	Not published	£3,977	£409	£254	£(10)	£(310)
Direct sovereign bond exposure (Rest of Eurozone) (£m)	Not published	£30,009	£22,545	£22,286	£18,289	£20,447
Impairment losses (£m)	£13,899	£9,256	£8,709	£1,314	£1,335	£1,176
Risk-weighted assets (£bn)[7]	£541.0	£465.5	£439.0	£434.3	£434.7	£432.9
Short-term wholesale funding (£bn)[8]	£216.3	£129.7	£102.4	£79.7	£62.3	£48.5
Liquidity portfolio (£bn)[9]	£170,661	£154,599	£155,330	£152,723	£156,001	£146,611

(1)Including disposal groups. Loans are net of provisions, excluding repos. For the Group before RFS Holdings minority interest only for 2009.
(2)Calculated as total assets minus derivatives and funded tangible assets, divided by Tier 1 capital. Leverage ratio for 2010 and 2009 was not published.
(3)Return on average ordinary and B shareholders' equity is published on an annual basis only.
(4)Cost:income ratio for 2009-2011 is presented on a statutory basis. Cost:income ratio for Q1 2012, H1 2012 and Q3 2012 on a statutory basis was not published.
(5)Includes Greece, Italy, Ireland, Portugal and Spain. Comprised of bonds (long and short positions) and gross lending. Direct exposure includes Greece of £213 million, Italy of £2,007 million, Ireland of £37,095 million, Portugal of £597 million and Spain of £9,560 million at September 30, 2012; Greece of £211 million, Italy of £2,737 million, Ireland of £39,324 million, Portugal of £560 million and Spain of £10,126 million at June 30, 2012; Greece of £487 million, Italy of £3,380 million, Ireland of £39,653 million, Portugal of £631 million and Spain of £12,464 million at March 31, 2012; Greece of £894 million, Italy of £4,330 million, Ireland of £40,719 million, Portugal of £623 million and Spain of £12,588 million at December 31, 2011; and Greece of £1,280 million, Italy of £7,555 million, Ireland of £44,517 million, Portugal of £1,008 million and Spain of £14,787 million at December 31, 2010. Direct exposure at December 31, 2009 was not published.
(6)Excludes gross lending. Direct sovereign bond exposure (long and short positions) to Greece of £14 million, Italy of £(509) million, Ireland of £116 million, Portugal of £71 million and Spain of £(2) million at September 30, 2012; Greece of £16 million, Italy of £(98) million, Ireland of £109 million, Portugal of £44 million and Spain of £(81) million at June 30, 2012; Greece of £38 million, Italy of £254 million, Ireland of £109 million, Portugal of £40 million and Spain of £(187) million at March 31, 2012; Greece of £400 million, Italy of £315 million, Ireland of £103 million, Portugal of £(60) million and Spain of £(356) million at December 31, 2011; and Greece of £974 million, Italy of £2,844 million, Ireland of £109 million, Portugal of £36 million and Spain of £12 million at December 31, 2010. Direct sovereign bond exposure at December 31, 2009 was not published.
(7)Calculated in accordance with U.K. Financial Services Authority definitions. Includes RFS Holdings minority interest of £3.3 billion at September 30, 2012, £3.3 billion at June 30, 2012, £3.2 billion at March 31, 2012, £3.1 billion at December 31, 2011, £2.9 billion at December 31, 2010 and £102.8 billion at December 31, 2009. After the deduction of benefit of the Asset Protection Scheme of £46.1 billion at September 30, 2012, £52.9 billion at June 30, 2012, £62.2 billion at March 31, 2012, £69.1 billion at December 31, 2011, £105.6 billion at December 31, 2010 and £127.6 billion at December 31, 2009. For a description of the Asset Protection Scheme, please see our restated annual report on Form 6-K for the year ended December 31, 2011 filed on August 10, 2012.
(8)Excluding derivative collateral relating to the short-term wholesale funding of £28.7 billion at September 30, 2012, £32.0 billion at June 30, 2012, £29.4 billion at March 31, 2012, £31.8 billion at December 31, 2011, £28.1 billion at December 31, 2010 and £32.6 billion at December 31, 2009.
(9)Includes FSA eligible government bonds of £29.7 billion at June 30, 2012, £30.5 billion at March 31, 2012, £36.7 billion at December 31, 2011, £31.7 billion at December 31, 2010 and £19.9 billion at December 31, 2009. FSA eligible government bonds at September 30, 2012 were not published. Includes AAA rated US government guaranteed and US government sponsored agencies. The US government was downgraded from AAA to AA+ by S&P on August 5, 2011, although not by Moody's or Fitch. Includes assets eligible for discounting at central banks.

RBS

Privacy Statement

This website is established and operated by The Royal Bank of Scotland plc, a member of The Royal Bank of Scotland Group plc ("RBS Group"). For information about our group of companies please visit www.rbs.com and click on "About Us," or for similar enquiries please telephone 1-866-747-4332 or email investor.products@rbs.com.

As used in this Privacy Statement, the terms "we," "us" or "our" refers to RBS Group and/or any of its affiliates, where applicable.

We are committed to protecting your privacy and recognise our responsibility to hold your information securely and confidentially.

When you visit this website, we may collect personal data about you, either directly (where you are asked to provide the data) or indirectly. We will, however, only use this personal data in accordance with the purposes set forth in this Privacy Statement and is committed to safeguarding the personal information collected. This statement sets out the purposes of our data processing in respect of this website, the use of cookies and your rights in respect of your personal data.

Using our website

You can visit our website without telling us who you are or revealing any information about yourself. We measure and analyse non-identifying, aggregate usage data in order to administer the site, and to constantly improve the quality of our service and site performance.

We may use the personal information you provide, or which we collect via this website, for the purpose of providing more relevant content to you.

We also work with third parties to evaluate the effectiveness of our advertising and promotions on other websites.

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Security is a top priority for us. We have security methods and technologies in place to protect the transactions and details that you transmit over the internet, but no system can ever be guaranteed as 100% safe. Always be careful when asked for confidential information such as account numbers, card numbers, PIN codes and address details. We will never ask you for confidential information via e-mail. We urgently advise you never to share user names, passwords and PIN codes with anyone else.

Who we share your information with

We may use and share your information with other members of the Group to help us and them:

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We do not disclose your information to anyone outside RBS Group and its affiliates except:

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We may gather and analyse information regarding usage of this website, including domain name, the number of hits, the pages visited, previous/subsequent sites visited and length of user session. This information may be gathered by using a cookie.

Cookies are small text files placed on your computer and are commonly used on the internet.

We use them to:

- collect anonymous information that will help us understand visitors' browsing habits on our website;
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We do not use cookies to track your use of the internet after you leave our website, nor do we store any personal information in it that others could read and understand.

Our use of cookies

We use two types of cookies:

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We work with third parties who, on our behalf, research the use of our website and activities on it. In doing so they may place a cookie on your computer. However, it would not contain any personal information that others could read and understand.

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If you have any questions about this Privacy Statement or our data processing activities, you can contact us at 1-866-747-4332.

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Terms and Conditions

Terms and Conditions of Use of the RBS United States Exchange Traded Notes Internet Website

This RBS U.S. Exchange Traded Notes Internet Website (the "website") is located at www.rbs.com/etnus and is established and operated by The Royal Bank of Scotland plc ("RBS plc"), a member of The Royal Bank of Scotland group ("RBS Group"). The website constitutes a separate portion of RBS plc's website. For information about our group of companies please visit www.rbs.com and click on "About Us," or for similar enquiries please telephone 1-866-747-4332 or email investor.products@rbs.com.

The use of this website is subject to the following terms and conditions (the "Terms") which you should read carefully. By using this website you agree to be legally bound by these Terms. If you do not accept these Terms, you will not be permitted to use this website.

Any acknowledgment, agreement or other type of click through button on this website that is selected to evidence agreement or an acknowledgment shall have the same force and validity as a paper copy of an agreement that has been manually signed.

This website contains certain information regarding exchange traded notes ("ETNs") that are issued by RBS plc or The Royal Bank of Scotland N.V. ("RBS N.V.") that are distributed in the United States through RBS Securities Inc. ("RBSSI"). RBS plc is an authorized agent of RBS N.V. in certain jurisdictions. RBSSI is an affiliate of RBS N.V. and RBS plc, and a member of RBS Group. RBSSI is a broker-dealer registered with the United States Securities and Exchange Commission (the "SEC") under the United States Securities Exchange Act of 1934, as amended (the "Exchange Act"), and a member of the Securities Investor Protection Corporation ("SIPC") and the Financial Industry Regulatory Authority, Inc. ("FINRA"). RBS N.V., RBS plc and members of the RBS Group undertake their respective U.S. securities businesses through RBSSI.

As used in these Terms, "we," "us" or "our" refers to RBS Group and/or any of its affiliates, where applicable.

Use of this Website

1. The information provided on this website or in any communication containing a link to this website is for personal use and informational purposes only and the contents have not been prepared with any specific investment objective, financial situation or particular need of any specific recipient in mind. The information provided on this website is not intended for distribution to, or use by, any person or entity in any jurisdiction in any country outside the United States where such distribution or use would be contrary to law or regulation or which would subject any member of the RBS Group to any registration requirement within such jurisdiction or country. Where any opinions are expressed on this website, they are provided by us for personal use and for informational purposes only.

2. This website is intended for use in the United States only. This website is not intended for use by, or to provide any information to, investors outside of the United States, and such investors should not rely on any information or material appearing on the website. The distribution of material on this website may be restricted by the laws or regulations of the country from which you are accessing this website. Where such restrictions exist persons accessing this website must inform

Terms and Conditions

Terms and Conditions of Use of the RBS United States Exchange Traded Notes Internet Website

This RBS U.S. Exchange Traded Notes Internet Website (the "website") is located at www.rbs.com/etnus and is established and operated by The Royal Bank of Scotland plc ("RBS plc"), a member of The Royal Bank of Scotland group ("RBS Group"). The website constitutes a separate portion of RBS plc's website. For information about our group of companies please visit www.rbs.com and click on "About Us," or for similar enquiries please telephone 1-866-747-4332 or email investor.products@rbs.com.

The use of this website is subject to the following terms and conditions (the "Terms") which you should read carefully. By using this website you agree to be legally bound by these Terms. If you do not accept these Terms, you will not be permitted to use this website.

Any acknowledgment, agreement or other type of click through button on this website that is selected to evidence agreement or an acknowledgment shall have the same force and validity as a paper copy of an agreement that has been manually signed.

This website contains certain information regarding exchange traded notes ("ETNs") that are issued by RBS plc or The Royal Bank of Scotland N.V. ("RBS N.V.") that are distributed in the United States through RBS Securities Inc. ("RBSSI"). RBS plc is an authorized agent of RBS N.V. in certain jurisdictions. RBSSI is an affiliate of RBS N.V. and RBS plc, and a member of RBS Group. RBSSI is a broker-dealer registered with the United States Securities and Exchange Commission (the "SEC") under the United States Securities Exchange Act of 1934, as amended (the "Exchange Act"), and a member of the Securities Investor Protection Corporation ("SIPC") and the Financial Industry Regulatory Authority, Inc. ("FINRA"). RBS N.V., RBS plc and members of the RBS Group undertake their respective U.S. securities businesses through RBSSI.

As used in these Terms, "we," "us" or "our" refers to RBS Group and/or any of its affiliates, where applicable.

Use of this Website

1. The information provided on this website or in any communication containing a link to this website is for personal use and informational purposes only and the contents have not been prepared with any specific investment objective, financial situation or particular need of any specific recipient in mind. The information provided on this website is not intended for distribution to, or use by, any person or entity in any jurisdiction in any country outside the United States where such distribution or use would be contrary to law or regulation or which would subject any member of the RBS Group to any registration requirement within such jurisdiction or country. Where any opinions are expressed on this website, they are provided by us for personal use and for informational purposes only.

2. This website is intended for use in the United States only. This website is not intended for use by, or to provide any information to, investors outside

of the United States, and such investors should not rely on any information or material appearing on the website. The distribution of material on this website may be restricted by the laws or regulations of the country from which you are accessing this website. Where such restrictions exist persons accessing this website must inform themselves about, and observe, any such restrictions.

3. This website has been designed for informational purposes only. Offers and sales of any of these securities or instruments may only be made pursuant to the related offering document, which should be read carefully. Notwithstanding Clause 9, if information relating to an offer is included on this website, the website will normally contain offering documents relating to offerings of our ETNs or links to such offering documents. You are urged to refer to those offering documents for more complete information about any such offering before making an investment decision. In the event of any inconsistency between any material contained in this website and the terms of the relevant offering document, the terms of the offering document control.

4. This website is designed to be accessed through its principal home pages and such other pages as we may decide. If you access the website through individual pages directly, which are not designed for this purpose, you may not see important information which is relevant to information on this website. You will be referred on certain site pages to read these Terms. These Terms will contain important details and relevant legal or regulatory information and should be read in conjunction with the relevant site pages.

Investing in Exchange Traded Notes ("ETNs")

5. The ETNs contained on this website may not be suitable or appropriate for all investors. Your particular needs, investment objectives, risk tolerance and financial situation were not taken into account in the preparation of this website and the materials contained herein. You must make your own independent decisions regarding any ETNs mentioned herein. You should consider whether an investment strategy or the purchase or sale of any ETN is appropriate for you in the light of your particular investment needs, objectives, risk tolerance, and financial circumstances. In that regard we urge you to consult with your investment, legal, accounting, tax and other advisors with respect to any investment in these ETNs.

6. You should carefully review the relevant offering documents, which contains material terms of the ETNs, including risks of an investment in the ETN. Even though the ETNs are expected to be listed on a U.S. securities exchange, there is no guarantee that any listing will be maintained or that a secondary market for the ETNs will develop. RBS N.V. or RBS plc is not required to maintain any listing of ETNs on any securities exchange. Accordingly there will be little or no secondary market and independent market pricing may be very limited or non-existent. Investment value prior to maturity will be influenced by many factors, including interest rates, the level of the underlying, implied volatility and the time remaining to maturity. You may lose some or all of your investment in connection with some of these ETN.

7. RBS plc, The Royal Bank of Scotland Group plc ("RBSG"), RBS N.V. and RBS Holdings N.V. ("RBS Holdings") (collectively, the RBS Entities) have each filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC) for the offering of securities referenced on this website. Before you invest in any securities, you should read the relevant prospectus in such registration statement and other documents that

have been filed with the SEC for more complete information about the relevant RBS Entities and offerings. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov <http://www.sec.gov/> . Alternatively, RBSG, RBS plc, RBS N.V., RBS Securities Inc. or any dealer participating in the relevant offering will arrange to send you the relevant prospectus and pricing supplements if you request by calling 1-866-747-4332 (toll-free).

Exclusion of Liability

8. These 'Exclusion of Liability' clauses should be read carefully as they exclude or limit our legal liability in connection with your use of this website. Nothing in these Terms and in particular within the 'Exclusion of Liability' clauses shall attempt to exclude liability to the extent it is not permissible under applicable law.

9. We have taken reasonable steps to ensure the accuracy and completeness of the content of this website, including any of the opinions, charts, indicative rates, calculation tools and reports contained in it. This information has been compiled or arrived at by us from sources we believe to be reliable. However, as we will not always control these sources of information, we cannot guarantee their accuracy, completeness, currency, or quality as well as the availability at any time of the data and other information provided on this website. Accordingly, any views, statements or representations provided for on this website do not necessarily reflect our opinion. Any price information is indicative and may be delayed (not real time). We exclude any warranties, undertakings or representations (either express or implied) to the fullest extent permitted under applicable law, that this website, including, without limitation, the functions contained in it, will be updated, the access to it uninterrupted or error-free, that defects will be corrected, or that all or any part of the content or materials or the accuracy, availability or completeness of the content of this website or any part of the content or materials are appropriate or available for use in any jurisdiction. If you use this website from jurisdictions outside of the United States, you are responsible for complying with any applicable local laws. We may discontinue production or updating of the website or any part of it without notice.

10. We accept no liability in contract, tort, negligence, statutory duty or otherwise (to the maximum extent permitted by applicable law) arising out of the use of or access to this website, which includes, without limitation, any errors or omissions contained in it or if the website is unavailable, the act or omission of any other party involved in making this website or the data contained therein available to you, or any other cause relating to your access to, inability to access, or use of the website (including interruptions, deletion of files, viruses, errors, defects, or any failure of performance, communications failure, theft, destruction or unauthorized access), whether or not the circumstances giving rise to such cause may have been within our control or within the control of any of our affiliates (including any member of the RBS Group) or of any vendor providing software or services support. We shall not be liable for any direct or indirect:

* economic losses (including without limitation loss of revenues, data, profits, contracts, use, opportunity, business or anticipated savings);
* loss of goodwill or reputation; or
* direct, special, incidental, consequential, punitive or exemplary losses or damages,

suffered or incurred or arising out of or in connection with your use of this website and these Terms, even if we or any of our affiliates (including any member of the RBS Group) have been advised of the possibility thereof.

The exclusion of liability hereunder is also made for the benefit of directors, employees, agents and representatives of RBS plc, RBS N.V., RBSSI and its affiliates (including members of the RBS Group).

The user agrees to indemnify and hold harmless RBS plc, RBS N.V., RBSSI and its affiliates against any losses, liabilities, claims, demands and costs including all direct, special, incidental, consequential, punitive or exemplary damages (including attorneys' fees) resulting from or arising out of (i) any misuse by the user of this website and (ii) any actions related to the user's use of this website.

11. Access to and use of this website is at the user's own risk and we do not warrant that the use of this website or any material downloaded from it will not cause damage to any property, or otherwise minimize or eliminate the risks associated with the internet including, but not limited to, loss of data, computer virus infection, spyware, malicious software, trojans and worms. Also, we accept no liability in respect of losses or damages arising out of changes made to the content of this website by unauthorized third parties.

12. To provide increased value to users of this website, we may provide links to other websites or resources (that neither we nor any of our affiliates, including members of the RBS Group) maintain and for which we are not responsible) for you to access in your sole discretion. From time to time there may also be other websites or resources (that neither we nor any of our affiliates, including any member of the RBS Group maintain and for which we are not responsible) that may contain links to this website with or without our permission. You acknowledge and agree that, as you have chosen to enter the linked or linking website we are not responsible for the availability of such external sites or resources and that such external sites or resources are not being made available on our behalf by the relevant provider (whether or not we have agreed to the existence of such links to our website), and that we do not review or endorse and shall not be responsible or liable, directly or indirectly, for (i) the privacy practices of such websites, (ii) the content of such websites, including (without limitation) any advertising, content, products, goods or other materials or services on or available from such websites or resources or (iii) the use that others make of these websites or resources, nor for any damage, loss or offence caused or alleged to be caused by, or in connection with, the use of or reliance on any such advertising, content, products, goods or other materials or services available on such external websites or resources.

13. The above limitation or exclusion may not apply to you to the extent that applicable law may not allow the limitation or exclusion of liability for incidental or consequential damages.

14. Unauthorized use of this website is strictly prohibited.

15. You, if you are (a) an agent acting on behalf of a governmental entity, represent that you have the authority to bind the principal and on behalf of such principal, or (b) a governmental entity using this website directly, in each case hereby represent, that the governmental entity has waived to the fullest extent permitted by applicable law, with respect to itself and its revenues and assets (irrespective of their use or intended use), all immunity

on the grounds of sovereignty or other similar grounds from (i) suit, (ii) jurisdiction of any court, (iii) relief by way of injunction, order for specific performance or for recovery of property, (iv) attachment of its assets (whether before or after judgment), and (v) execution or enforcement of any judgment to which it or its revenues or assets might otherwise be entitled in any suit, action or proceedings relating to any transaction that may be effected on any part of this website in the courts of any jurisdiction and has irrevocably agreed, to the extent permitted by applicable law, that it will not claim such immunity in any such suit, action, or proceeding.

Personal Data

16. We may use and share your information with our affiliates (including other members of the RBS Group) worldwide to help us and them:

* assess financial and insurance risks;
* recover debt;
* develop customer relationships, services and systems; or
* prevent and detect crime;

Your information includes information about your transactions.

17. We may also disclose your information to third parties in certain circumstances, such as:

* where we have your permission;
* where we are required or permitted to do so by law or to prevent and detect crime; or
* to other companies who provide a service to us or you where we may transfer rights and obligations under these Terms.

If you would like a copy of the information we hold about you, please write to: The Royal Bank of Scotland plc, 36 St Andrew Square, Edinburgh, EH2 2YB. A fee may be payable.

18. By using this website you consent to us using your personal information for the purposes described above.

USA PATRIOT Act

19. In response to the terrorist attacks on September 11, 2001, the U.S. Congress passed the USA PATRIOT Act. Parts of this Act apply to the financial services industry and require certain financial institutions to request specific information from foreign banks on a "certification" form. Also as part of the USA PATRIOT Act and to assist in the U.S. government's fight against terrorist financing and money laundering, we and our affiliates are required to obtain and verify information about the identity of our clients. Because of this, when you open an account with us or our affiliates, you will be asked for information that will allow us or our affiliates to confirm your identity or the identity of your corporation, partnership or other entity. This process may include a request to see to your driver's license, passport, corporate papers or other identifying documents.

Intellectual Property

20. All intellectual property rights in any part of the world which subsist in the contents of this website and which belong to RBSG, RBS plc, RBS N.V.,

RBSSI or another member of the RBS Group are, except as expressly granted, hereby reserved.

Copyright

21. The contents of this website are protected by copyright. Except as expressly granted, these copyrights belong to RBS plc or another member of the RBS Group. Reproduction in any form of any part of the contents of this website without our prior written consent is prohibited, except for single copies of extracts solely for personal non-commercial purposes.

Trade marks

22. This website contains numerous registered and unregistered trade marks belonging to RBSG, RBS plc, RBS N.V., RBSSI and/or other companies in the RBS Group. These trade marks include, but are not limited to: 'The Royal Bank of Scotland' logo, 'The Royal Bank of Scotland', 'RBS', 'The Royal Bank of Scotland N.V.', and 'RBS N.V.' If you are in doubt as to whether an item is a trade mark of RBS N.V. or RBS plc or a member of the RBS Group, please contact us for clarification at 36 St. Andrew Square, Edinburgh EH2 2YB.

Advice

23. The contents of this website are not intended to, nor do they, provide any financial, investment or professional advice and nothing on the pages of this website shall be regarded as an offer or provision of financial, investment or other professional advice in any way. Access to this website or the retrieval of any information set out on this website by a user does not mean that the user becomes a client of RBSSI, RBS plc, RBS N.V. or of any other member of the RBS Group. You should consider all risks carefully and should obtain advice from your own investment, legal, accounting, tax and other advisors before making any decision to invest in any securities or financial instruments.

24. We or any of our affiliates (including members of the RBS Group) may purchase or sell financial instruments or hold positions (long or short) which relate to or are derived from the ETNs described herein. This may affect the value of the ETNs. The website does not take into account individual investment objectives, the financial situation or particular needs of any individual users. The securities and financial instruments described on this website may not be suitable as an investment instrument for every user. Further, the purchase of these securities and financial instruments may entail risk. Information regarding the performance of a security or financial instrument or of an underlying always relates to the past. Any historic price development in respect of a security or financial instrument or of an underlying does not in any way provide a basis for the projection of the future performance and does not in any way constitute a guarantee of their future performance and price development.

25. The values and prices set out on this website in relation to a particular security or financial instrument or of an underlying may not reflect the value or price available in the respective market at the time a user intends to purchase or sell a particular security or financial instrument. Values and prices set out on this website do not take into account the size of a transaction. Consequently, the size of an ascertained transaction may result in differing values and prices.

26. We do not in any way provide any guarantee, recommendation, representation or warranty regarding (a) the suitability of the securities or other financial instruments presented on the website for the investor; (b) the accounting or fiscal consequences of an investment in the presented securities or financial instruments; (c) the future performance of any securities or financial instruments or of any underlyings; and (d) the notification of restrictions applicable to the users of the website in a timely and accurate manner.

Changes to Website

27. The contents of this website, including these Terms, are subject to change by us without notice and we are not obligated to remove or update any outdated information from this website or to expressly mark it as being outdated. You are reminded that the contents of this website should not be relied upon as up to date or current and should not be used in substitution for the exercise of independent judgment. You should read and consider carefully any disclosures or disclaimers made within this website.

Telephone Calls

28. You, and any person connected to or representing you, accept that all communications (including telephone conversations) between us may be recorded by us. Such recording will be our sole property, and will in the absence of manifest error be conclusive evidence of the communications recorded and may be used as evidence in event of a dispute. If you have made similar recordings they will be accorded similar status.

Internet Communications

29. In order to maintain the security of our systems, protect our staff and detect fraud and other crimes, we reserve the right to monitor all internet communications, including web and email traffic, into and out of our domains. Monitoring includes checks for, but not limited to, viruses and other malignant code, criminal activity, and use or content which is unauthorized as being in breach of our Information Security policies.

30. A 'cookie' is information that a website stores on your computer so that it can remember something about you at a later time. Cookies are commonly used on the internet and do not harm your computer. The cookies on this website are used in conjunction with a Secure Sockets Layer ("SSL") for the purpose of authentication and authorization. Cookies are also used to record the user's access configuration and preferences and to act as a flag to help us recognise when we have already asked you to participate in any on-line market research and to prevent you from being asked to complete the same questionnaire every time that you visit this website. They do not include any personal information that others could read and understand about you, such as your name or account numbers. If you do not want us to use cookies when you visit this website, you can configure your browser not to accept them or opt-out. Please refer to your browser's help facility for further information. Please note, the use of cookies is fundamental to the operation of this website, and that opting out or refusal to accept cookies may affect its operation.

Other Important Information

31. The information and any opinion contained in this website does not constitute an offer to sell or a solicitation or offer to buy any securities or financial instruments or any advice or recommendation with respect to such

securities or financial instruments, or a representation that any investment strategy or security or financial instrument is suitable for you.

32. This website may contain certain "forward looking statements" which can be identified by the use of forward-looking terminology such as "expect", "estimate", "project", "anticipate", "should", "intend", "plan", "probability", "target", "goal", "objective", "will", "endeavour", "outlook", "optimistic", "prospects" and similar expressions or variations on such expressions.

33. Factors that could cause actual results to differ materially from those estimated by the forward-looking statements contained in this website, with respect to securities issued by RBS N.V. and guaranteed by RBS Holdings, or issued by RBS plc and guaranteed by RBSG, or issued or guaranteed by any predecessor entities, include, but are not limited to, general economic conditions in the Netherlands, UK, the United States and in other countries in which we and our affiliates (including companies in the RBS Group) have significant business activities or investments; the monetary and interest rate policies of the Bank of England, the Board of Governors of the Federal Reserve System and other G-7 central banks; unanticipated turbulence in interest rates, foreign currency exchange rates, commodity prices or equity prices; changes in UK or foreign laws, regulations or taxes; changes in competition or pricing environments; natural and other disasters; the inability to hedge certain risks economically; the adequacy of loss reserves; acquisitions or restructurings; technology changes; changes in consumer spending and saving habits; and the success of RBSG, RBS plc, RBS N.V. or other members within RBS Group, as applicable, in managing the risks involved in the foregoing. The risks and uncertainties are discussed in our SEC filings. The forward-looking statements contained in this website speak only as of the date of the related document, and we does not undertake to update any forward looking statement to reflect events or circumstances after the date hereof. For securities of other issuers, refer to the specific risks contained under the heading "Risk Factors" in the relevant offering documents.

34. The information contained in this website is subject to, and must be read in conjunction with, all other publicly available information, including, where relevant, any disclosure document published or filed by RBSG, RBS plc, RBS N.V., RBS Holdings, or any member of the RBS Group. In particular, the terms of any ETNs are governed by applicable documents establishing such terms. In the event of any inconsistency between the information on the website regarding a particular security and the terms specified in, or determined pursuant to, the documents establishing the terms of issue or contract, the terms so specified or determined shall prevail. Any person at any time acquiring any securities must do so only on the basis of such person's own judgment as to the merits and suitability of the securities for such person's purposes and only based on such information as is contained in such public information having taken all such professional or other advice as such person considers necessary or appropriate in the circumstances and not in reliance on the information contained herein. In particular, we do not provide tax advice. Investors should consult their own tax advisors regarding the tax consequences of any securities described in this website. Levels and bases of taxation may change. The information is not tailored for any particular investor and does not constitute individual investment advice.

35. You should consider whether an investment strategy or the purchase or sale of any ETN is appropriate for you in the light of your particular investment needs, objectives and financial circumstances. Questions regarding the

suitability of an investment for your specific financial and tax situation should be referred to your financial and tax advisers. Certain investment strategies and investment products featured on this website may not be available or suitable to all persons.

36. Past performance is no guarantee of future results. Information on this website relating to past performance cannot be relied on as a guide to future performance. The value and income of any products mentioned in this website can fall as well as rise and you may get back less than you invested.

37. The purchase of any securities or financial products described on this website entails risks. In particular, changes in (i) interest and exchange rates, (ii) the credit of an issuer of a security and (iii) the political climate may have a negative effect on the value, price or return of such securities and financial instruments. Unless otherwise stated, any pricing information on this website is indicative only, is subject to change and is not an offer to buy or sell such securities. Unless otherwise stated, any price quoted is exclusive of tax and delivery costs.

38. The financial information published or to be published on this website, or made available or to be made available through this website, is compiled and placed on this website with the greatest of care. Nevertheless, only the original hard-copy English versions of this information shall be regarded as the original version. No rights may be derived from financial information published or to be published on this website, or available or to be made available through this website, including with regard to its accuracy and completeness.

Regulatory Matters

Regulatory Information

39. RBS plc is authorized and regulated by the Financial Services Authority. RBS is entered in the FSA's Register and its Register number is 121882. The FSA's Register can be accessed at www.fsa.gov.uk/register/. The Bank's registered VAT number is GB 243852752. We may be contacted by email at the following address: rbssip@rbos.com.

40. RBS plc subscribes to the Banking Code and Business Banking Code. If you would like a Banking Code or Business Banking Code leaflet ask a member of staff at any branch. Full details of the Code are also available from the British Bankers' Association website <http://www.bba.org.uk/>

41. If you are not satisfied with any of our products or services we have a complaint handling procedure <http://www.rbs.co.uk/global/h/contact-us.ashx> that you can use to resolve such matters.

42. RBS plc is a member of The Financial Ombudsman Service. If you are still not satisfied after following the Bank's procedures, you can ask the Ombudsman to review the complaint.

43. You can find out more about The Financial Ombudsman Service in a leaflet available from any branch or by telephoning the Bank. Alternatively you can write to: Financial Ombudsman Service, South Quay Plaza, 183 Marsh Wall, London E14 9SR or telephone 0845 080 1800.

Australian Residents

44. Persons accessing this website from Australia should note that their access to, and use of, the information, services and products on this website may be prohibited under the Australian Corporations Act 2001 or authorised under RBS' Australian Financial Services Licence. Nothing contained in this website should be interpreted as an authorization to access or use the information, services or products on this website in Australia where such prohibition apply.

United Kingdom

45. The information on the website is presented, or otherwise approved for the purposes of section 21 of the Financial Services and Markets Act 2000 (FSMA), by RBS.

46. The FSA's website www.fsa.gov.uk contains a wide range of information of specific relevance to investors and potential investors resident in the United Kingdom and provides access to the FSA register. Other entities referred to on this website may not be regulated by the FSA and may not have a place of business or provide services in the United Kingdom. As against such entities the regulatory regime governing an investor's rights may be different to that of the United Kingdom. Investors and potential investors may, however, be entitled to similar protection in the jurisdiction in which the relevant entity is organised or resident.

General Information

Enforceability

47. In the event any provision of these Terms is held unenforceable, it will not affect the validity and enforceability of the remaining provisions and will be replaced by an enforceable provision that comes the closest to the intention underlying the unenforceable provision.

Governing Law

48. These Terms are governed by the laws of the State of New York, United Sates of America and any dispute regarding this website shall be subject to the exclusive jurisdiction of the state and federal courts located in the City, State and County of New York.

Notice to Customers

49. To help the U.S. government fight the funding of terrorism and money laundering activities, all financial institutions are required by law to obtain, verify and record information that identifies each individual or entity that opens an account.